EXECUTION VERSION

Dated 12 February, 2019
Multicurrency Revolving Facility Agreement
€200,000,000

between
Avon International Capital p.l.c.
as Original Borrower
Avon Products, Inc.
as Parent
Citigroup Global Markets Limited, Goldman Sachs Bank USA, Barclays Bank PLC and Bank of America, N.A.
as Mandated Lead Arrangers and Bookrunners
Credit Suisse AG, Cayman Islands Branch
as Mandated Lead Arranger
Citigroup Global Markets Limited
as Co-ordinator
Citibank Europe plc, UK Branch
as Agent
and

Citibank, N.A., London Branch
as Common Security Agent

White & Case LLP
5 Old Broad Street
London EC2N 1DW

1.	Definitions and Interpretation	1
2.	The Facility	34
3.	Purpose	38
4.	Conditions of Utilisation	39
5.	Utilisation ‑ Loans	41
6.	Utilisation ‑ Letters of Credit	42
7.	Letters of Credit	47
8.	Optional Currencies	52
9.	Ancillary Facilities	53
10.	Repayment	60
11.	Illegality, Voluntary Prepayment and Cancellation	61
12.	Mandatory Prepayment and Cancellation	64
13.	Restrictions	64
14.	Interest	66
15.	Interest Periods	67
16.	Changes to the Calculation of Interest	68
17.	Fees	70
18.	Tax Gross Up and Indemnities	73
19.	Increased Costs	86
20.	Other Indemnities	88
21.	Mitigation by the Lenders	90
22.	Costs and Expenses	91
23.	Guarantee and Indemnity	92
24.	Representations	99
25.	Information Undertakings	105
26.	Financial Covenants	108
27.	General Undertakings	108
28.	Events of Default	111
29.	Changes to the Lenders	116
30.	Changes to the Obligors	125
31.	Role of the Agent, the Arranger, the Issuing Bank and Others	130
32.	Conduct of Business by the Finance Parties	142
33.	Sharing among the Finance Parties	142
34.	Payment Mechanics	145
35.	Set‑Off	150
(i)

(ii)

(iii)

This Multicurrency Revolving Facility Agreement is dated 12 February 2019 and made
Between:
(1)	Avon Products, Inc. a New York corporation (“API” and the “Parent”);
(2)	Avon International Capital p.l.c., a public limited company, (the “Original Borrower”);
(3)	The Subsidiaries of the Parent listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the “Original Guarantors”);
(4)	Citigroup Global Markets Limited as co-ordinator (the “Co-ordinator”);
(5)	Citigroup Global Markets Limited, Goldman Sachs Bank USA, Barclays Bank PLC and Bank of America, N.A. as mandated lead arrangers and bookrunners;
(6)
Credit Suisse AG, Cayman Islands Branch as mandated lead arranger (whether acting individually or together with the other mandated lead arrangers and bookrunners, and together with the Co-ordinator, (the “Arranger”);

(7)	The Financial Institutions listed in Part 2 of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);
(8)	Citibank Europe plc, UK Branch as agent of the other Finance Parties (the “Agent”);
(9)	Citibank, N.A., London Branch as security trustee for the Secured Parties (the “Common Security Agent”); and
(10)	Bank of America, N.A. (the “Original Issuing Bank”).
It is agreed as follows:
Section 1
 Interpretation
1.	Definitions and Interpretation
1.1	Definitions
In this Agreement:
“Acceptable Bank” means a bank or financial institution which is authorised by a financial services regulator and holds a minimum rating for its long‑term unsecured and non credit‑enhanced debt obligations of BBB- or Baa3 (as applicable) or higher by at least two of Standard & Poor’s Rating Services, Fitch Ratings Ltd and by Moody’s Investors Service Limited.
“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed) (in each case as may be amended in accordance with Schedule 10 (Agreed Security Principles)) or in any other form agreed by the Parent and the Agent (each acting reasonably)

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 30 (Changes to the Obligors).
“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 30 (Changes to the Obligors).
“Additional Obligor” means an Additional Borrower or an Additional Guarantor.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Agent’s Spot Rate of Exchange” means the spot rate of exchange displayed by ICE Data Services or any other commercially available spot rate of exchange selected by the Agent and agreed by the Parent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.
“Agreed Security Principles” means the principles set out in Schedule 10 (Agreed Security Principles).
“AIO” means Avon International Operations, Inc. a company incorporated under the laws of Delaware with company number 0911891.
“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period.
“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.  For the avoidance of doubt, in the context of an Ancillary Facility which is a Multi-account Overdraft, the maximum Base Currency Amount which is available shall be the Designated Net Amount in respect thereof.
“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.
“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).
“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities)

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:
(a)	the principal amount under each overdraft facility and on‑demand short term loan facility (net of any Available Credit Balance);
(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and
(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.
“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to Section 1.1(a) of Schedule 13 (Additional Afirmitive Restrictive Covenants).
“Anti‑Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Availability Period” means the period from and including the date of this Agreement to and including the date falling one Month prior to the Termination Date.
“Available Commitment” means a Lender’s Commitment minus (subject as set out below):
(a)	the Base Currency Amount of its participation in any outstanding Utilisations and the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments; and
(b)
in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made on or before the proposed Utilisation Date and the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation, the following amounts shall not be deducted from that Lender’s Commitment:
(i)	that Lender’s participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and
(ii)	that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.
“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.
“Available Facility” means, the aggregate for the time being of each Lender’s Available Commitment.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation13 as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of or in relation to its balance sheet or capital base or any part of it or its liabilities or minimum regulatory capital or any combination thereof, including, without limitation, the UK bank levy as set out in the Finance Act 2011, the French taxe bancaire de risque systémique levied pursuant to Article 235 ter ZE of the French tax code (Général des Impȏts), the German bank levy as set out in the German Restructuring Fund Act 2010 (as amended), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012 or in respect of any tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism established by EU Regulation n 806/2014 of July 15, 2014 which has been enacted or which has been formally announced as proposed as at the date of this Agreement or (if applicable) in respect of any New Lender, as at the date that New Lender accedes as a New Lender to this Agreement.
“Base Currency” means euro.

“Base Currency Amount” means:
(a)
in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.8 (Revaluation of Letters of Credit); and

(b)
in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Parent pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.
“Benefit Arrangement” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Lender pursuant to Clause 9.9 (Affiliates of Borrowers).
“Break Costs” means the amount (if any) by which:
(a)
the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:
(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and:
(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Da
“Cash Management Bank” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Cash Management Services Agreements” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“CEA Swap Obligation” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Change of Control” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Charged Property” means all of the assets from time to time that are, or are expressed to be, the subject of the Transaction Security.
“Closing Date” means the date of this Agreement.
“Code” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Collateral Documents” means, as used in the Existing First-Lien Intercreditor Agreement, the Pari Passu Creditor Only Security Documents (as defined in the Intercreditor Agreement).
“Commitment” means:
(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Schedule 1Part 2 of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)
in relation to any entity listed as an Increase Lender in an Increase Confirmation, the amount in the Base Currency specified as being assumed by that entity as a “Commitment” and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(c)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
“Commodity Exchange Act” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Compliance Certificate” has the meaning given to that term in Schedule 15 (New York Law Definitions)
“Confidential Information” means all information relating to the Parent, any Obligor, the Group, any member of the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)	the Parent, any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Parent, any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:
(c)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidential Information); or
(B)	is identified in writing at the time of delivery as non‑confidential by the Parent, any member of the Group or any of its advisers; or
(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Parent, the Group or any member thereof and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as at the date hereof or in any other form agreed between the Parent and the Agent, and in any case capable of being relied upon by, and not capable of being materially amended without the consent of, the Parent.
“Consolidated EBITDA” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Consolidated Net Tangible Assets” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“CTA” means the Corporation Tax Act 2009
“Debt” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Declared Default” means an Event of Default in respect of which a notice of acceleration has been served pursuant to paragraph 28.8(b), 28.8(d) or 28.8(f) of Clause 28.8 (Acceleration).

“Default” means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default), (excluding Clauses 28.8 (Acceleration) and 28.9 (Automatic Acceleration)), which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied.
“Defaulting Lender” means any Lender:
(a)
which has failed to make its participation in a Loan available or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ Participation) or which has failed to provide cash collateral (or has notified the Issuing Bank or the Parent (which has notified the Agent) that it will not provide cash collateral) in accordance with Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover);

(b)	which has otherwise rescinded or repudiated a Finance Document or expressly stated an intention to do so; or
(c)
which is an Issuing Bank which has failed to issue a Letter of Credit (or has notified the Agent or the Parent (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 6.5 (Issue of Letters of Credit) or which has failed to pay a claim (or has notified the Agent or the Parent (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.2 (Claims under a Letter of Credit); or

(d)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraphs (a) and (c) above:
(i)	its failure to pay, or to issue a Letter of Credit, is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and
payment is made within three Business Days of its due date; or
(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
“Delegate” means any delegate, agent, attorney or co‑trustee appointed by the Common Security Agent
“Delaware Divided LLC” has the meaning given to that term in Schedule 15 (New York Law Definitions).

“Delaware LLC Division” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Designated Gross Amount” means the amount notified by the Parent to the Agent upon the establishment of a Multi‑account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi‑account Overdraft
“Designated Net Amount” means the amount notified by the Parent to the Agent upon the establishment of a Multi‑account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi‑account Overdraft.
“Disqualified Institution” means each entity appearing on the list of disqualified lender institutions delivered or to be delivered by the Parent to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent), as such list may be amended, updated and supplemented from time to time in accordance with paragraph (c) of Clause 29.2 (Parent Consent) of this Agreement and to the extent any name on such list does not refer to a specific legal entity but to a generic general description of any group, any person which falls within that group that is clearly identifiable on the basis of such entity’s name), and, in each case, any Affiliate or Related Fund (as applicable) of any such entity that is clearly identifiable on the basis of such entity’s name, provided that to the extent any entity is designated on the list (or designated on the list pursuant to paragraph (c) of Clause 29.2 (Parent Consent) of this Agreement) as an “industrial competitor”, for the purposes of this definition, such entity’s Affiliates and Related Funds shall not be “Disqualified Institutions” to the extent (and only to the extent) that such Affiliates and Related Funds are entities whose principal business is arranging, underwriting or investing in debt in circumstances where such entity is (a) acting on the other side of appropriate information barriers implemented or maintained as required by law, regulation or internal policy from the entity which otherwise would constitute an industrial competitor and (b) has separate personnel responsible for its interests under the Finance Documents and such personnel are independent from its interests as an industrial competitor and no information provided under the Finance Documents is disclosed or otherwise made available to any personnel responsible for its interests as an industrial competitor.
“Disruption Event” means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems‑related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent.
“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:
(a)	air (including, without limitation, air within natural or man‑made structures, whether above or below ground);
(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and
(c)	land (including, without limitation, land under water).
“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.
“Environmental Law” means any applicable law or regulation which relates to:
(a)	the pollution or protection of the Environment;
(b)	the conditions of the workplace; or
(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Equity Interests” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“ERISA” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“ERISA Group” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“EURIBOR” means, in relation to any Loan in euro:
(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or
(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 28 (Events of Default) (excluding Clauses 28.8 (Acceleration) and 28.9 (Automatic Acceleration)) or in Schedule 14 (Additional Event of Default).
“Excluded Assets” has the meaning given to that term in Schedule 15 (New York Law Definitions)
“Excluded Equity Interests” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Excluded Subsidiary” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Excluded Swap Obligations” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Existing 2020 Notes” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Existing 2022 Notes” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Existing First Lien Intercreditor Agreement” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Expiry Date” means, for a Letter of Credit, the last day of its Term.
“Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facility).
“Facility Office” means:
(a)
in respect of a Lender or Issuing Bank, the office or offices notified by that Lender or Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
“Fallback Interest Period” means one week.
“FATCA” means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:
(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)
in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter” means:
(a)
any letter or letters dated on or about the date of this Agreement between the Arranger and the Parent (or the Agent and the Parent or the Common Security Agent and the Parent) setting out any of the fees referred to in Clause 17 (Fees); and

(b)
any agreement setting out fees payable to a Finance Party referred to in paragraph (f) of Clause 2.2 (Increase), Clause 17.6 (Fees Payable in Respect of Letters of Credit) or Clause 17.7 (Interest, Commission and Fees on Ancillary Facilities) or under any other Finance Document.

“Finance Document” means this Agreement, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Increase Confirmation, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Parent.
“Finance Party” means the Agent, the Arranger, the Common Security Agent, a Lender, the Issuing Bank or any Ancillary Lender.
“Financial Year” means the annual accounting period of the Restricted Group ending on or about 31 December in each year.
“Financial Half Year” means the semi-annual accounting period of the Restricted Group ending on or about 30 June or 31 December in each year.
“First Lien Net Leverage Ratio” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 16.3 (Cost of Funds).

“General Security Agreement” means, as used in the Existing First Lien Intercreditor Agreement, the US General Security Agreement.
“Gross Outstandings” means, in relation to a Multi‑account Overdraft, the Ancillary Outstandings of that Multi‑account Overdraft but calculated on the basis that the words “(net of any Available Credit Balance)” in paragraph (a) of the definition of “Ancillary Outstandings” were deleted.
“Group” means Parent and each of its Subsidiaries from time to time.
“Guarantee Company” means, other than any Excluded Subsidiary:
(a)	each wholly owned Restricted Subsidiary of the Parent that is a Material Company organised under the Laws of the United States of America, any state thereof or the District of Columbia; and
(b)	each wholly owned Restricted Subsidiary of the Company that is a Material Company incorporated under the laws of England and Wales.
“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors).
“Historic Screen Rate” means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than five days before the Quotation Day.
“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.
“Impaired Agent” means the Agent at any time when:
(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)	the Agent otherwise rescinds or repudiates a Finance Document;
(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or
(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;
unless, in the case of paragraph (a) above:
(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and
payment is made within three Business Days of its due date; or
(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation) or in any other form agreed by the Parent and the Agent (each acting reasonably).
“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase
“Incremental Facility Commitment” means the amount in the Base Currency set out in the relevant Increase Confirmation.
“Incremental Equivalent Debt” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Incremental Increase Cap” at any time means:
(a)	(i)	the greater of:
(A)	the euro equivalent determined at the date of the relevant Incremental Confirmation of USD 500,000,000; and
(B)	75% of Consolidated EBITDA for the then most recently ended Test Period (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction); plus
(ii)
the aggregate amount of all Commitments cancelled pursuant to Clause 11.3 (Voluntary Cancellation) since the date of this Agreement (excluding any such Commitments cancelled but subsequently reinstated under Clause 2.2 (Increase) in reliance of this paragraph (a)(ii) of this definition); less

(b)	the amount of Incremental Equivalent Debt outstanding as at such time.
“Information Package” means each of the following documents:
(a)
the document titled “Transformation Plan 3 year Forecast” circulated to the Original Lenders in December 2018 (and for the purposes of this Agreement, such document shall be deemed dated December 2018); and

(b)
the document titled “Transformation Plan - Phased Forecast” circulated to the Original Lenders in January 2019 (and for the purposes of this Agreement, such document shall be deemed dated January 2019).

“Initial Test Date” means 31 December, 2019.
“Insolvency Event” in relation to an entity means that the entity:
(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding‑up or liquidation; or
(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding‑up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (c) above; or
(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
"Intellectual Property" means any applications for and registrations of patents, trade marks and design rights.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the same date as this Agreement and made between, among others, the Parent, the Debtors (as defined in the Intercreditor Agreement), Citibank, N.A., London Branch as Common Security Agent, Citibank Europe plc, UK Branch as senior agent, the Lenders (as Revolving Lenders), the Arranger (as Arrangers) and the Ancillary Lenders (as Revolving Lenders).
“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default Interest).
“Interpolated Historic Screen Rate” means, in relation to any Loan, the rate which results from interpolating on a linear basis between:
(a)	the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)	the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for the currency of that Loan and each of which is as of a day which is no more than two days before the Quotation Day.
“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan.
“Investment” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Issuing Bank” means:
(a)	the Original Issuing Bank; and
(b)	any Lender which has become a Party as an “Issuing Bank” pursuant to Clause 6.9 (Appointment of Additional Issuing Banks),
(and if there is more than one such Issuing Bank, such Issuing Banks shall be referred to, whether acting individually or together, as the “Issuing Bank”) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Issuing Bank” shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.
“ITA” means the Income Tax Act 2007.

“L/C Proportion” means in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the Available Facility immediately prior to the issue of that Letter of Credit.
“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 30 (Changes to the Obligors).
“Legal Reservations” means:
(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation, liquidation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non‑payment of UK stamp duty may be void and defences of set‑off or counterclaim;

(c)
the effect that a Transaction Security Document may not be legal, valid, binding or enforceable or create the Security it purports to create, other than under the laws of the jurisdiction by which such Transaction Security Document is governed;

(d)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
(e)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.
“Lender” means:
(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Lenders),
which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.
“Letter of Credit” means:
(a)	each Pre-issued Letter of Credit;
(b)
a letter of credit, substantially in the form set out in Schedule 9 (Form of Letter of Credit) or in any other form requested by the Parent and agreed by the Issuing Bank with (such consent not to be unreasonably withheld or delayed); or

(c)	any guarantee, indemnity or other instrument in a form requested by a Borrower (or the Parent on its behalf) and agreed by the Issuing Bank (such consent not to be unreasonably withheld or delayed).

“LIBOR” means, in relation to any Loan:
(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or
(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
“Lien” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.
“Limited Condition Transaction” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Limited Condition Transaction Provisions” has the meaning given to that term in Schedule 16 (Pro Forma Calculations; Certain Rules of Construction).
“LMA” means the Loan Market Association.
“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
“Loan to Own Investor” means any person who as the primary purpose of its business engages in investment strategies that include the purchase of loans or other debt securities with the intention of owning the equity or gaining control of a business (directly or indirectly).
“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66.66 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.66 per cent. of the Total Commitments immediately prior to that reduction).
“Margin” means 2.25 per cent. per annum but if:
(a)	no Event of Default has occurred and is continuing; and
(b)	the Total Net Leverage Ratio in respect of the most recently completed Test Period is within a range set out below, then the Margin will be the percentage per annum set out below in the column opposite that range:
Total Net Leverage Ratio	Margin % p.a.
Equal to or greater than 4.00:1	3.00
Less than 4.00:1 but equal to or greater than 3.50:1	2.75

Less than 3.50:1 but equal to or greater than 3.00:1	2.50
Less than 3.00:1 but equal to or greater than 2.00:1	2.25
Less than 2.00:1 but equal to or greater than 1.00:1	2.00
Less than 1.00:1	1.75
However:
(i)
any increase or decrease in the Margin for a Loan shall take effect on the date (the “reset date”) which is 5 Business Days after receipt by the Agent of the Compliance Certificate for that Test Period pursuant to Section 1.1(c) of Schedule 13 (Additional Affirmative Covenants);

(ii)
if, following receipt by the Agent of the Compliance Certificate related to the relevant Annual Financial Statements, that Compliance Certificate does not confirm the basis for an adjusted Margin or demonstrates that the Margin should have been varied when it has not been, then paragraph (b) of Clause 14.2 (Payment of Interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised Total Net Leverage Ratio calculated using the figures in that Compliance Certificate;

(iii)	while an Event of Default is continuing, the Margin shall be the highest percentage per annum set out above; and
(iv)	for the purpose of determining the Margin, Total Net Leverage Ratio and Test Period shall be determined in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction).
“Material Adverse Effect” means a material adverse effect on:
(a)
the business assets or financial condition of the Restricted Group taken as a whole (excluding any prospective breach of Section 11 of Schedule 12 (Restrictive Covenants) which prospective breach alone shall not constitute a Material Adverse Effect or a Default); or

(b)	the ability of any Obligor to perform its payment obligations under the Finance Documents; or
(c)
subject to the Legal Reservations and Perfection Requirements, the validity or enforceability of any Security granted or purporting to be granted pursuant to any of, the Finance Documents in any way which is materially adverse to the interests of the Lenders under the Finance Documents taken as a whole, and which, if capable of remedy, is not remedied within 20 Business Days of the earlier of the Parent becoming aware of the issue or being given notice of the issue by the Agent.

“Material Company” means, at any time:
(a)	an Obligor; or
(b)
a Restricted Subsidiary of the Parent (a) whose total assets are equal to or greater than 5.0% of Total Assets at the last day of the most recently ended Test Period or (b) whose gross revenues are equal to or greater than 7.5% of the consolidated gross revenues of Parent and its Restricted Subsidiaries.

Compliance with the conditions set out in paragraph (b) above shall be determined by reference to the most recent Annual Financial Statements taken together with the relevant Compliance Certificate supplied by the Parent and/or the latest annual audited financial statements of that Restricted Subsidiary (consolidated in the case of a Restricted Subsidiary which itself has Restricted Subsidiaries) and the latest annual audited consolidated financial statements of the Restricted Group.
A certification (with sufficiently detailed reporting) by the Parent that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.
For the purpose of this definition of Material Company, “total assets” and “gross revenues” shall be determined in accordance with US GAAP.
“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and
The above rules will only apply to the last Month of any period.
“Multi‑account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.
“Multiemployer Plan” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Net Outstandings” means, in relation to a Multi‑account Overdraft, the Ancillary Outstandings of that Multi‑account Overdraft.
“New Lender” has the meaning given to that term in Clause 29 (Changes to the Lenders).

“Non‑Acceptable L/C Lender” means a Lender which:
(a)	is not an Acceptable Bank (other than a Lender which each Issuing Bank has agreed is acceptable to it notwithstanding that fact);
(b)	is a Defaulting Lender; or
(c)
has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 31.11 (Lenders’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (i) and (ii) of the definition of “Defaulting Lender”.

“Non‑Consenting Lender” has the meaning given to that term in Clause 40.7 (Replacement of Lender).
“Non-UK Qualifying Lender” has the meaning given to that term in Clause 18 (Tax Gross Up and Indemnities).
“Obligor” means a Borrower or a Guarantor.
“Obligors’ Agent” means the Parent, appointed to act on behalf of itself and each other Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).
“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions Relating to Optional Currencies).
“Original Financial Statements” means the annual audited accounts of the Parent for the fiscal period ending 31 December, 2017 as filed with the SEC in the Parent’s annual report on Form 10-K.
“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be).
“Original Obligor” means an Original Borrower or an Original Guarantor.
“Other Obligations” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Other Obligations Bank” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Party” means a party to this Agreement.
“Patriot Act” has the meaning given to that term in Schedule 15 (New York Law Definitions).

“PBGC” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Perfection Requirements” means the making or the procuring of the necessary registrations, filing, endorsements, notarisation, stampings and/or notifications of the Transaction Security Documents and/or the Transaction Security created thereunder necessary for the validity and enforceability thereof.
“Permitted Gross Outstandings” means, in relation to a Multi‑account Overdraft, any amount, not exceeding its Designated Gross Amount, which is the amount of the Gross Outstandings of that Multi‑account Overdraft.
“Permitted Tax Restructuring” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Plan” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Pre-issued Letters of Credit” means each letter of credit designated by the Original Issuing Bank, the Agent and the Parent as a “Pre-issued Letter of Credit” on or prior to the date of this Agreement.
“Pro Forma Basis” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Qualified ECP Guarantor” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Quotation Day” means, in relation to any period for which an interest rate is to be determined:
(a)	(if the currency is sterling) the first day of that period; or
(b)	(if the currency is euro) two TARGET Days before the first day of that period;
(c)	(if the currency is dollars), two Business Days before the first day of that period; or
(d)	(for any other currency), three Business Days before the first day of that period,
(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
“Refinance” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Related Fund” means, in relation to a trust, fund or other entity, another trust, fund or other entity which:
(a)	is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; and

(b)	is owned and managed by the same person as the first trust, fund or other entity and has substantially the same investment profile and strategy as the first trust, fund or other entity.
“Relevant Jurisdiction” means, in relation to an Obligor:
(a)	its Original Jurisdiction; and
(b)	any jurisdiction where it conducts a material part of its business.
“Relevant Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.
“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).
“Repeating Representations” means each of the representations set out in Clause 24.2 (Status) to 24.5 (Power and Authority) (inclusive), 24.6(a) (Validity and Admissibility in Evidence), Clause 24.7 (Governing Law and Enforcement), Clause 24.20 (Centre of Main Interests and Establishments) and Clause 24.24 (Investment Company Act).
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Required Security” means with respect to any Guarantee Company:
(a)	all of the Equity Interests (excluding any Excluded Equity Interests) directly owned by such Guarantee Company in any other Guarantee Company; and
(b)	all of the Equity Interests (excluding any Excluded Equity Interests) directly owned by such Guarantee Company in any other wholly owned Restricted Subsidiary; and
(c)	all of such Guarantee Company’s material assets as are listed as assets over which security is to be taken in paragraph 4 of Schedule 10 (Agreed Security Principles).
“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
“Restricted Collateral Secured Obligations” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Restricted Group” means the Group excluding the Unrestricted Subsidiaries.
“Restricted Sale/Leaseback Attributable Debt” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Restricted Subsidiary” means a Subsidiary of Parent other than an Unrestricted Subsidiary.

“Rollover Loan” means one or more Loans:
(a)	made or to be made on the same day that:
(i)	a maturing Loan is due to be repaid; or
(ii)
a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met or payment of any other amount by a Borrower or the Parent under Clause 7 (Letters of Credit) is to be made or payment of outstandings under an Ancillary Facility is due to be met;

(b)
the aggregate amount of which is equal to or less than the amount of the maturing Loan or the relevant claim in respect of that Letter of Credit or relevant other payment under Clause 7 (Letters of Credit) or relevant outstandings in respect of that Ancillary Facility;

(c)
in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a Currency) or the relevant claim in respect of that Letter of Credit or relevant other payment under Clause 7 (Letters of Credit) or relevant outstandings in respect of that Ancillary Facility; and

(d)	made or to be made to the same Borrower for the purpose of:
(i)	refinancing that maturing Loan; or
(ii)	satisfying the relevant claim in respect of that Letter of Credit or other payment under Clause 7 (Letters of Credit); or
(iii)	repaying outstandings under an Ancillary Facility.
“Sanctions” means economic or financial sanctions, or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” means (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom, or (v) the respective governmental institutions of any of the foregoing including, without limitation, OFAC, the U.S. Department of State, and Her Majesty’s Treasury.
“Scheduled 2023 Preferred Dividend” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Screen Rate” means:
(a)
in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen  or any replacement Thomson Reuters page which displays that rate); and

(b)	in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.  Without prejudice to Clause 40.5 (Replacement of Screen Rate), if such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after agreement with the Parent.
“Secured Hedge Agreement” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Secured Hedge Bank ” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate provided that, for purposes of the Existing First Lien Intercreditor Agreement only, the term “Secured Parties” means the Pari Passu Creditor Only Secured Parties under, and as defined in, the Intercreditor Agreement.
“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Separate Loans” has the meaning given to that term in Clause 10.1 (Repayment of Loans).
“Solvency Certificate” means a certificate substantially in the form set out in Schedule 17 (Form of Solvency Certificate) (or in any other form agreed by the Parent and the Agent (each acting reasonably)).
“Solvent” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Specified Time” means a day or a time determined in accordance with Schedule 8 (Timetables).
“Subsidiary” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 80% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80% of the Total Commitments immediately prior to that reduction).
“TARGET2” means the Trans‑European Automated Real‑time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.
“Termination Date” means the earlier of:
(a)	the date falling 3 years after the Closing Date; and
(b)
the date falling 91 days prior to the final scheduled maturity date of the Existing 2020 Notes (or any Permitted Pari Passu 2020 Note Refinancing Debt in respect thereof incurred pursuant to Section 3.1(u) of Schedule 12 (Restrictive Covenants)) if, on such 91st day, the Existing 2020 Notes (or such Permitted Pari Passu 2020 Note Refinancing Debt) have not been redeemed, repaid, discharged, defeased or otherwise refinanced in full.

“Test Period” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Total Assets” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Total Commitments” means the aggregate of the Commitments, being €200,000,000 at the date of this Agreement.
“Total Net Leverage Ratio” has the meaning given to that term in Schedule 15 (New York Law Definitions).
“Transaction Security” means the Security created or expressed to be created in favour of the Common Security Agent pursuant to the Transaction Security Documents.
“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in paragraph 2(d) of Part 1 of Schedule 2 (Conditions Precedent to Signing of the Agreement) and any document required to be delivered to the Agent under paragraph 14 of Part 2 of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor) together with any other document entered into by any Obligor creating or expressed to create any Transaction Security.
“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.
“Transfer Date” means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Qualifying Lender” has the meaning given to that term in Clause 18 (Tax Gross Up and Indemnities).
“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.
“Unrestricted Subsidiary” has the meaning given to such term in Schedule 15 (New York Law Definitions).
“US” means the United States of America.
“US Borrower” means a Borrower that is incorporated or organised under the laws of the United States of America, any state or territory thereof or the District of Columbia.
“US GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the US GAAP Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that any determination of US GAAP as used in this Agreement shall be subject to the provisions of Section 2.1 of Schedule 16 (Pro Forma Calculations; Certain Rules of Construction).
“US General Security Agreement” means the General Security Agreement, dated on or about the date of this Agreement, between, amongst others, API, each other US Guarantor from time to time party thereto and Citibank, N.A., London Branch, as Common Security Agent for the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“US Guarantor” means a Guarantor that is incorporated or organised under the laws of the United States of America or any state or territory thereof or the District of Columbia.
“US Obligor” means an Obligor that is incorporated or organised under the laws of the United States of America, any state or territory thereof or the District of Columbia.
“US Tax Obligor” means:
(a)	a Borrower which is resident for tax purposes in the US; or
(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
“Utilisation” means a Loan or a Letter of Credit.
“Utilisation Date” means the date of a Utilisation, being the date on which a Loan is to be made or the relevant Letter of Credit is to be issued.
“Utilisation Request” means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests and Notices) or in any other form agreed by the Parent and the Agent (acting reasonably).

“VAT” means:
(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:
(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.
1.2	Construction
(a)	Unless a contrary indication appears (and subject to Clause 1.6 (Defined terms in Schedules and Construction)), a reference in this Agreement to:
(i)
the “Agent”, the “Arranger”, any “Finance Party”, any “Issuing Bank”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Common Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Common Security Agent, any person for the time being appointed as Common Security Agent or Common Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Agent;
(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(v)	a “group of Lenders” includes all the Lenders;
(vi)
“guarantee” means (other than in Clause 23 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness (but for the avoidance of doubt shall not include any letter of comfort issued by a member of the Group to a third party to confirm an intention to support the ongoing business and operations of another member of the Group or any similar such arrangement and which does not entitle the beneficiary thereof to make a claim against the member of the Group entering into such letter of comfort or other arrangement);

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(viii)	the “Interest Period” of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit;
(ix)	a Lender’s “participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;
(x)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having force of law which are binding or customarily complied with) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self‑regulatory or other authority or organisation;

(xii)	a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;
(xiii)	a provision of law is a reference to that provision as amended or re‑enacted; and
(xiv)	a time of day is a reference to London time.
(b)	The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
(c)	The awareness of the Parent or any member of the Group shall be limited to the actual awareness of the Parent or that member of the Group at the relevant time.
(d)
Where a person (the “first person”) is required to “ensure” or “procure” certain acts or circumstances in relation to any other person (the “second person”) and the first person owns less than 75 per cent. of the equity in the second person and the balance of the equity is not owned by one or more Affiliates of the first person, the first person shall only be obliged to use its reasonable efforts, subject to all limitations and restrictions on the influence it may exercise as a parent or shareholder over the second person, pursuant to any agreement with the other shareholders or pursuant to any applicable law which requires the consent of the other shareholders, and its obligation to ensure or procure shall not be construed as a guarantee for such acts or circumstances.

(e)	Section, Clause and Schedule headings are for ease of reference only.
(f)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(g)
References to any matter or circumstance being “permitted” under this Agreement or any other Finance Document shall include references to such matter or circumstance not being prohibited or having been approved by the requisite percentage of Lenders and other Finance Parties under this Agreement or such other Finance Document.

(h)
A Borrower providing “cash cover” for a Letter of Credit or an Ancillary Facility means a Borrower paying an amount in the currency of the Letter of Credit (or, as the case may be, Ancillary Facility) to an interest‑bearing account in the name of the Borrower and the following conditions being met:

(i)	the account is with the Common Security Agent (or an Acceptable Bank acceptable to the Parent) or with the Issuing Bank or Ancillary Lender for which that cash cover is to be provided;
(ii)
subject to paragraph (b) of Clause 7.6 (Regulation and Consequences of Cash Cover Provided by Borrower), until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility; and

(iii)
the Borrower has executed a security document over that account, in form and substance satisfactory to the Finance Party with which that account is held, creating a first ranking security interest over that account.

(i)	A Default and an Event of Default is “continuing” if it has not been remedied or waived.
(j)	A Borrower “repaying” or “prepaying” a Letter of Credit or Ancillary Outstandings means:
(i)	that Borrower providing cash cover for that Letter of Credit or in respect of the Ancillary Outstandings;
(ii)	the maximum amount payable under the Letter of Credit or Ancillary Facility being reduced or cancelled in accordance with its terms;
(iii)	the Issuing Bank or Ancillary Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility; or
(iv)
in the case of a Letter of Credit, a bank or financial institution with a long term credit rating from Moody’s, S&P or Fitch at least equal to that of the Issuing Bank in respect of that Letter of Credit (or such other rating acceptable to the Issuing Bank) having issued a guarantee, indemnity, counter indemnity or similar assurance reasonably acceptable to the Issuing Bank and the Agent, against financial loss in respect of amounts due under that Letter of Credit; or

(v)	the Issuing Bank or Ancillary Lender (in each case, acting reasonably) being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility,
(and a “repayment” or “prepayment” of and “repaid” or “prepaid” in relation to a Letter of Credit or Ancillary Outstandings shall be construed accordingly) and the amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (iv) above is the amount of the relevant cash cover, reduction or cancellation.
(k)	An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility.
(l)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.
(m)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.
(n)
An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time (ignoring any cash cover provided).

(o)	A Borrower’s obligation on Utilisations becoming “due and payable” includes the Borrower repaying any Letter of Credit in accordance with paragraph (i) above.
(p)	A reference to “euro equivalent” shall be construed as a reference to the amount in the relevant currency which could be purchased with that amount in “euro” at the Agent’s Spot Rate of Exchange.
(q)	A reference to the “Incremental Increase Cap” and the calculation of the First Lien Net Leverage Ratio in Clause 2.2(b)(ii)(B) (Increase) shall be interpreted in accordance with New York law.
1.3	Currency Symbols and Definitions
“$”, “USD”, “US$” and “dollars” denote the lawful currency of the United States of America, “£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom and “€”, “EUR” and “euro” denote the single currency of the Participating Member States.
1.4	Third Party Rights
(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)
Subject to paragraph (a) of Clause 40.4 (Other Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Personal liability
Where any natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the parties to the Finance Documents pursuant to any provision thereof and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect save where such individual acted fraudulently in giving such certificate, other document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law).
1.6	Defined terms in Schedules and Construction
For the purposes of Schedule 12 (Restrictive Covenants), Schedule 13 (Additional Affirmative Covenants), Schedule 14 (Additional Events of Default), Schedule 15 (New York Law Definitions), Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) and Schedule 17 (Form of Solvency Certificate):
(a)	capitalised words and expressions used in those schedules shall have the meaning ascribed to them in those Schedules save that if a capitalised word or expression is not given a meaning in it shall be given the meaning ascribed to it in Clause 1.1 (Definitions) or elsewhere in this Agreement; and
(b)	unless a contrary indication appears, the rules of construction set out in Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) shall apply to those schedules.
1.7	Contractual recognition of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 2
 The Facility
2.	The Facility
2.1	The Facility
(a)	Subject to the terms of this Agreement, the Lenders make available a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Commitments.
(b)	The Facility will be available to all the Borrowers.
(c)	Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Commitment available to any Borrower as an Ancillary Facility.
2.2	Increase
(a)	The Parent may:
(i)	by giving prior notice to the Agent by no later than the date falling 45 Business Days after the effective date of a cancellation of:
(A)	the Available Commitments of a Defaulting Lender in accordance with Clause 11.6 (Right of Cancellation in Relation to a Defaulting Lender); or
(B)	the Commitments of a Lender in accordance with:
(1)	Clause 11.1 (Illegality); or
(2)	paragraph (a) of Clause 11.5 (Right of Cancellation and Repayment in Relation to a Single Lender or Issuing Bank),
(each a “Cancellation Increase”); or
(ii)	by giving prior notice to the Agent by no later than the day falling 5 Business Days prior to a proposed incremental increase in the Commitments (each an “Incremental Increase”), request that the Commitments relating to the Facility be increased (and the Commitments relating to the Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of:
(i)	in the case of any Cancellation Increase notified in accordance with paragraph (i) above, the Available Commitments or Commitments relating to that Facility so cancelled; and
(ii)	in the case of any Incremental Increase notified in accordance with paragraph (ii) above, the relevant Incremental Facility Commitment.

There shall be no limit on the number of Cancellation Increase and/or Incremental Increase which may be effected under this Clause 2.2.
Each Cancellation Increase and each Incremental Increase shall be effected as follows:
(i)
the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(ii)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(iii)
each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(iv)	the Commitments of the other Lenders shall continue in full force and effect; and
(v)
any increase in the Commitments relating to a Facility shall, subject to the conditions set out in paragraphs (b) (in the case of an Incremental Increase only), (c) and (d) below, take effect on the date specified by the Parent in the notice referred to above or any later date on which the Agent executes a duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)	This paragraph (b) shall not apply to any Cancellation Increase.
(i)
An Increase Confirmation in respect of an Incremental Increase will not be regarded as having been duly completed unless it specifies the Incremental Facility Commitment (which shall be in a minimum amount of €15,000,000 and an integral multiple of €1,000,000) and such Incremental Facility Commitment does not exceed the Incremental Increase Cap as at the date of the Increase Confirmation.

(ii)	The establishment of an Incremental Facility Commitment will only be effected in accordance with this Clause if:
(A)	on the date of the relevant Increase Confirmation:

(1)
no Default or Event of Default is continuing, subject however to the Limited Condition Transaction Provisions if the Incremental Increase is being established to provide financing for a Limited Condition Transaction; and

(2)
the Repeating Representations to be made by each Obligor are true in all material respects subject however to the Limited Condition Transaction Provisions if the Incremental Increase is being established to provide financing for a Limited Condition Transaction,

(B)	either:
(1)
the First Lien Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) assuming that as at the date of calculation, the Incremental Increase had occurred and the Facility was fully drawn) is 1.50:1 or less; or

(2)
the Parent elects not to comply with the First Lien Net Leverage Ratio test referred to in sub-paragraph (1) above (each such election by the Parent being a “Incremental Freebie Election”) and the aggregate amount of all Incremental Increases made with an Incremental Freebie Election since the date of this Agreement (assuming the relevant Incremental Increase has occurred) does not exceed US$85,000,000,

(C)	each relevant Increase Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement (if it is not already a party thereto as a Lender); and
(D)	if the Increase Lender is not an existing Lender, each Issuing Bank (if any) acting reasonably, has consented to the Increase Lender becoming a Party.
(c)
The Agent shall, subject to paragraph (d) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.  The Common Security Agent shall, subject to paragraph (d) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation executed by the Agent, execute that Increase Confirmation.  Neither the Agent nor the Common Security Agent shall have any responsibility to confirm whether any conditions to the establishment of an Increase Confirmation have been satisfied and shall be fully entitled to execute an Increase Confirmation delivered to it without investigating whether any such conditions have been satisfied.

(d)
The Agent and the Common Security Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(e)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(f)	The Parent may pay to the Increase Lender a one off and/or recurring fee in the amount and at the times agreed between the Parent and the Increase Lender in a Fee Letter.
(g)
Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(h)	Clause 29.4(c) (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:
(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;
(ii)	the “New Lender” were references to that “Increase Lender”; and
(iii)	a “re‑transfer” and “re‑assignment” were references to respectively a “transfer” and “assignment”.
2.3	Finance Parties’ Rights and Obligations
(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
2.4	Obligors’ Agent
(a)
Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect that Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case each Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to the other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and any Obligor, those of the Obligors’ Agent shall prevail.

3.	Purpose
3.1	Purpose
Each Borrower shall apply all amounts borrowed by it under the Facility, towards the general corporate and working capital purposes of the Group.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4.	Conditions of Utilisation
4.1	Initial Conditions Precedent
(a)
The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received (or the Arrangers have waived the requirement to receive) all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably).  The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

(b)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification.  The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further Conditions Precedent
Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:
(a)
in the case of a Rollover Loan, no Declared Default is continuing or would result from the proposed Loan, and in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)
(i)	in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations) are true in all material respects; or,
(ii)	in relation to any other Utilisation other than a Rollover Loan:
(A)	the Repeating Representations to be made by each Obligor are true in all material respects (or, if qualified by materiality, in all respects); and
(B)
except as publically disclosed by the Parent prior to the date of this Agreement, since the date of the most recent financial statements delivered pursuant to Sections 1.1(a) and (b) of Schedule 13 (Additional Affirmative Covenants), there has been no material adverse change in the assets, business or financial condition of the Parent and its consolidated Restricted Subsidiaries taken as a whole.

4.3	Conditions Relating to Optional Currencies
(a)	A currency will constitute an Optional Currency in relation to a Utilisation if:
(i)
it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)
it is GBP or USD or has been approved by the Agent (acting on the instructions of all the Lenders participating in the relevant Utilisation) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)	If the Agent has received a written request from the Parent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Parent by the Specified Time:
(i)	whether or not the Lenders have granted their approval; and
(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.
4.4	Maximum Number of Utilisations
(a)	A Borrower (or the Parent on behalf of a Borrower) may not deliver a Utilisation Request if as a result of the proposed Utilisation:
(i)	10 or more Loans would be outstanding; and
(ii)	15 or more Letters of Credit would be outstanding.
(b)	Any Loan made by a single Lender under Clause 8.2 (Unavailability of a Currency) shall not be taken into account in this Clause 4.4.
(c)	Any Separate Loan shall not be taken into account in this Clause 4.4.

Section 3
 Utilisation
5.	Utilisation ‑ Loans
5.1	Delivery of a Utilisation Request
A Borrower (or the Parent on its behalf) may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time or such later time as the Agent (acting reasonably) may agree.
5.2	Completion of a Utilisation Request for Loans
(a)	Each Utilisation Request for a Loan is (subject to paragraph (a) of Clause 16.2 (Market Disruption)) irrevocable and will not be regarded as having been duly completed unless:
(i)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Facility;
(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount); and
(iii)	the proposed Interest Period complies with Clause 15 (Interest Periods).
(b)	Multiple Utilisations may be requested in a Utilisation Request on the first Utilisation Date. Only one Utilisation may be requested in each subsequent Utilisation Request.
5.3	Currency and Amount
(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.
(b)	The amount of the proposed Utilisation must be:
(i)	if the currency selected is the Base Currency, a minimum of €10,000,000 (and an integral multiple of €1,000,000) or, if less, the Available Facility; or
(ii)	if the currency selected is sterling, a minimum of £10,000,000 (and an integral multiple of £1,000,000) or, if less, the Available Facility; or
(iii)	if the currency selected is US dollars, a minimum of US$10,000,000 (and an integral multiple of US$1,000,000) or, if less, the Available Facility; or
(iv)
if the currency selected is an Optional Currency other than sterling or dollars, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions Relating to Optional Currencies) or, if less, the Available Facility.

5.4	Lenders’ Participation
(a)
If the conditions set out in this Agreement have been met, and subject to Clause 10.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)
Other than as set out in paragraph (c) below the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making such Loan.

(c)
If a Utilisation is made to repay Ancillary Outstandings, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding bearing the same proportion to the aggregate amount of the Utilisations then outstanding as its Commitment bears to the Total Commitments.

(d)
The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 34.1 (Payments to the Agent) by the Specified Time.

5.5	Limitations on Utilisations
(a)	The maximum aggregate Base Currency Amount of all Letters of Credit shall not exceed €75,000,000.
(b)
The maximum aggregate amount of the Ancillary Commitments which may be borrowed by an Affiliate of a Borrower as contemplated in Clause 9.9 (Affiliates of Borrowers) shall not at any time exceed the limits specified in Section 3.1(a) of Schedule 12 (Restrictive Covenants).

5.6	Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.
6.	Utilisation ‑ Letters of Credit
6.1	The Facility
(a)	The Facility may be utilised by way of Letters of Credit.
(b)	Other than Clause 5.5 (Limitations on Utilisations), Clause 5 (Utilisation ‑ Loans) does not apply to utilisations by way of Letters of Credit.

(c)
In determining the amount of the Available Facility and a Lender’s L/C Proportion of a proposed Letter of Credit for the purposes of this Agreement the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit
A Borrower (or the Parent on its behalf) may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.
6.3	Completion of a Utilisation Request for Letters of Credit
Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:
(a)	it specifies that it is for a Letter of Credit;
(b)	it identifies the Borrower of the Letter of Credit;
(c)	it identifies the Issuing Bank which has agreed to issue the Letter of Credit;
(d)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Facility;
(e)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and Amount);
(f)	the form of Letter of Credit is attached;
(g)
the Expiry Date of the Letter of Credit falls no later than 12 Months (or such later date as may be agreed by the relevant Issuing Bank) after the Termination Date (but shall otherwise be for any term requested by the Borrower) provided that the Borrower agrees to prepay (as contemplated in paragraph 1.2(i) of Clause 1.2 (Construction)) any Letter of Credit which would expire after the Termination Date; and

(h)	the delivery instructions for the Letter of Credit are specified.
6.4	Currency and Amount
(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.
(b)
Subject to paragraph (a) of Clause 5.5 (Limitations on Utilisations), the amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

(i)	if the currency selected is the Base Currency, a minimum of €1,000,000 or, if less, the Available Facility; or

(ii)	if the currency selected is sterling, a minimum of £1,000,000 or, if less, the Available Facility; or
(iii)	if the currency selected is dollars, a minimum of US$1,000,000 or, if less, the Available Facility; or
(iv)
if the currency selected is an Optional Currency other than sterling or dollars, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions Relating to Optional Currencies) or, if less, the Available Facility.

6.5	Issue of Letters of Credit
(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.
(b)
Subject to Clause 4.1 (Initial Conditions Precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)
in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit) (each a “Renewal Utilisation”) no Declared Default is continuing and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(ii)
in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Utilisation (other than a Renewal Utilisation), the Repeating Representations to be made by each Obligor are true in all material respects (or, if qualified by materiality, in all respects).

(c)	The amount of each Lender’s participation in each Letter of Credit will be equal to its L/C Proportion.
(d)
The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(e)
The Issuing Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met.  The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent.  The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

(f)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.
(g)	Subject to paragraph (i) of Clause 31.7 (Rights and Discretions), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.
(g)	The Issuing Bank may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to do so.
6.6	Renewal of a Letter of Credit
(a)
A Borrower (or the Parent on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)
The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraph (f) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:
(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and
(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.
(d)	Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re‑issue any Letter of Credit pursuant to a Renewal Request.
(e)
Where a new Letter of Credit is to be issued to replace by way of renewal an existing Letter of Credit, the Issuing Bank is not required to issue that new Letter of Credit until the Letter of Credit being replaced has been returned to the Issuing Bank or the Issuing Bank (acting reasonably) is satisfied either that it will be returned to it or otherwise that no liability can arise under it.

6.7	Reduction of a Letter of Credit
(a)	If, on the proposed Utilisation Date of a Letter of Credit, any Lender under the Facility is a Non‑Acceptable L/C Lender and:
(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover); and
(ii)
the Issuing Bank (as a consequence of (i) above) has requested the Borrower at least 5 Business Days prior to the proposed Utilisation Date to provide cash cover to the Issuing Bank in accordance with paragraph (g)

of Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) and the Borrower has declined or failed to do so, the Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non‑Acceptable L/C Lender in respect of that Letter of Credit and that Non‑Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.
(b)	The Issuing Bank shall notify the Agent and the Parent of each reduction made pursuant to this Clause 6.7.
(c)	This Clause 6.7 shall not affect the participation of each other Lender in that Letter of Credit.
6.8	Revaluation of Letters of Credit
(a)
If any Letters of Credit are denominated in an Optional Currency, the Agent shall 14 days after the end of each of the Parent’s Financial Years recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)
If the Base Currency Amount of the aggregate of all Utilisations exceeds the Total Commitments (after deducting the total Ancillary Commitments) by more than 5% as a result of the adjustment of a Base Currency Amount under paragraph (a) above, the Parent shall, if requested by the Agent within three Business Days of any calculation under paragraph (a) above, ensure that within 10 Business Days sufficient Utilisations are prepaid to prevent the Base Currency Amount of the Utilisations exceeding the Total Commitments (after deducting the total Ancillary Commitments) following any adjustment to a Base Currency Amount under paragraph (a) above.

6.9	Appointment of Additional Issuing Banks
Any Lender which has agreed to the Parent’s request to be an Issuing Bank for the purposes of this Agreement shall become a Party as an “Issuing Bank” upon notifying the Agent and the Parent that it has so agreed to be an Issuing Bank.
6.10	Pre-issued Letters of Credit by the Original Issuing Bank
For the avoidance of doubt, each Pre-issued Letter of Credit has been designated as a Letter of Credit under the terms of this Agreement by the Original Issuing Bank and the Parent jointly on or before the date of this Agreement and shall be deemed utilised in accordance with Clauses 6.2 (Delivery of Utilisation Request for Letters of Credit) and 6.3 (Completion of a Utilisation Request for Letters of Credit).

7.	Letters of Credit
7.1	Immediately Payable
If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested (or on behalf of which the Parent requested) the issue of that Letter of Credit shall repay or prepay that amount within three Business Days of demand by the Issuing Bank or, if promptly following such demand the relevant Borrower (or the Parent on its behalf) notifies the Issuing Bank that such payment is being funded by a Loan, within 5 Business Days of such demand being made.
7.2	Claims Under a Letter of Credit
(a)
Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Parent on its behalf) and which appears on its face to be in order (in this Clause 7, a “claim”).

(b)
Each Borrower shall within three Business Days of demand by the Issuing Bank or, if promptly following such demand the relevant Borrower (or the Parent on its behalf) notifies the Issuing Bank that such payment is being funded by a Loan, within 5 Business Days of such demand being made, pay to the Agent for the Issuing Bank an amount equal to the amount of any claim provided that if the Borrower (or the Parent on its behalf) has previously provided cash cover in respect of such Letter of Credit, then the Borrower (or the Parent on its behalf) may give instruction to the Issuing Bank or the Common Security Agent or other entity (as the case may be) holding the cash cover to apply the cash cover in satisfaction of the Borrower’s obligations to make a payment under this Clause in which case, notwithstanding any other provision of this Agreement to the contrary, the Borrower (or the Parent on its behalf) shall only be obliged to pay to the Agent the demanded amount net of such cash cover amount.

(c)	Each Borrower acknowledges that the Issuing Bank:
(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and
(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set‑off, counterclaim or other defence of any person.
(d)	The obligations of a Borrower under this Clause 7 will not be affected by:
(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or
(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3	Indemnities
(a)
Each Borrower shall within 10 Business Days of demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower.

(b)
Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)
The Borrower which requested (or on behalf of which the Parent requested) a Letter of Credit shall within 10 Business Days of demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit.

(d)
The obligations of each Lender or Borrower under this Clause 7.3 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(e)
If a Borrower has provided cash cover in respect of a Lender’s participation in a Letter of Credit, the Issuing Bank shall seek reimbursement from that cash cover before making a demand of that Lender under paragraph (b) above.  Any recovery made by an Issuing Bank pursuant to that cash cover will reduce that Lender’s liability under paragraph (b) above.

(f)
The obligations of any Lender or Borrower under this Clause 7.3 will not be affected by any act, omission, matter or thing which, but for this Clause 7.3, would reduce, release or prejudice any of its obligations under this Clause 7.3 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with any Obligor, any beneficiary under a Letter of Credit or any other person;
(ii)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;
(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of any Obligor, any beneficiary under a Letter of Credit or other person or any non‑presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;
(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;
(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or
(vii)	any insolvency or similar proceedings.
7.4	Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover
(a)
If, at any time, a Lender is a Non‑Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of:

(i)	the outstanding amount of a Letter of Credit; or
(ii)	in the case of a proposed Letter of Credit, the amount of that proposed Letter of Credit, and in the currency of that Letter of Credit to an interest‑bearing account held in the name of that Lender with the Issuing Bank.
(b)
The Non‑Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under this Agreement by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)
Subject to paragraph (f) below, withdrawals from such an account may only be made to pay the Issuing Bank amounts due and payable to it under this Agreement by the Non‑Acceptable L/C Lender in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit.

(d)	Each Lender shall notify the Agent and the Parent:
(i)
on the date of this Agreement or on any later date on which it becomes such a Lender in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Lenders) whether it is a Non‑Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non‑Acceptable L/C Lender,

and an indication in Schedule 1 (The Original Parties), in a Transfer Certificate, in an Assignment Agreement or in an Increase Confirmation to that effect will constitute a notice under paragraph (i) above to the Agent and, upon delivery in accordance with Clause 29.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), to the Parent.
(e)
Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)
Notwithstanding paragraph (c) above, a Lender which has provided cash collateral in accordance with this Clause 7.4 may, by notice to the Issuing Bank, request that an amount equal to the amount provided by it as collateral in respect of the relevant Letter of Credit (together with any accrued interest) be returned to it:

(i)
to the extent that such cash collateral has not been applied in satisfaction of any amount due and payable under this Agreement by that Lender to the Issuing Bank in respect of the relevant Letter of Credit;

(ii)	if:
(A)	it ceases to be a Non‑Acceptable L/C Lender;
(B)	its obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or
(C)	an Increase Lender has agreed to undertake that Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and
(iii)	if no amount is due and payable by that Lender in respect of a Letter of Credit, and the Issuing Bank shall pay that amount to the Lender within three Business Days of that Lender’s request (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).
(g)
To the extent that a Non‑Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with this Clause 7.4 in respect of a proposed Letter of Credit, the Issuing Bank shall promptly notify the Parent (with a copy to the Agent).  The Issuing Bank may also request that and the Borrower of that Proposed Letter of Credit (or the Parent on its behalf), at any time before the proposed Utilisation Date of that Letter of Credit, provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the amount of that proposed Letter of Credit.  For the avoidance of doubt, neither the relevant Borrower nor the Parent is obliged to provide such cash collateral under this paragraph (g).

7.5	Requirement for Cash Cover from Borrower
If:
(a)
a Non‑Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) in respect of a Letter of Credit that has been issued;

(b)
the Issuing Bank notifies the Parent (with a copy to the Agent) that it requires the Borrower of the relevant Letter of Credit to provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit; and

(c)	that Borrower has not already provided such cash cover which is continuing to stand as collateral, then that Borrower shall provide such cash cover within 15 Business Days of the notice referred to in paragraph (b) above.
7.6	Regulation and Consequences of Cash Cover Provided by Borrower
(a)
Any cash cover provided by a Borrower pursuant to Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) may be funded out of the Facility (including as a Rollover Loan).

(b)
Notwithstanding paragraph (h) of Clause 1.2 (Construction), the relevant Borrower may request that an amount equal to the cash cover (together with any accrued interest) provided by it pursuant to Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) be returned to it:

(i)	to the extent that such cash cover has not been applied in satisfaction of any amount due and payable under this Agreement by that Borrower to the Issuing Bank in respect of a Letter of Credit;
(ii)	if:
(A)	the relevant Lender ceases to be a Non‑Acceptable L/C Lender;
(B)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake the relevant Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and
(iii)	if no amount is due and payable by the relevant Lender in respect of the relevant Letter of Credit, and the Issuing Bank shall pay that amount to that Borrower within three Business Days of that Borrower’s request.
(c)
To the extent that a Borrower has provided cash cover pursuant to Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower), the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (h)(ii) of Clause 1.2 (Construction)).  However the relevant Borrower’s obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 17.6 (Fees Payable in Respect of Letters of Credit) will be reduced proportionately as from the date on which it provides that cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)
The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) and of any change in the amount of cash cover so provided.

7.7	Rights of Contribution
No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.
8.	Optional Currencies
8.1	Selection of Currency
A Borrower (or the Parent on its behalf) shall select the currency of a Utilisation in a Utilisation Request.
8.2	Unavailability of a Currency
If before the Specified Time on any Quotation Day:
(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower and Parent to that effect by the Specified Time on that day.  In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.
8.3	Agent’s Calculations
Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ Participation).
9.	Ancillary Facilities
9.1	Type of Facility
An Ancillary Facility may be by way of:
(a)	an overdraft facility;
(b)	a guarantee, bonding, documentary or stand‑by letter of credit facility;
(c)	a short term loan facility;
(d)	a derivatives facility;
(e)	a foreign exchange facility; or
(f)	any other facility or accommodation required in connection with the business of the Group and which is agreed by the Parent with an Ancillary Lender.
9.2	Availability
(a)	If the Parent and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Commitment as an Ancillary Facility.
(b)
An Ancillary Facility shall not be made available unless, not later than three Business Days prior to the Ancillary Commencement Date for an Ancillary Facility (or such shorter period as the Agent may agree), the Agent has received from the Parent a notice in writing of the establishment of an Ancillary Facility and specifying:

(i)	the proposed Borrower(s) (or Affiliates of a Borrower) which may use the Ancillary Facility;

(ii)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;
(iii)	the proposed type of Ancillary Facility to be provided;
(iv)	the proposed Ancillary Lender;
(v)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi‑account Overdraft, its Designated Gross Amount and its Designated Net Amount; and
(vi)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency).
(c)	The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.
(d)	Subject to compliance with paragraph (b) above:
(i)	the Lender concerned will become an Ancillary Lender; and
(ii)	the Ancillary Facility will be available,
with effect from the date agreed by the Parent and the Ancillary Lender.
9.3	Terms of Ancillary Facilities
(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Parent.
(b)	Those terms:
(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);
(ii)	may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 9.9 (Affiliates of Borrowers)) to use the Ancillary Facility;
(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;
(iv)	may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment (before taking into account the effect of the Ancillary Facility on that Available Commitment); and
(v)	must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid:
(A)
no later than 12 Months (or such later date as may be agreed by the relevant Ancillary Lender) after the Termination Date (but shall otherwise be for any term requested by the Borrower) provided that the Borrower agrees to prepay (as contemplated in paragraph 1.2(i) of Clause 1.2 (Construction)) any Ancillary Outstandings) which would expire after the Termination Date; or

(B)	such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero.
(c)	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:
(i)	Clause 37.3 (Day Count Convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;
(ii)	an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail; and
(iii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.
(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.7 (Interest, Commission and Fees on Ancillary Facilities).
9.4	Repayment of Ancillary Facility
(a)
An Ancillary Facility shall cease to be available on the Termination Date or such earlier or later date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Available Commitment shall increase accordingly).
(c)
No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless the terms of the Ancillary Facility provide for such demand to be made in the prevailing circumstances and:

(i)	such demand is required solely to reduce the Permitted Gross Outstandings of a Multi‑account Overdraft to or towards an amount equal to its Designated Net Amount;
(ii)	the Total Commitments have been cancelled in full or all outstanding Utilisations have become due and payable in accordance with the terms of this Agreement;
(iii)
it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(iv)	both:
(A)	the Available Commitments and Clause 4 (Conditions of Utilisation) to Clause 6 (Utilisation – Letters of Credit) inclusive; and
(B)	the notice of the demand given by the Ancillary Lender,
would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Utilisation.
(d)	If a Utilisation is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.
9.5	Limitation on Ancillary Outstandings
Each Borrower shall procure that:
(a)	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and
(b)	in relation to a Multi‑account Overdraft:
(i)	the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi‑account Overdraft; and
(ii)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi‑account Overdraft.
9.6	Adjustment for Ancillary Facilities Upon Acceleration
(a)	In this Clause 9.6:
(i)	“Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of:
(A)	its participation in each Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender); and
(B)
if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and

(ii)	“Total Outstandings” means the aggregate of all Outstandings.
(b)
If the Agent exercises any of its rights under Clause 28.8 (Acceleration) (other than declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall (subject to paragraph (f) below) promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to the Outstandings) their claims in respect of amounts outstanding to them under the Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Outstandings of each Lender bear the same proportion to the Total Outstandings as such Lender’s Commitment bears to the Total Commitments, each as at the date the Agent exercises the relevant right(s) under Clause 28.8 (Acceleration).

(c)
If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)
Any transfer of rights and obligations relating to Outstandings made pursuant to this Clause 9.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 29.12 (Pro Rata Interest Settlement)).

(e)	All calculations to be made pursuant to this Clause 9.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent’s Spot Rate of Exchange.
(f)
This Clause 9.6 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in either the Base Currency, a currency which has been an Optional Currency for the purpose of any Revolving Facility Utilisation or in another currency which is acceptable to that Lender.

9.7	Information
Each Borrower (or the Parent on behalf of each Borrower) and each Ancillary Lender shall, as soon as reasonably practicable following request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request (acting on the instructions of the Majority Lenders) from time to time.  Each Borrower consents to all such information being released to the Agent and the other Finance Parties.
9.8	Affiliates of Lenders as Ancillary Lenders
(a)
Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender.  In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount set out opposite the relevant Lender’s name in Part 2 of Schedule 1 (The Original Parties) and/or the amount of any Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The Parent shall specify any relevant Affiliate of a Lender in any notice delivered by the Parent to the Agent pursuant to paragraph (b)(b) of Clause 9.2 (Availability).
(c)
An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as an Ancillary Lender and any person which so accedes to the Intercreditor Agreement shall, at the same time, become a Party as an “Ancillary Lender” in accordance with clause 19.9 (Creditor/Creditor Representative Accession Undertaking) of the Intercreditor Agreement.

(d)
If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)
Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.9	Affiliates of Borrowers
(a)
Subject to the terms of this Agreement, an Affiliate of a Borrower which is a member of the Restricted Group may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility.

(b)	The Parent shall specify any relevant Affiliate of a Borrower in any notice delivered by the Parent to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability).
(c)
If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 30.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document (unless that Affiliate is also an Affiliate of another Borrower).

(d)
Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)
Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

9.10	Commitment Amounts
Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than:
(a)	its Ancillary Commitment; or
(b)	the Ancillary Commitment of its Affiliate.
9.11	Amendments and Waivers – Ancillary Facilities
No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 9).  In such a case, Clause 40 (Amendments and Waivers) will apply.

Section 4
 Repayment, Prepayment and Cancellation
10.	Repayment
10.1	Repayment of Loans
(a)	Subject to paragraph (c) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.
(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower:
(i)	on the same day that a maturing Loan is due to be repaid by that Borrower;
(ii)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a Currency)); and
(iii)	in whole or in part for the purpose of refinancing the maturing Loan, the aggregate amount of the new Loans shall, unless the relevant Borrower or the Parent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:
(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:
(1)	the relevant Borrower will only be required to make a payment under Clause 34.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and
(2)
each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under Clause 34.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:
(1)	the relevant Borrower will not be required to make a payment under Clause 34.1 (Payments to the Agent); and
(2)
each Lender will be required to make a payment under Clause 34.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

(c)
At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)
If the Borrower makes a prepayment of a Utilisation pursuant to Clause 11.4 (Voluntary Prepayment of Utilisations), a Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than three Business Days’ prior notice to the Agent.  The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)
Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)
The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

11.	Illegality, Voluntary Prepayment and Cancellation
11.1	Illegality
Subject to Clause 2.2 (Increase) and Clause 40.7 (Replacement of a Lender) if, in any applicable jurisdiction, it becomes after the date of this Agreement unlawful for an Original Lender or after the date on which any other Lender became a Party, unlawful for that other Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation (or it becomes unlawful for any Affiliate of a Lender for that Lender to do so):
(a)	that Lender shall promptly notify the Agent upon becoming aware of that event and the Agent shall immediately upon becoming aware of that event notify the Parent;
(b)
upon the Agent notifying the Parent (“Notice to the Parent”), the Available Commitment of that Lender will be immediately unavailable for utilisation and (if the Parent has not notified the Agent within 5 Business Days of its receipt of the Notice to the Parent that the relevant Lender’s Commitment is to be transferred to another person pursuant to Clause 40.7 (Replacement of a Lender)) the Available Commitment of that Lender will be, at close of business in London on the date falling 5 Business Days after receipt of the Notice to the Parent (or such earlier date as is necessary to comply with applicable law or that the Parent may designate), reduced and cancelled to the extent necessary to comply with applicable law; and

(c)
to the extent that the Lender’s participation has not been transferred pursuant to Clause 40.7 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Parent has received the Notice to the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

11.2	Illegality in Relation to Issuing Bank
If after the date of this Agreement (or, if later, the date the relevant Letter of Credit is issued) it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit (or it becomes unlawful for any Affiliate of an Issuing Bank for that Issuing Bank to do so), then:
(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;
(b)	upon the Agent notifying the Parent, the Issuing Bank shall not be obliged to issue any Letter of Credit to the extent such issuance would become unlawful;
(c)
the Parent shall procure that the relevant Borrower shall use its reasonable endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and affected by such change and outstanding at such time on or before the date specified by the Issuing Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

(d)	unless any other Lender is or has become an Issuing Bank pursuant to the terms of this Agreement, the Facility shall cease to be available for the issue of Letters of Credit.
11.3	Voluntary Cancellation
(a)
The Parent may, if it gives the Agent not less than three Business Days’ (by no later than 9.30 am on such third Business Day) (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €10,000,000 (and an integral multiple of €1,000,000) of an Available Facility.  Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably.

(b)	Any notice of cancellation delivered pursuant to this Clause 11.3 may be conditional.

11.4	Voluntary Prepayment of Utilisations
(a)
A Borrower to which a Utilisation has been made may, if it or the Parent gives the Agent not less than three Business Days’ (by no later than 9.30 am on such third Business Day) (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Utilisation (but, if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of €10,000,000 (and an integral multiple of €1,000,000).

(b)	Any notice of prepayment delivered pursuant to this Clause 11.4 may be conditional.
11.5	Right of Cancellation and Repayment in Relation to a Single Lender or Issuing Bank
(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 18.2 (Tax Gross‑Up); or
(ii)	any Lender or Issuing Bank claims indemnification from the Parent or an Obligor under Clause 18.3 (Tax Indemnity) or Clause 19.1 (Increased Costs),
the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice:
(iii)	(if such circumstances relate to a Lender) of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or
(iv)
(if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.
(c)
On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

11.6	Right of Cancellation in Relation to a Defaulting Lender
(a)
If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.
(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.
12.	Mandatory Prepayment and Cancellation
12.1	Exit
Upon the occurrence of a Change of Control, the Facility will be cancelled and all outstanding Utilisations and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.
13.	Restrictions
13.1	Notices of Cancellation or Prepayment
Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 11 (Illegality, Voluntary Prepayment and Cancellation) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
13.2	Interest and Other Amounts
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
13.3	Reborrowing of Facility
Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.
13.4	Prepayment in Accordance with Agreement
No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
13.5	No Reinstatement of Commitments
Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.6	Agent’s Receipt of Notices
If the Agent receives a notice under Clause 11 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate.
13.7	Effect of Repayment and Prepayment on Commitments
If all or part of any Lender’s participation in a Utilisation is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further Conditions Precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.
13.8	Application of Prepayments
Any prepayment of a Utilisation (other than a prepayment pursuant to Clause 11.1 (Illegality) or Clause 11.5 (Right of Cancellation and Repayment in Relation to a Single Lender or Issuing Bank)) shall be applied pro rata to each Lender’s participation in that Utilisation.

Section 5
 Costs of Utilisation
14.	Interest
14.1	Calculation of Interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(a)	Margin; and
(b)	LIBOR or, in relation to any Loan in euro, EURIBOR.
14.2	Payment of Interest
(a)
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

(b)	If the Compliance Certificate received by the Agent which relates to the relevant Annual Financial Statements shows that:
(i)
a higher Margin should have applied during a certain period (the “applicable period”), then the Parent shall (or shall ensure that the relevant Borrower shall) promptly (and in any event within ten Business Days) pay to the Agent any amounts necessary to put the Lenders who were Lenders during the applicable period (or part thereof) and which remain Lenders on the date of payment, in the position they would have been in had the appropriate rate of the Margin applied during such period; or

(ii)
a lower Margin should have been applied during a certain period, then the next payments of interest under this Clause 14 or fees under paragraph (b) of Clause 17.6 (Fees Payable in Respect of Letters of Credit) falling due on any Utilisation in respect of which a lower Margin should have applied during the applicable period shall be reduced to the extent necessary to put the Obligors in the position they would have been in had the appropriate rate of the Margin applied during such period, provided that future payments to a Lender will only be reduced to the extent it was a Lender during the relevant period where a lower rate of Margin should have applied.

14.3	Default Interest
(a)
If or an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1.0 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non‑payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:
(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be 1.0 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded (to the extent permitted under any applicable law) with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

14.4	Notification of Rates of Interest
(a)	The Agent shall promptly notify the Lenders and the relevant Borrower and the Parent of the determination of a rate of interest under this Agreement.
(b)	The Agent shall promptly notify the relevant Borrower and the Parent of each Funding Rate relating to a Loan.
15.	Interest Periods
15.1	Selection of Interest Periods
(a)	A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.
(b)
Subject to this Clause 15, a Borrower (or the Parent) may select an Interest Period of 1, 2, 3 or 6 Months or of any other period agreed between the Parent and the Agent (acting on the instructions of all of the Lenders).

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date.
(d)	Each Interest Period for a Loan shall start on the Utilisation Date.
(e)	A Loan has one Interest Period only.
15.2	Non‑Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

16.	Changes to the Calculation of Interest
16.1	Unavailability of Screen Rate
(a)
Interpolated Screen Rate:  If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Shortened Interest Period: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:
(i)	the currency of a Loan; or
(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable LIBOR or EURIBOR for that shortened Interest Period shall be determined pursuant to the relevant definition.
(c)
Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for LIBOR or, if applicable EURIBOR:

(i)	the currency of that Loan; or
(ii)	the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR or EURIBOR shall be the Historic Screen Rate for that Loan.
(d)
Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of that Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan.

(e)
Cost of funds: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, there shall be no LIBOR or EURIBOR for that Loan and Clause 16.3 (Cost of Funds) shall apply to that Loan for that Interest Period.

16.2	Market Disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of funding its participation in that Loan from the wholesale market for the relevant currency would be in excess of LIBOR or, if applicable, EURIBOR, the Agent shall inform the Parent by 11am on the relevant Quotation Day that any Loan will be subject to Clause 16.3 (Costs of Funds) for the relevant Interest Period and:
(a)	prior to 1:00pm on the relevant Quotation Day, the Parent shall be permitted to revoke and withdraw its Utilisation Request for such Loan; or
(b)	if the Utilisation Request for such Loan is not revoked and withdrawn, then Clause 16.3 (Cost of Funds) shall apply to that Loan for the relevant Interest Period.
16.3	Cost of Funds
(a)	If this Clause 16.3 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(i)	the Margin; and
(ii)
the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event within 2 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 2 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)
If this Clause 16.3 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.
(d)	If this Clause 16.3 applies pursuant to Clause 16.2 (Market Disruption): and
(i)	a Lender’s Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or
(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to a Loan in euro, EURIBOR.
(e)
If this Clause 16.3 applies pursuant to Clause 16.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

16.4	Notification to Parent
If Clause 16.3 (Cost of Funds) applies the Agent shall, as soon as is practicable, notify the Parent.
16.5	Break Costs
(a)
Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)
Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue (and giving reasonable details of the calculation of such Break Costs).

17.	Fees
17.1	Commitment Fee
(a)
The Parent shall pay (or shall procure that there is paid) to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35 per cent of the applicable Margin from time to time on that Lender’s Available Commitment for the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period or, if earlier, the date on which the Facility is cancelled in full.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.
17.2	Upfront Fee
The Parent shall pay (or shall procure that there is paid) to the Agent (for the account of each Lender) an upfront fee in the amount and at the times agreed in a Fee Letter.
17.3	Utilisation Fee
(a)	The Parent shall pay (or shall procure that there is paid) to the Agent (for the account of each Lender)(subject to paragraph (c) below):
(i)
a fee in the Base Currency computed at the rate of 0.10 per cent. per annum on that Lender’s participation in any Loan drawn under the Facility for any period during which 33.0% or less of the Total Commitments have been utilised by the way of Loans;

(ii)
a fee in the Base Currency computed at the rate of 0.20 per cent. per annum on that Lender’s participation in any Loan drawn under the Facility for any period during which more than 33.0% but 66.0% or less of the Total Commitments have been utilised by way of Loans; and

(iii)
a fee in the Base Currency computed at the rate of 0.40 per cent. per annum on that Lender’s participation in any Loan drawn under the Facility for any period during which more than 66.0% of the Total Commitments have been utilised by way of Loans.

(b)
The accrued utilisation fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period or, if earlier, the date on which the Facility is cancelled in full.

(c)	If a Lender is a Defaulting Lender, the utilisation fee on its participation in any Loan shall be computed at the lower of:
(i)	the applicable rate specified in paragraphs (a)(i)to (a)(iii) above; and
(ii)	such applicable rate as at the date on which the Lender first becomes a Defaulting Lender.
17.4	Agency Fee
The Parent shall pay (or shall procure that there is paid) to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.
17.5	Common Security Agent Fee
The Parent shall pay (or shall procure that there is paid) to the Common Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.
17.6	Fees Payable in Respect of Letters of Credit
(a)
Subject to paragraph (d) below, the Parent or each Borrower shall pay to the Issuing Bank a fronting fee at the rate of 0.125 per cent. per annum on the outstanding amount which is counter‑indemnified by the other Lenders (but not by the Issuing Bank in its capacity as Lender) of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.

(b)
Subject to paragraph (d) below, the Parent or each Borrower shall pay to the Agent (for the account of each Lender) a Letter of Credit fee (subject to paragraph (b) of Clause 14.2 (Payment of Interest)) at the rate equal to the Margin applicable to a Loan) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.  Subject to paragraph (c) of Clause 7.6 (Regulation and Consequences of Cash Cover Provided by Borrower), this fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

(c)
The accrued fronting fee and Letter of Credit fee on a Letter of Credit shall be payable on the last day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit.  If the outstanding amount of a Letter of Credit is reduced, any fronting fee and Letter of Credit fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective.

(d)
If a Borrower provides cash cover in respect of any Letter of Credit then no fronting fee or Letter of Credit fee shall be payable in respect of that part of the Letter of Credit for which cash cover has been and continues to be provided.

(e)	The Parent or each Borrower shall pay to the Issuing Bank (for its own account) an issuance/administration fee in the amount and at the times specified in a Fee Letter (if any).
17.7	Interest, Commission and Fees on Ancillary Facilities
The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

Section 6
 Additional Payment Obligations
18.	Tax Gross Up and Indemnities
18.1	Definitions
In this Agreement:
“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:
(a)
where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 2 of Schedule 1 (The Original Parties), and

(i)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or
(ii)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or
(b)
where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and

(i)	where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or
(ii)
where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

“Borrower’s Tax Jurisdiction” means, in respect of a Non-UK Borrower, the jurisdiction in which such Borrower is incorporated for tax purposes and, in respect of a UK Borrower, means the UK.
“Non-UK Borrower” means a Borrower that is incorporated for tax purposes outside the UK.
“Non-UK Qualifying Lender” means in respect of a Non-UK Borrower (other than a US Borrower), a Lender which is beneficially entitled to interest payable to that Lender and:
(a)
fulfils the conditions imposed by the laws of Borrower’s Tax Jurisdiction in order for a payment of interest not to be subject to (or as the case may be, to be exempt from) any Tax Deduction imposed in the Borrower’s Tax Jurisdiction; or

(b)	is a Treaty Lender.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
“UK Qualifying Lender” means:
(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(i)	a Lender:
(A)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:
(A)	a company resident in the United Kingdom for United Kingdom tax purposes;
(B)	a partnership each member of which is:
(1)	a company so resident in the United Kingdom; or
(2)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a UK Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax Gross‑Up) or a payment under Clause 18.3 (Tax Indemnity).
“Treaty Lender” means, in relation to a payment under this Agreement made by or in respect of a Borrower (other than a payment by or in respect of a US Borrower), a Lender which:
(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;
(b)	does not carry on a business in the relevant Borrower’s Tax Jurisdiction through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and
(c)
meets all other conditions in the relevant Treaty for full exemption from tax on interest by the relevant Borrower’s Tax Jurisdiction, subject to the completion of any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the relevant Borrower’s Tax Jurisdiction which makes provision for full exemption from tax imposed by the relevant Borrower’s Tax Jurisdiction on interest.
“UK Borrower” means a Borrower that is incorporated in the United Kingdom.

“UK Non‑Bank Lender” means a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.
“UK Treaty Lender” means a Treaty Lender with respect to a UK Borrower.
“US Qualifying Lender” means, in respect of a payment by or in respect of a US Borrower, a Lender which, under the law in effect as of the date it became a party to this Agreement, (a) is entitled to a complete exemption from withholding of US federal income tax on all payments payable to it under this Agreement and (b) has supplied to the relevant US Borrower a properly completed and executed applicable US Tax Form evidencing such exemption.
“US Tax Form” means, as applicable,
(i)
an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, that either: (A) includes a claim for an exemption from or reduction of US withholding tax under an applicable income tax treaty, with Part II of such W-8BEN (or Part III of such W-8BEN-E, as applicable) completed, or (B) if such claim for exemption is based on the “portfolio interest exemption” is accompanied by a certificate representing that such Lender or the Agent, as applicable, is not described in Section 871(h)(3) or Section 881(c)(3) of the Code;

(ii)	an IRS Form W-8ECI;
(iii)	an IRS Form W-9; or
(iv)	any other IRS form establishing an exemption from or reduction of withholding of US federal income tax on payments to that person under this Agreement;
which, in each case, may be provided under cover of, if required to establish such an exemption, an IRS Form W-8IMY and the certificate described in paragraph (i)(B) above in respect of its beneficial owners, if applicable.
Unless a contrary indication appears, in this Clause 18 a reference to “determines” or “determined” means a determination made in the absolute discretion exercised in good faith of the person making the determination.

18.2	Tax Gross‑Up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)
The Parent shall promptly upon becoming aware that the Parent or an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank.  If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Parent or that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
A payment by or in respect of a UK Borrower shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender” and:
(A)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from an Obligor making the payment or from the Parent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(iii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and:
(A)	the relevant Lender has not given a Tax Confirmation to the Parent; and
(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)
the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) or (i) (as applicable) below.

(e)
A payment by or in respect of a Non-UK Borrower shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the relevant Borrower’s Tax Jurisdiction, if on the date on which the payment falls due:

(i)
other than a payment by or in respect of a US Borrower, the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Non-UK Qualifying Lender with respect to the relevant Borrower, but on that date that Lender is not or has ceased to be a Non-UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, any Treaty or any published practice or concession of any relevant taxing authority;

(ii)
the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) below; or

(iii)
solely in the case of a payment by or in respect of a US Borrower, (A) the payment could have been made to the relevant Lender without a Tax Deduction if it were a US Qualifying Lender, but on that date the Lender is not or has ceased to be a US Qualifying Lender other than as a result of any change after the date such Lender first became a Lender under this  Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or (B) such Tax arises from a failure of the relevant Lender or the Agent, as applicable, to comply with its obligations under paragraph (l) below.

(f)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

              (h)
(i)
Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co‑operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)
(A)
A UK Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties); and

(B)
a UK Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.
(i)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) above and:
(i)	a UK Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or
(ii)	a UK Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:
(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co‑operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorisation to make that payment without a Tax Deduction.
(j)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, neither the Parent nor any Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

(k)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.
(l)
With respect to payments made by or in respect of a US Borrower, each Lender and the Agent shall supply to the US Borrower and the Agent a properly completed and executed applicable US Tax Form and will supply additional US Tax Forms upon a reasonable time following a written request by the US Borrower or the Agent, in each case, to the extent such Lender or the Agent, as applicable, is legally entitled to do so. A Lender or the Agent, as applicable, shall promptly notify the Agent and the US Borrower if any US Tax Form previously provided by such Lender or the Agent, as applicable, has become invalid or incorrect, and shall provide a replacement US Tax Form to the Agent and the US Borrower to the extent such Lender or the Agent, as applicable, is legally entitled to do so.

18.3	Tax Indemnity
(a)
The Parent shall (within ten Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:
(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under Clause 18.2 (Tax Gross‑Up); or
(B)	would have been compensated for by an increased payment under Clause 18.2 (Tax Gross‑Up) but was not so compensated solely because one of the exclusions in Clause 18.2 (Tax Gross‑Up) applied; or
(C)	is compensated for by payment under Clause 18.6 (Stamp Taxes);
(D)	would have been compensated for by a payment under Clause 18.6 (Stamp Taxes) but was not so compensated solely because any of the exceptions set out therein applied; or
(E)	relates to a FATCA Deduction required to be made by a Party; or
(F)	is attributable to VAT (which shall instead be dealt with pursuant to Clause 18.7 (Value Added Tax)); or
(G)	is in respect of or relates to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent.
18.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall promptly pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after‑Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.
18.5	Lender Status Confirmation
(a)
Each Lender which must complete procedural formalities in order to receive payments under this Agreement without a Tax Deduction being imposed or with a minimum Tax Deduction under applicable law shall notify the Agent and the Parent promptly on completion of all such formalities by such Lender.

(b)
Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to the Parent or any Obligor, which of the following categories it falls within in respect of each UK Borrower to which it extends a Loan or Commitment:

(i)	not a UK Qualifying Lender;
(ii)	a UK Qualifying Lender (other than a UK Treaty Lender); or
(iii)	a UK Treaty Lender.
(c)
Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to the Parent or any Obligor, which of the following categories it falls within in respect of each Non-UK Borrower to which it extends a Loan or Commitment:

(i)	not a Non-UK Qualifying Lender;
(ii)	a Non-UK Qualifying Lender (other than a Treaty Lender);
(iii)	a Treaty Lender; or

(iv)	with respect to a Loan or Commitment extended to a US Borrower:
(A)	not a US Qualifying Lender; or
(B)	a US Qualifying Lender.
(d)
If such a Lender fails to indicate its status in accordance with this Clause 18.5 then that Lender shall be treated for the purposes of this Agreement (including by the Parent and each Obligor) as if it is not a UK Qualifying Lender, Non-UK Qualifying Lender, or US Qualifying Lender (as applicable) until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent).  For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 18.5.

18.6	Stamp Taxes
The Parent shall pay and, within ten Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this Clause  18.6 shall not apply:
(a)
in respect of any stamp duty, registration or similar Taxes payable in respect of an assignment, novation, transfer or sub-participation by a Secured Party of any of its rights or obligations under a Finance Document, except to the extent that any assignment, novation, transfer or sub-participation is made pursuant to Clause  21.1 (Mitigation) or any other provision in the Agreement under which the Parent or an Obligor can request an assignment, novation, transfer or sub-participation; or

(b)
pursuant or to the extent that such stamp duty, registration or other similar Tax becomes payable upon a voluntary registration made by any Secured Party if such registration is not required by any applicable law or not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such Party or obligations of any Party under a Finance Document.

18.7	VAT
(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 18.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or, as relevant, in equivalent non-UK VAT provisions).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

18.8	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;
(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or
(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:
(A)	a withholding certificate on Form W‑8, Form W‑9 or any other relevant form; or
(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.
(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent).  The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)
The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification.  The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

18.9	FATCA Deduction
(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

19.	Increased Costs
19.1	Increased Costs
(a)
Subject to Clause 19.3 (Exceptions) the Parent shall, within 5 Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation by any governmental authority or (ii) compliance with any law or regulation, in each case, made in the case of an Original Lender after the date of this Agreement and in the case of any other Lender, the date on which it became a Lender.

(b)	In this Agreement “Increased Costs” means:
(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;
(ii)	an additional or increased cost; or
(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.
19.2	Increased Cost Claims
(a)
A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Agent or the Parent, provide a certificate confirming the amount of its Increased Costs, which certificate shall give reasonable details of the circumstances giving rise to such claim and the calculation of the Increased Cost (provided that the certificate need not include information and detail that the Finance Party is not legally allowed to disclose, is confidential or price-sensitive in relation to listed shares or other instruments issued by that Finance Party or any of its Affiliates).  The Agent shall ensure that a copy of that certificate is promptly provided to the Parent.

19.3	Exceptions
(a)	Clause 19.1 (Increased Costs) does not apply to the extent any Increased Cost is:
(i)	attributable to a Tax Deduction required by law to be made by the Parent or an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;
(iii)
compensated for by Clause 18.3 (Tax Indemnity) (or would have been compensated for under Clause 18.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in Clause 18.3 (Tax Indemnity) applied);

(iv)
compensated for by Clause 18.6 (Stamp taxes) (or would have been compensated for under Clause 18.6 (Stamp taxes) but was not so compensated solely because any of the exclusions in Clause 18.6 (Stamp taxes) applied);

(v)
compensated for by Clause 18.7 (Value added tax) (or would have been compensated for under Clause 18.7 (Value added tax) but was not so compensated solely because any of the exclusions in Clause 18.7 (Value added tax) applied);

(vi)
attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party or its Affiliates by virtue of its having exceeded any country or sector borrowings limits or breached any directives imposed on it, in the form that any such limits or directives are in at the date on which it became a Party;

(vii)
attributable to the implementation or application of, or compliance with, the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement or, if later, the date it became party to this Agreement (but excluding any amendment arising out of the Basel III Standards unless otherwise excluded under paragraph (viii) below) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(viii)
attributable to the implementation or application of, or compliance with, the Basel III Standards or CRD IV or any other law or regulation which implements the Basel III Standards or CRD IV, in each case to the extent the relevant Finance Party would reasonably be able to quantify the relevant Increased Cost as at the date of this Agreement or, if later, the date it became a Party;

(ix)	attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy);
(x)	not notified to the Agent or the Parent in accordance with paragraph (a) of Clause 19.2 (Increased Cost claims); or
(xi)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 19.3:
(i)	reference to a “Tax Deduction” has the same meaning given to the term in Clause 18.1 (Definitions);
(ii)	“Basel III Standards” means:
(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”; and
(iii)	“CRD IV” means:
(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

20.	Other Indemnities
This Clause 20 is subject to Clause 20.4 (Exclusions).
20.1	Currency Indemnity
(a)
If any sum due from the Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Parent or that Obligor shall as an independent obligation, within 5 Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
20.2	Other Indemnities
(a)
The Parent shall (or shall procure that an Obligor will), within 5 Business Days of valid demand (which demand to be valid shall be accompanied by calculations and reasonable detail of the amounts demanded), indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;
(ii)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)
issuing or making arrangements to issue a Letter of Credit requested by a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(v)
a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower (unless, for the avoidance of doubt, such notice was conditional in accordance with the terms of this Agreement and the relevant prepayment was withdrawn in accordance with such conditionality).

20.3	Indemnity to the Agent
The Parent shall within 5 Business Days of demand (which demand shall be accompanied by reasonable calculations or details of the amount demanded) indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of
(a)
investigating any event which it reasonably believes is an Event of Default provided that if after doing so it is established that the event or matter is not a Default or an Event of Default, such costs, loss or liability of investigation shall be for the account of the Lenders;

(b)	acting or relying on any notice, request or instruction from an Obligor which it reasonably believes to be genuine, correct and appropriately authorised; or
(c)
instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement provided that the Agent has first notified the Parent that it intends to instruct any such person and has agreed with the Parent an estimate or cap under this indemnity in relation to such person.

20.4	Exclusions
(a)
No member of the Group (or, in each case, any of their respective Subsidiaries or Affiliates) shall be responsible or have any liability to anyone else for any indirect, special or punitive losses or damages in connection with its activities related to the Facilities or the Finance Documents.

(b)
No person indemnified by this Clause 20 may take any proceedings against any member of the Group or any such member of the Group’s officers, employees or managers or any of its or their Affiliates in respect of any claim they might have or in respect of any act or omission of any kind by that officer, employee or manager in relation to the Finance Documents or otherwise, in each case save in the event of fraud on the part of any such officer, employee or manager.

(c)
Each member of the Group and each member of the Group’s officers, employees and managers and each of its or their Affiliates, may rely on this Clause 20.4 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

21.	Mitigation by the Lenders
21.1	Mitigation
(a)
Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality) (or, in respect of the Issuing Bank, Clause 11.2 (Illegality in Relation to Issuing Bank)), Clause 18 (Tax Gross Up and Indemnities) or Clause 19 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
21.2	Limitation of Liability
(a)
The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation) provided that the relevant Finance Party has first agreed with the Parent that it will take such action and has agreed with the Parent an estimate or cap under this indemnity in relation to such action.

(b)	A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
22.	Costs and Expenses
22.1	Transaction Expenses
The Parent shall within 10 Business Days of demand pay the Agent, the Arranger and the Issuing Bank the amount of all costs and expenses (including legal fees subject to any pre-agreed fee arrangements, and in each case as pre-approved by the Parent) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of:
(a)	this Agreement and any Finance Document; and
(b)	any other Finance Documents executed after the date of this Agreement.
22.2	Amendment Costs
If:
(a)	the Parent or an Obligor requests an amendment, waiver or consent; or
(b)	an amendment is required pursuant to Clause 34.10 (Change of Currency), the Parent shall, within 10 Business Days of demand, reimburse each of the Agent and the Common Security Agent for the amount of all costs and expenses (including legal fees subject to any pre-agreed fee arrangements, and in each case as pre-approved by the Parent) reasonably incurred by the Agent and the Common Security Agent (and, in the case of the Common Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.
22.3	Enforcement and Preservation Costs
The Parent shall, within 5 Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Common Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

Section 7
 Guarantee
23.	Guarantee and Indemnity
23.1	Guarantee and Indemnity
Each Guarantor irrevocably and unconditionally jointly and severally:
(a)
guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents (other than any Excluded Swap Obligations) including, without limitation:

(i)	obligations which, but for the automatic stay under any Debtor Relief Laws, would become due; and
(ii)
any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement whether or not such interest is an allowed claim in any such proceeding;

(b)
undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee.

23.2	Continuing Guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
23.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of an Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 23 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.4	Waiver of Defences
The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:
(a)	any time, waiver or consent granted to, or composition with any Obligor or other person;
(b)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of any Obligor or other person or any non‑presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
23.5	Guarantor Intent
Without prejudice to the generality of Clause 23.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:  business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

23.6	Immediate Recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
23.7	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest‑bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 23.
23.8	Deferral of Guarantors’ Rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23:
(a)	to be indemnified by an Obligor;
(b)	to claim any contribution from any other guarantor any Obligor’s obligations under the Finance Documents;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and Indemnity);

(e)	to exercise any right of set‑off against any Obligor; and/or
(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment Mechanics).
23.9	Contribution
(a)
At any time a payment is made pursuant to this Clause 23 by a US Guarantor, the right of contribution of each US Guarantor against each other US Guarantor shall subject to the other terms of this Clause 23, be determined as set out in paragraph (b) below with the right of contribution of each US Guarantor to be revised and restated, each time a payment (a “Relevant Payment”) is made in relation to the obligations guaranteed under the Finance Documents.

(b)
If a Relevant Payment is made resulting in the aggregate payments made by such US Guarantor in respect of its guarantee obligations under the Finance Documents to and including the date of the Relevant Payment exceeding such US Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all US Guarantors in respect of the obligations under the Finance Documents to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such US Guarantor shall have a right of contribution against each other US Guarantor who has made payments in respect of the obligations under the Finance Documents to and including the date of the Relevant Payment in an aggregate amount less than such other US Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all US Guarantors in respect of the obligations under the Finance Documents (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to:

(i)	a fraction the numerator of which is the Aggregate Excess Amount of such US Guarantor and the denominator of which is the Aggregate Excess Amount of all US Guarantors, multiplied by
(ii)	the Aggregate Deficit Amount of such other US Guarantor.
(c)
A US Guarantor’s right of contribution under paragraph (b) above shall arise at the time of each computation, subject to adjustment to the time of each computation, provided that no US Guarantor may take any action to enforce such right until the obligations under the Finance Documents have been irrevocably paid in full in cash and the commitments hereunder (and thereunder) terminated or cancelled, it being expressly recognised and agreed by all Parties that any US Guarantor’s right of contribution arising pursuant to this Clause 23.9 against any other US Guarantor shall be expressly junior and subordinate to such other US Guarantor’s obligations and liabilities in respect of the obligations under the Finance Documents and any other obligations owing under this Clause 23.

(d)	As used in this Clause 23.9:
“Adjusted Net Worth” of each US Guarantor shall mean the greater of (i) the Net Worth (as defined below) of such US Guarantor and (ii) zero;
“Contribution Percentage” of a US Guarantor shall mean the percentage obtained by dividing (i) the Adjusted Net Worth (as defined above) of such US Guarantor by (ii) the aggregate Adjusted Net Worth of all US Guarantors; and
“Net Worth” of each US Guarantor shall mean the amount by which the fair saleable value of such US Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any obligations under the Finance Documents arising under this Clause 23 on such date).
Notwithstanding anything to the contrary contained above, any US Guarantor that is released from this Clause 23 shall thereafter have no contribution obligations, or rights, pursuant to this Clause 23, and, at the time of any such release, if the released US Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, it shall be deemed reduced to US $0, and the contribution rights and obligations of the remaining US Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining US Guarantors. All Parties recognise and agree that, except for any right of contribution arising pursuant to this Clause 23, each US Guarantor who makes any payment in respect of the obligations under the Finance Documents shall have no right of contribution or subrogation against any other US Guarantor in respect of such payment until all of the obligations under the Finance Documents have been irrevocably paid in full, in cash. Each of the US Guarantors recognises and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favour of the party entitled to such contribution. In this connection, each US Guarantor has the right to waive its contribution right against any US Guarantor to the extent that giving effect to such waiver such US Guarantor would remain solvent in the determination of the Majority Lenders. Notwithstanding anything to the contrary in this Clause 23, this Clause 23 will not be construed to limit the claim of any Finance Party under this Clause 23, the only such limitation being set forth in Clause 23.13 (US Guarantee Limitations).
23.10	Release of Guarantors’ Right of Contribution
If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:
(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.11	Additional Security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
23.12	Guarantee Limitations
This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.
23.13	US Guarantee Limitations
(a)
Each US Obligor and each Finance Party (by its acceptance of the benefits of the guarantee under this Clause 23) hereby confirms that it is its intention that the guarantee under this Clause 23 shall not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar federal, state or foreign law. To effectuate the foregoing intention, each US Obligor and each Finance Party (by its acceptance of the benefits of the guarantee under this Clause 23) hereby irrevocably agrees that the maximum aggregate amount of the obligations for which such US Obligor shall be liable under such guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such US Obligor that are relevant under such laws, and after giving   effect to any rights to contribution pursuant to any agreement providing for equitable contribution among such US Obligor and the other Obligors, result in such  obligations of such US Obligor not constituting a fraudulent transfer or conveyance.

(b)
Notwithstanding anything to the contrary in this Agreement or any other Finance Document, in no circumstances shall proceeds of any Security constituting an asset of a Guarantor which is not a Qualified ECP Guarantor be applied towards the payment of any Excluded Swap Obligations nor shall any guarantee provided by  any  Guarantor pursuant to any Finance Document guarantee any obligations which are Excluded Swap Obligations, notwithstanding the terms of such Finance Document (and in the case of any conflict between the terms of any Finance Document and this Clause 23.13, the terms of this Clause 23.13 shall prevail).

23.14	Keepwell
(a)
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honour all of its obligations under Clause 23 (Guarantee and Indemnity) in respect of CEA Swap Obligations, provided, however, that each Qualified ECP Guarantor shall only be liable under this Clause 23.14 for the maximum amount of such liability that can hereby be incurred without rendering its obligations under this Clause 23.14, or otherwise under Clause 23 (Guarantee and Indemnity), voidable under applicable law, and not for any greater amount.

(b)
The obligations of each Qualified ECP Guarantor under this Clause 23.14 shall remain in full force and effect until all obligations guaranteed under Clause 23 (Guarantee and Indemnity) are fully discharged in accordance with the terms of  the Finance Documents.

(c)
Each Qualified ECP Guarantor intends that this Clause 23.14 constitutes, and this Clause 23.14 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity  Exchange Act.

Section 8
 Representations, Undertakings and Events of Default
24.	Representations
24.1	General
Each Obligor makes the representations and warranties set out in this Clause 24 to each Finance Party at the times and to the extent set out in Clause 24.28 (Times when Representations Made).
24.2	Status
(a)
In respect of each Obligor incorporated other than in the United States of America, any state thereof or the District of Columbia, it is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)
In respect of each Obligor incorporated in the United States of America, any state thereof or the District of Columbia, it is a corporation, partnership, limited liability company or other business entity duly incorporated and validly existing under the law of its Original Jurisdiction.

(c)
It and each of its Restricted Subsidiaries has the power to own its assets and carry on its business as it is being conducted save to the extent failure to do so would not be materially adverse to the interests of the Lenders under the Finance Documents.

(d)	It is not an “investment company” within the meaning of the United States of America’s Investment Company Act of 1940, as amended.
24.3	Binding Obligations
Subject to the Legal Reservations and Perfection Requirements:
(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and
(b)
(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

24.4	Non‑Conflict with Other Obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security pursuant to the Agreed Security Principles do not and will not conflict with:
(a)	any law or regulation applicable to it in any material respect;

(b)	the constitutional documents of any member of the Restricted Group; or
(c)
any agreement or instrument binding upon it or any member of the Restricted Group or any of its or any member of the Restricted Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument to the extent such default or termination event would have or is reasonably likely to have a Material Adverse Effect.

24.5	Power and Authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.
24.6	Validity and Admissibility in Evidence
(a)	Subject to the Legal Reservations and Perfection Requirements, all Authorisations required or desirable:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and
(ii)
to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions (or in the case of any Transaction Security Document, its Original Jurisdiction and the jurisdiction of the governing law of that Transaction Security Document), have been obtained or effected and are in full force and effect except any Authorisation referred to in paragraph (b) of Clause 24.9 (No Filing or Stamp Taxes).
(b)
All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Restricted Group have been obtained or effected and are in full force and effect on the Closing Date if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

24.7	Governing Law and Enforcement
(a)	Subject to the Legal Reservations and Perfection Requirements, the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.
(b)
Subject to the Legal Reservations and Perfection Requirements, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

24.8	Insolvency
(a)	No:

(i)	corporate action, legal proceeding or other procedure or step described in Section 1 and 2 of Schedule 14 (Additional Events of Default); or
(ii)	judgment or order described in Section 4 of Schedule 14 (Additional Events of Default),
has been taken or entered, or to the knowledge of the Parent, threatened in relation to the Parent or a member of the Restricted Group; and
(b)	as of the date of this Agreement, the Parent and its Restricted Subsidiaries on a consolidated basis are Solvent.
24.9	No Filing or Stamp Taxes
Under the laws of its Relevant Jurisdiction (or, in the case of any Transaction Security Document, its Original Jurisdiction and the jurisdiction of the governing law of that Transaction Security Document) it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:
(a)	registration of particulars of the Debenture at Companies House in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees;
(b)	registration of particulars of the Debenture at the Trade Marks Registry at the Patent Office in England and Wales and payment of associated fees; and
(c)	registration of the Debenture at HM Land Registry or the Land Charges Register in England and Wales and payment of associated fees.
24.10	No Default
(a)	No Event of Default, and as at the date of this Agreement no Default, is continuing or is reasonably likely to result from the making of any Utilisation.
(b)
To its knowledge and belief, no other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Restricted Subsidiaries or to which its (or any of its Restricted Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

24.11	No Misleading Information
(a)
Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement, to the best of its knowledge and belief, any factual information contained in the Information Package taken as a whole was true and accurate in all material respects as at the deemed date of the relevant document containing the information;

(b)
Save as disclosed to the Arranger prior to the date of this Agreement, any financial projections or forecasts contained in the Information Package were prepared on the basis of assumptions that, in the opinion of the Parent were reasonable at the deemed date of the document containing the relevant financial projection (it being understood that financial projections are subject to significant uncertainties and contingencies, many of which are outside of the control of the Group and no representation or warranty is given that such financial projections will be fulfilled).

24.12	Financial Statements
(a)	Its Original Financial Statements were prepared in accordance with the US GAAP and fairly present the consolidated financial position of the Parent and its consolidated Subsidiaries as at their date.
(b)
Except as publically disclosed by the Parent prior to the date of this Agreement, as at the date of this Agreement, there has been no material adverse change in the business or financial condition of the Parent and its consolidated Restricted Subsidiaries taken as a whole since the date of the Original Financial Statements.

24.13	No Proceedings
(a)
Except as publically disclosed by the Parent or any other Obligor, no litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started against it or any of its Restricted Subsidiaries.

(b)
No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Restricted Subsidiaries.

24.14	No Breach of Laws
It has not (and none of its Restricted Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.
24.15	Environmental Laws
(a)	It has not and none of its Restricted Subsidiaries has breached any law or regulation which breach has or would reasonably be expected to have a Material Adverse Effect.
(b)
No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) formally threatened in writing against the Parent or any of its Restricted Subsidiaries where that claim has or is reasonably likely, if determined against the Parent or that member of the Group, to have a Material Adverse Effect.

24.16	Sanctions
The Parent and each Restricted Subsidiary is in compliance with (i) all Anti‑Corruption Laws, (ii) applicable Sanctions, including each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (iii) the Patriot Act.  The Parent maintains in effect policies and procedures designed to promote and achieve compliance by the Parent and its Subsidiaries with Anti-Corruption Laws.  No part of the proceeds of any Loans will be used, directly or, to the knowledge of the Parent or the Borrower, indirectly, (x) in violation of any Anti-Corruption Laws, or (y) in any manner that would result in the violation of  any Sanctions applicable to the Parent or its Subsidiaries or, to the knowledge of the Borrower, any other party hereto.  None of the Parent, any Borrower, any of their Restricted Subsidiaries or any officer thereof or, to knowledge of the Parent or the Borrower, any officer or any director, of Parent, any Borrower or any of their Restricted Subsidiaries, is a person that is, or is owned 50% or greater by persons that are, the subject or target of any Sanctions.  None of the Parent, any Borrower or any of their Restricted Subsidiaries is a person that is located, organised or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions, which, as of the date of this Agreement, includes Crimea (as defined and construed in the applicable Sanctions), Cuba, Iran, North Korea and Syria. to the extent it would result in the violation of any Sanctions by any party to this Agreement.
24.17	Security and Debt
(a)	No Security exists over all or any of the present or future assets of the Parent or any member of the Restricted Group other than as not prohibited by this Agreement.
(b)	Neither the Parent nor any member of the Restricted Group has any Debt outstanding other than as not prohibited by this Agreement.
24.18	Ranking
The Transaction Security is not subject to any prior ranking or pari passu ranking Security other than as not prohibited by this Agreement.
24.19	Legal and Beneficial Ownership
It and each of its Restricted Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.
24.20	Centre of Main Interests and Establishments
For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction.

24.21	Taxation
It is not (and none of its Restricted Subsidiaries is) materially overdue in the filing of any material Tax returns and it is not (and none of its Restricted Subsidiaries is) materially overdue in the payment of any material amount in respect of Tax except to the extent that the assessment to such amount of Tax is being contested in good faith by appropriate proceedings and as to which Parent or such Restricted Subsidiary (as the case may be) has set aside adequate reserves in its books, which in each case does not have or is not reasonably likely to have a Material Adverse Effect.
24.22	Compliance with ERISA
Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Plan, except to the extent that any failure to fulfill such obligations or to be in compliance would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  As of the date of this Agreement, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except to the extent that any such waivers, failures and liabilities would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.
24.23	Federal Reserve Regulations
Neither the making of any Utilisation nor the use of the proceeds of it will violate or be inconsistent with the provisions of US Regulation T, U or X of the Board of Governors of the Federal Reserve System from time to time in effect or any successor to all or a portion thereof.

24.24	Investment Company Act
No US Obligor is an “investment company”, within the meaning of the US Investment Company Act of 1940, as amended.

24.25	Shares
The shares of any Obligor which are subject to the Transaction Security are not subject to any option to purchase or similar rights which would affect the enforceability of the relevant Transaction Security.  The constitutional documents of all Obligors whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

24.26	Intellectual Property
The Restricted Group, taken as a whole, is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business (such Intellectual Property being “Material Intellectual Property”).
24.27	Obligors
Each wholly owned Subsidiary of the Parent which is not an Excluded Subsidiary and which is a Material Company as at the date of this Agreement and which is:
(a)	organised under the Laws of the United States of America, any state thereof or the District of Columbia; or
(b)	incorporated under the laws of England & Wales,
is an Original Guarantor.
24.28	Times when Representations Made
(a)	All the representations and warranties in this Clause 24 are made by each Original Obligor on the Closing Date.
(b)	Subject to paragraph (c) below, the Repeating Representations are deemed to be made by each Obligor:
(i)	on the date of each Utilisation Request;
(ii)	on the first day of each Interest Period; and
(iii)	in respect of Letters of Credit, on each Utilisation Date therefor.
(c)
The representations and warranties in Clause 24.2 (Status) to Clause 24.9 (No Filing or Stamp Taxes) and Clauses 24.17 (Security and Debt) to 24.20 (Centre of Main Interests and Establishments) are deemed to be made by each Additional Obligor on the day on which it becomes an Additional Obligor in respect of itself and the Finance Documents to which it is a party only.

(d)
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

25.	Information Undertakings
The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1	Financial Statements and other information
The Parent shall supply to the Agent such information at the times and in the form as is required to be delivered by it as specified in Section 1 of Schedule 13 (Additional Affirmative Covenants).
25.2	“Know Your Customer” Checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)
any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent, the Common Security Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent, the Common Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender), the Common Security Agent (for itself) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, the Common Security Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)
The Parent shall, by not less than 10 Business Days’ prior written notice to the Agent and the Common Security Agent, notify the Agent (which shall promptly notify the Lenders) and the Common Security Agent of its intention to request that one of its Restricted Subsidiaries becomes an Additional Obligor pursuant to Clause 30 (Changes to the Obligors).

(d)
Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent, the Common Security Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, or to obtain, verify or record information of the type described in the paragraph (e) below, the Parent shall promptly upon the request of the Agent, the Common Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender), the Common Security Agent (for itself) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent, the Common Security Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Restricted Subsidiary to this Agreement as an Additional Obligor.

(e)
Each Lender hereby notifies each Obligor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender to identify such Obligor in accordance with the Patriot Act.

25.3	ERISA Notices
API will deliver to the Agent, if and when API or to the knowledge of API any member of the ERISA Group (A) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 (c) of ERISA), other than events for which the 30-day notice period has been waived, with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is insolvent or has been terminated, a copy of such notice, (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice, (D) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application, (E) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC, (F) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice, or (G) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which, in the case of (A) through (G), has resulted or could result individually, or in the aggregate, in a Material Adverse Effect, a certificate of the treasurer or chief financial officer of API setting forth details as to such occurrence and action, if any, which API or the applicable member of the ERISA Group is required or proposes to take.

26.	Financial Covenants
The Parent shall comply with the covenants set out in Section 11 of Schedule 12 (Restrictive Covenants) for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
27.	General Undertakings
The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
27.1	Restrictive and Additional Affirmative Covenants
Each Obligor shall comply with the covenants applicable to it set out in:
(a)	Schedule 12 (Restrictive Covenants); and
(b)	Schedule 13 (Additional Affirmative Covenants).
Authorisations and Compliance with Laws
27.2	Authorisations
Each Obligor shall promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction (or, in the case of any Transaction Security Document, its Original Jurisdiction and the jurisdiction of the governing law of that Transaction Security Document) to:
(i)	enable it to perform its obligations under the Finance Documents;
(ii)	subject to the Legal Reservations and Perfection Requirements, ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and
(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.
27.3	Compliance with Laws
Each Obligor shall (and the Parent shall ensure that each member of the Group will):
(a)	comply in all respects with all laws to which it may be subject except to the extent that:

(i)	non-compliance has been publically disclosed by any member of the Group prior to the date of this Agreement;
(ii)	the necessity to comply therewith is contested in good faith by appropriate proceedings; or
(iii)	failure so to comply has not and is not reasonably likely to have a Material Adverse Effect; and
(b)	comply in all material respects with applicable anti-terrorism and money laundering laws.
Restrictions on Dealing with Assets and Security
27.4	Preservation of Assets
Each Obligor shall (and the Parent shall ensure that each other Restricted Subsidiary which is a Material Company will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.
Miscellaneous
27.5	Insurance
(a)
Each Obligor shall (and the Parent shall ensure that each member of the Restricted Group will) maintain insurances on and in relation to its business and assets against those material risks and to the extent as is usual for companies of a similar size carrying on the same or substantially similar business and as may be reasonably available in the insurance market where failure to do so would have or would be reasonably likely to have a Material Adverse Effect.

(b)	All insurances must be with reputable independent insurance companies or underwriters.
27.6	Access
Parent will keep, and the Parent will procure that each Restricted Subsidiary will keep, proper books of record and account in which full, true and correct entries shall be made of all financial transactions and the assets and business of Parent and its Restricted Subsidiaries so as to permit the preparation of financial statements of Parent in accordance with US GAAP; and will permit, and will procure that each Restricted Subsidiary permit, representatives of any Lender at such Lender’s expense to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants (subject to such accountants’ customary policies and procedures), all at such reasonable times and as often as may reasonably be desired.
27.7	Guarantors and Security
(a)	Subject to paragraphs (b) and (c) below:

(i)
the Parent shall procure that following the Initial Test Date, any other member of the Restricted Group which is not already a Guarantor and which is a Guarantee Company shall, after becoming a Guarantee Company:

(A)	subject to the Agreed Security Principles, become an Additional Guarantor; and
(B)	subject to the Agreed Security Principles, grant such Required Security as the Agent may require by written notice to the Parent; and
(ii)	each Guarantor, shall ensure that, subject to the Agreed Security Principles, it grants such Required Security as the Agent may from time to time require by written notice to the Parent.
(b)	Compliance with the test in paragraph (a) above shall be determined as follows:
(i)
for the purposes of paragraph (a)(i) above, in determining whether a member of the Group is a Guarantee Company, its qualification as a Material Company for such purpose shall be made by reference to the latest Annual Financial Statements taken together with the relevant Compliance Certificate (in each case as are delivered after the Initial Test Date); and

(ii)	to satisfy any requirement to ensure that a member of the Group becomes an Additional Guarantor and/or grants any Required Security, the Parent shall have 120 days from:
(A)	in the case of paragraph (a)(i)(A) above, the date of delivery of the relevant Compliance Certificate and Annual Financial Statements;
(B)
in the case of paragraphs (a)(i)(B) above, the later of the date of delivery of the relevant Compliance Certificate and the Annual Financial Statements and the written notice from the Agent requiring such security to be given, to satisfy the requirement of paragraph (a) above; and

(C)	in the case of paragraph (a)(ii) above, the written notice from the Agent requiring such security to be given.
(c)
The Parent need only perform its obligations under paragraph (a) above if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person’s directors or other management.  Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability.  This includes agreeing to a limit on the amount guaranteed.  The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability.

27.8	Further Assurance
(a)
Subject to the Agreed Security Principles, the Obligors (other than API) shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Common Security Agent may reasonably specify (and in such form as the Common Security Agent may reasonably require in favour of the Common Security Agent or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Common Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
(b)
Subject to the Agreed Security Principles, each Obligor (other than API) shall at the reasonable request of the Common Security Agent, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Common Security Agent or the Finance Parties by or pursuant to the Finance Documents.

27.9	Conditions Subsequent
No later than the date falling 60 days after the Closing Date, the Parent shall use its commercially reasonable efforts to (i) ensure that each of the insurance policies of each Obligor incorporated under the laws of the United States of America, any state thereof or the District of Columbia listed on the insurance certificates delivered to the Common Security Agent on or prior to the Closing Date shall have been endorsed or otherwise amended in a manner consistent with market practice (in the reasonable determination of the Parent) to name the Common Security Agent as additional insured and lenders’ loss payee thereunder, as applicable and (ii) provide copies of all such endorsements or amendments to the Common Security Agent.  For the avoidance of doubt, the Parent confirms that no such endorsements or amendments shall result in the Common Security Agent having any liability whatsoever to pay any premium (or other amount) or to make any disclosure to any relevant insurer.
28.	Events of Default
Each of the events or circumstances set out in this Clause 28 or in Schedule 14 (Additional Events of Default) is an Event of Default (save for Clause 28.8 (Acceleration) and Clause 28.9 (Automatic Acceleration)).

28.1	Non‑Payment
(a)	Any Borrower does not pay on the due date pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable:
(i)	any amount of principal payable, unless
(A)	its failure to pay is caused by:
(1)	administrative or technical error; or
(2)	a Disruption Event; and
(B)	payment is made within three Business Days of its due date; or
(ii)	any other amount payable unless payment is made within 5 Business Days of its due date.
28.2	Financial Covenants and other Obligations
Any requirement of Section 11 of Schedule 12 (Restrictive Covenants) is not satisfied.
28.3	Other Obligations
(a)
Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.1 (Non‑Payment), 28.2 (Financial Covenants and Other Obligations)) and Clause 42 (Confidentiality of Funding Rates).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of the Agent giving written notice to the Parent at the request of any Lender or the Parent or relevant Obligor (as applicable) becoming aware of the relevant circumstance.

28.4	Misrepresentation
(a)
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made (it being understood that good faith projections that are reasonable when made shall not be considered representations or statements for purposes of this Clause 28.4.

(b)
No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 30 days of the Agent giving written notice to the Parent or the relevant Obligor (as applicable) at the request of any Lender or the Parent or relevant Obligor (as applicable) becoming aware of the relevant circumstance.

28.5	Cross Default
(a)	Any Debt of the Parent or any Restricted Subsidiary is not paid when due nor within any originally applicable grace period.
(b)	Any Debt of the Parent or any Restricted Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)
Any creditor of the Parent or any Restricted Subsidiary becomes entitled to declare any Debt of the Parent or any Restricted Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

(d)	No Event of Default will occur under this Clause 28.5 if:
(i)	the aggregate amount of Debt falling within paragraphs (a) to (c) above is less than US$75,000,000 (or its equivalent in any other currency or currencies); or
(ii)	the relevant Debt is Debt arising under or evidenced by the Finance Documents.
For the purposes of this Clause 28.5, “Debt” shall be deemed to include any net obligation due and payable under any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price including, any actual amount which is due as a result of the termination or close out of such derivative transaction (but not, for the avoidance of doubt, any marked to market value or any notional amount).
28.6	Unlawfulness and Invalidity
(a)	Subject to the Legal Reservations and Perfection Requirements:
(i)
it is or becomes unlawful for any Obligor to perform any of its material obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective;

(ii)
any material obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents; and

(iii)
any Finance Document ceases to be in full force and effect or any Transaction Security with respect to the Charged Property having a fair market value in excess of US$75,000,000 ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective, and in each case, where capable of remedy, the relevant circumstance is not remedied within 30 days of the earlier of the Agent giving written notice to the Parent or relevant Obligor (as applicable) or the Parent or relevant Obligor (as applicable) becoming aware of the relevant circumstance, and provided further that no Event of Default shall occur under this Clause 28.6 if the relevant event or occurrence is not materially adverse to the interests of the Lenders under the Finance Documents as a whole (and, for the avoidance of doubt, without prejudice to Clause 27.7 (Guarantors and Security), with respect to Transaction Security ceasing to be effective (other than any Transaction security granted by the Parent or AIO) if the relevant event or circumstance occurs as a result of any intra-group transaction expressly permitted under and effected in compliance with Sections 1 and 7 of Schedule 12 (Restrictive Covenants), such event or circumstance shall be deemed not to be materially adverse to the interests of the Lenders).
(b)
No Event of Default will occur under this Clause 28.6 if the Event of Default would otherwise occur as a result of any act or omission of the Agent or the other Secured Parties (or any of them) or any Transaction Security ceases to be perfected as a result of (i) the failure of the Agent or the Common Security Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Transaction Security Documents or (ii) any failure to file UCC continuation statements.

28.7	Repudiation and Rescission of Agreements
An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document, in each case which is materially adverse to the interests of the Lenders under the Finance Documents as a whole.
28.8	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders by notice to the Parent:
(a)	cancel the Total Commitments and/or Ancillary Commitments at which time they shall immediately be cancelled;
(b)
declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;
(d)	declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;
(e)
declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

(f)
declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or

(g)
declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(h)	exercise or direct the Common Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
28.9	Automatic Acceleration
If an Event of Default under Sections 1 or 2 of Schedule 14 (Additional Events of Default) shall occur in respect of any Obligor or Material Company incorporated or established in the United States of America then, without notice to such entity or any other act by the Agent or any other person, the Loans, interest thereon and all other amounts owed by any such entity under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

Section 9
 Changes to Parties
29.	Changes to the Lenders
29.1	Assignments and Transfers by the Lenders
Subject to this Clause 29, a Lender (the “Existing Lender”) may:
(a)	assign any of its rights;
(b)	transfer by novation any of its rights and obligations; or
(c)
enter into a sub-participation or similar transaction (including by way of credit derivative or any other transaction which may sub‑divide or sub‑allocate the benefit of rights under the Finance Document) pursuant to which voting rights associated with the Existing Lender's Commitments are transferred (“Voting Sub‑participation”), under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which meets all applicable regulatory requirements for lending to the Borrowers as at the date on which it becomes a Party (the “New Lender”).
29.2	Parent Consent
(a)
The consent of the Parent is required for an assignment, transfer or Voting Sub‑participation by an Existing Lender (such consent not to be unreasonably withheld or delayed and in any event, such consent shall be deemed given if the Parent does not give its decision within 10 Business Days of request for consent from the Agent), unless (subject to paragraph (b) below) the assignment or transfer is:

(i)	to another Lender or an Affiliate of any Lender;
(ii)	to a fund which is a Related Fund of that Existing Lender; or
(iii)	made at a time when a Material Event of Default is continuing.
For the purposes of this Clause 29.2, “Material Event of Default” means an Event of Default falling within Clause 28.1 (Non-Payment) or Sections 1 and 2 of Schedule 14 (Additional Events of Default).
(b)	Notwithstanding any other provision of the terms of this Agreement:
(i)	no assignment or transfer or (subject to paragraph (ii) below) Voting Sub-participation may be made to any person, unless that person:

(A)	(other than in the circumstances referred to in paragraph (a)(iii) above) is an Acceptable Bank which is a deposit taking financial institution authorised by a financial services regulator; and
(B)	is not a Defaulting Lender; and
(C)	is not a Disqualified Institution; and
(D)	(other than in the circumstances referred to in paragraph (a)(iii) above) is not a Loan to Own Investor; and
(ii)
no Existing Lender may enter into a sub-participation or similar transaction (including by way of credit derivative or any other transaction which may sub-divide or sub-allocate the benefit of rights under the Finance Documents (and whether or not voting rights associated with the Existing Lender’s commitments are transferred)), with any Disqualified Institution.

(c)
The Parent may on and from the Closing Date at its absolute discretion update the list of Disqualified Institutions from time to time by delivering to the Agent an updated version of such list provided that the Parent may delete from and add to such list as many institutions as it may determine, but entities may only be added to the extent that at the time such entity is added it is an industrial competitor of the Group or of any member thereof,

Notwithstanding anything to the contrary in this Agreement, the Agent will hold and administer the list of Disqualified Institutions on behalf of the other Finance Parties but shall not disclose or be obliged to disclose the list in whole or in part to any other Finance Party.  A Lender may request the Parent to confirm whether any potential lender or sub-participant or other entity to which such Lender proposes to transfer any of its rights, obligations or risk in the Facility as contemplated in this Clause 29, is, at the time of such proposed transfer a Disqualified Institution.
(d)	Where an Existing Lender enters or has entered under a Voting Sub-participation, that Existing Lender shall:
(i)
ensure that the terms of such Voting Sub-participation contains restrictions on further assignments, transfers and Voting Sub-participations, operating for the benefit of the Parent, in substantially similar terms to this Clause 29.2; and

(ii)
promptly provide to the Parent a written notice of the identity of the entity with whom it has entered into the Voting Sub-participation and shall provide any other information in reasonable detail regarding Voting Sub-participation which the Parent may reasonably request provided that a Lender shall not be required to disclose the identity of a sub-participant if that Lender retains exclusive control over all rights and obligations in relation to the commitments the subject of the relevant participation, including all voting rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations).

(e)
If an actual or purported assignment or transfer or Voting Sub-participation of a Lender’s Commitments or outstandings takes place without the prior consent of the Parent (where such consent is required) or otherwise in breach of the conditions set out in this Clause 29, the related commitments and participations shall not be included when ascertaining whether a certain percentage of total Commitments and/or participations has been obtained to an amendment or waiver.

(f)
An Existing Lender may enter into a sub-participation (other than a Voting Sub-participation) and there shall be no requirement to obtain the prior consent of the Parent, provided that the proposed sub-participant to which such Lender proposes to transfer any of its rights, obligations or risk in the Facility as contemplated in this Clause 29, is not, at the time of such proposed transfer a Disqualified Institution.

29.3	Other Conditions of Assignment or Transfer
(a)	The consent of the Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under the Facility.
(b)
An assignment or transfer or Voting Sub-participation of part of a Lender's participation must be in an amount of not less than €5,000,000 and must be such that the Lender's remaining participation (when aggregated with its Affiliates' and Related Funds' participation) in respect of Commitments is in a minimum amount of €5,000,000.

(c)	An assignment will only be effective on:
(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and
(iii)
performance by the Agent and, if applicable, the Common Security Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)
A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 29.6 (Procedure for Transfer) is complied with.

(e)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or enters into any Voting Sub‑participation or changes its Facility Office; and
(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Parent or an Obligor would be obliged to make a payment or payments to the New Lender or Lender under any of Clause 18 (Tax Gross Up and Indemnities), Clause 19 (Increased Costs) or Clause 20 (Other Indemnities),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its new Facility Office would have been if the assignment, transfer, Voting Sub‑participation or change had not occurred. This paragraph (e) shall not apply in relation to Clause 18.2 (Tax Gross-Up), to a UK Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph 18.2(h)(ii)(B) of Clause 18.2 (Tax Gross-Up) if the UK Borrower or other Obligor incorporated in the UK making the payment has not made a Borrower DTTP Filing in respect of that UK Treaty Lender .
(f)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

29.4	Assignment or Transfer Fee
(a)	Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 3,500.
(b)	No fee is payable pursuant to paragraph (a) above if:
(i)	the Agent agrees that no fee is payable; or
(ii)	the assignment or transfer is made by an Existing Lender:
(A)	to an Affiliate of that Existing Lender;
(B)	to a fund which is a Related Fund of that Existing Lender; or
(C)	in connection with primary syndication of the Facility.
(c)
Notwithstanding anything to the contrary in the Finance Documents, no Obligor shall bear any taxes, notarial costs, security registration or perfection fees or costs, increased costs, gross-up or indemnity costs that arise because of an assignment, transfer or Voting Sub-participation and as a result of laws in force at the time of the assignment, transfer or Voting Sub-participation in respect of the relevant transferee, assignee, or sub-participant.

29.5	Limitation of Responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;
(ii)	the financial condition of the Parent or any Obligor;
(iii)	the performance and observance by the Parent or any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:
(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Parent and each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Parent and each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re‑transfer or re‑assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non‑performance by the Parent or any Obligor of its obligations under the Finance Documents or otherwise.

29.6	Procedure for Transfer
(a)
Subject to the conditions set out in Clause 29.2 (Parent Consent) and Clause 29.3 (Other Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and updates the Register (as defined in Clause 29.9 (Lender Register)) in accordance with the provisions of Clause 29.9 (Lender Register).  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and update the Register.  The Common Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate executed by the Agent, execute that Transfer Certificate.

(b)
The Agent and, if applicable, the Common Security Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 29.12 (Pro Rata Interest Settlement), on the Transfer Date:
(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, the Parent, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
the Parent, each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Parent, that Obligor or other member of the Restricted Group and the New Lender have assumed and/or acquired the same in place of the Parent, that Obligor and the Existing Lender;

(iii)
the Agent, the Arranger, the Common Security Agent, the New Lender, the other Lenders, the Issuing Bank and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to the extent the Agent, the Arranger, the Common Security Agent, the Issuing Bank and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.
29.7	Procedure for Assignment
(a)
Subject to the conditions set out in Clause 29.2 (Parent Consent) and Clause 29.3 (Other Conditions of Assignment or Transfer), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender and updates the Register (as defined in Clause 29.9 (Lender Register)) in accordance with the provisions of Clause 29.9 (Lender Register).  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and update the Register.  The Common Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement executed by the Agent, execute that Assignment Agreement.

(b)
The Agent and, if applicable, the Common Secuirty Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 29.12 (Pro Rata Interest Settlement), on the Transfer Date:
(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)
Lenders may utilise procedures other than those set out in this Clause 29.7 to assign their rights under the Finance Documents (but not, without the consent of the Parent or the relevant Obligor or unless in accordance with Clause 29.6 (Procedure for Transfer), to obtain a release by the Parent or that Obligor from the obligations owed to the Parent or that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Parent Consent) and Clause 29.3(c) (Other Conditions of Assignment or Transfer).

29.8	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.
29.9	Lender Register
(a)
Each Borrower hereby designates the Agent, and the Agent agrees, to serve as each Borrower’s agent, solely for the purposes of this Clause 29.9 (Lender Register), to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation, shall not affect a Borrower’s obligations in respect of such Loans.  With respect to any Lender, the transfer or assignment of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments, shall not be effective until (i) the Transfer Certificate (or Assignment Agreement, as applicable) has been executed by the Agent and (ii) such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation of all amounts owing to the transferor (or assignor, as applicable) with respect to such Commitments and Loans shall remain owing to the transferor (or assignor, as applicable).  The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Transfer Certificate pursuant to Clause 29.6 (Procedure for Transfer) or a properly executed Assignment Agreement pursuant to Clause 29.7 (Procedure for Assignment), as applicable.  Each Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed upon, asserted against or incurred by the Agent in performing its duties under this Clause 29.9 except to the extent resulting from the gross negligence or wilful misconduct of the Agent (as determined by a court of competent jurisdiction in a final and non‑appealable decision).

(b)
The requirements of this Clause 29.9 are intended to result in the Loans being in “registered form” for purposes of section 871, section 881 or any other applicable provision of the US Revenue Code, and shall be interpreted and applied in a manner consistent therewith.

29.10	Participant Register
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each person it sells a participation to (a “Participant”) and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Finance Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register

(including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
29.11	Security over Lenders’ Rights
In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from the Parent or any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by the Parent or an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

29.12	Pro Rata Interest Settlement
(a)
If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.6 (Procedure for Transfer) or any assignment pursuant to Clause 29.7 (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:
(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and
(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.12, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 29.12 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.
(c)
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 29.12 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

30.	Changes to the Obligors
30.1	Assignment and Transfers by Obligors
(a)	Neither the Parent nor AIO, nor any Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.
(b)
No other Guarantor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents except to the extent any such assignment or transfer arises or is deemed to have arisen as a consequence of an intra-group transaction permitted under, and effected in compliance with paragraphs 1 (Limitations on Dispositions) or 7 (Fundamental Changes) of Schedule 12 (Restrictive Covenants).

30.2	Additional Borrowers
(a)
Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.2 (“Know Your Customer” Checks), the Parent may request that any of its wholly owned Restricted Subsidiaries becomes a Borrower.  That Subsidiary shall become a Borrower if:

(i)	it is incorporated in the same jurisdiction as an existing Borrower or otherwise if all the Lenders approve the addition of that Restricted Subsidiary;
(ii)	the Parent and that Restricted Subsidiary deliver to the Agent a duly completed and executed Accession Deed;
(iii)	the Restricted Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;
(iv)	the Parent confirms that no Default is continuing or would occur as a result of that Restricted Subsidiary becoming an Additional Borrower; and
(v)
the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)
The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor).

(c)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification.  The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.3	Resignation of a Borrower
(a)	The Parent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.
(b)	The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:
(i)	the Parent has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;
(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)
where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 30.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations and Perfection Requirements) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case).

(c)
Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

(d)
The Agent may, at the cost and expense of the Parent, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (b)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

30.4	Additional Guarantors
(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.2 (“Know Your Customer” Checks), the Parent may request that any member of the Group becomes a Guarantor.
(b)	A member of the Group shall become an Additional Guarantor if:
(i)	the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and
(ii)
the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably).

(c)
The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it (acting reasonably)) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent Required to be Delivered by an Additional Obligor).

(d)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification.  The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.5	Resignation of a Guarantor
(a)
In this Clause 30.5 and Clause 30.7 (Resignation and Release of Security on Disposal), “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under Section 1 (Limitation on Dispositions) of Schedule 12 (Restrictive Covenants) or made with the approval of the Majority Lenders (and the Parent has confirmed this is the case) and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

(b)	The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:
(i)	that Guarantor is being disposed of by way of a Third Party Disposal and the Parent has confirmed this is the case;
(ii)	that Guarantor is the subject of a Permitted Tax Restructuring or transaction permitted under Section 7 (Fundamental Changes) of Schedule 12 (Restrictive Covenants);
(iii)	the Guarantor is not, as at the date of the relevant request a Guarantee Company; or
(iv)	the Super Majority Lenders have consented to the resignation of that Guarantor.
(c)
Subject to paragraph (a) of clause 19.12 (Resignation of a Debtor) of the Intercreditor Agreement, the Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	the Parent has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;
(ii)	no payment is due from the resigning Guarantor under Clause 23.1 (Guarantee and Indemnity); and
(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 30.3 (Resignation of a Borrower).
(d)
The resignation of a Guarantor pursuant to paragraph (b)(i) or (ii) above shall not be effective until the date of the relevant Third Party Disposal, Permitted Tax Restructuring or transaction permitted under paragraph 7 (Fundamental Changes) of Schedule 12 (Restrictive Covenants) at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

30.6	Repetition of Representations
Delivery of an Accession Deed constitutes confirmation by the relevant Restricted Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 24.28 (Times when Representations Made) are true and correct in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

30.7	Resignation and Release of Security on Disposal
If a Borrower or Guarantor (other than the Parent):
(a)
is or is proposed to be the subject of a Third Party Disposal, Permitted Tax Restructuring or other transaction permitted under paragraph 7 (Fundamental Changes) of Schedule 12 (Restrictive Covenants); or

(b)	in the case of a Guarantor, is ceasing or is proposed to cease being a Guarantor as contemplated by paragraph (iii) or (iv) of Clause 30.5 (Resignation of a Guarantor),
then:
(i)
where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Common Security Agent, or Transaction Security in favour of the Common Security Agent was created over the shares (or equivalent) of that Borrower or Guarantor, the Common Security Agent shall, at the cost and request of the Parent, release those assets, business or shares (or equivalent) and issue certificates of non‑crystallisation; and

(ii)
any resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (i) above shall become effective only on the making of that disposal, reorganisation or other transaction.

Section 10
 The Finance Parties
31.	Role of the Agent, the Arranger, the Issuing Bank and Others
31.1	Appointment of the Agent
(a)	Each of the Arranger, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)
Each of the Arranger, the Lenders and the Issuing Bank authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Instructions
(a)	The Agent shall:
(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;
(B)	the Super Majority Lenders if the relevant Finance Document stipulates the matter is a Super Majority Lender decision; and
(C)	in all other cases, the Majority Lenders;
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Common Security Agent.

(d)
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

31.3	Duties of the Agent
(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)
Without prejudice to Clause 29.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent) and paragraph (e) of Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Agent is aware of the non‑payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Common Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.4	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.
31.5	No Fiduciary Duties
(a)	Nothing in any Finance Document constitutes the Agent, the Arranger or the Issuing Bank as a trustee or fiduciary of any other person.
(b)	None of the Agent, the Arranger, the Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
31.6	Business with the Parent and the Group
The Agent, the Arranger, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Parent and any member of the Group.
31.7	Rights and Discretions
(a)	The Agent and the Issuing Bank may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non‑Payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and
(iii)	any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent, in its reasonable opinion, deems this to be desirable.

(e)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.
(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
(h)	Without prejudice to the generality of paragraph (g) above, the Agent:
(i)	may disclose; and
(ii)	on the written request of the Parent or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Parent and to the other Finance Parties.
(i)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arranger or the Issuing Bank is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.8	Responsibility for Documentation
None of the Agent, the Arranger, the Issuing Bank or any Ancillary Lender is responsible or liable for:
(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Issuing Bank, an Ancillary Lender, the Parent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party is non‑public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.9	No duty to Monitor
The Agent shall not be bound to enquire:
(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any other event specified in any Finance Document has occurred.
31.10	Exclusion of Liability
(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Issuing Bank or any Ancillary Lender), none of the Agent, the Issuing Bank, nor any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)
No Party (other than the Agent, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender, in respect of any claim it might have against the Agent, the Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:
(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.
(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss.  In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

31.11	Lenders’ Indemnity to the Agent
(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems Etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)
Subject to paragraph (c) below, the Parent shall promptly on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above, but only to the extent that the Agent is otherwise indemnified hereunder in respect of such payment by an Obligor and such Obligor is in default of its payment obligation under such indemnity to the Agent .

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

31.12	Resignation of the Agent
(a)	The Agent (after consultation with the Parent) may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.
(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.
(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 31 and with the consent of the Parent (such consent not to be unreasonably withheld) (A) any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees and (B) any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.
(g)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Agent) and this Clause 31 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 18.8 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 18.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.
31.13	Replacement of the Agent
(a)
After consultation with the Parent, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent.  As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Agent) and this Clause 31 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.14	Confidentiality
(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
31.15	Relationship with the Lenders
(a)
Subject to Clause 29.12 (Pro Rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.6 (Electronic Communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and paragraph (a)(ii) of Clause 36.6 (Electronic Communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

31.16	Credit Appraisal by the Lenders, Issuing Bank and Ancillary Lenders
Without affecting the responsibility of the Parent or any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, the Arranger, the Issuing Bank and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Parent or each member of the Group;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Lender, Issuing Bank or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)
the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

31.17	Deduction From Amounts Payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
31.18	Reliance and Engagement Letters
Each Finance Party and Secured Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

31.19	Role of Cash Management Bank, Secured Hedge Bank and Other Obligations Bank
(a)
By signing this Agreement, each Lender, in its capacity as a Cash Management Bank, Secured Hedge Bank and/or Other Obligations Bank (or potential Cash Management Bank, Secured Hedge Bank and/or Other Obligations Bank), agrees to furnish (or cause its Affiliate or Affiliates to furnish) to the Agent and the Common Security Agent, and then to update from time to time, a summary of all Cash Management Obligations, obligations under Secured Hedge Agreements and/or Other Obligations due or to become due to such Cash Management Bank, Secured Hedge Bank and/or Other Obligations Bank, as applicable (it being understood that (x) the only result of a Cash Management Bank, Secured Hedge Bank or Other Obligations Bank’s failure to provide such information is that any such obligations not specified to the Agent and the Common Security Agent (i) shall not be deemed to be “Cash Management Obligations”, obligations under “Secured Hedge Agreements” or “Other Obligations”, as applicable, under the Intercreditor Agreement and (ii) shall not be deemed to be “Pari Passu Creditor Only Secured Obligations” (as defined in the Intercreditor Agreement) under the Pari Passu Creditor Only Transaction Security Documents (as defined in the Intercreditor Agreement) and therefore, will not receive the benefit of the Transaction Security and (y) no Default or Event of Default shall occur as a result of a Cash Management Bank, Secured Hedge Bank and/or Other Obligations Bank’s failure to provide such information). In addition to the summary information provided to the Agent and the Common Security Agent pursuant to the foregoing sentence, each such Lender (i) shall provide to the Agent and the Common Security Agent contact information for each of such Lender’s Affiliates appearing on the summary that is a Cash Management Bank, Secured Hedge Bank and/or Other Obligations Bank and (ii) shall notify each of its Affiliates that is a Cash Management Bank, Secured Hedge Bank and/or Other Obligations Bank promptly upon such Lender ceasing to be a Lender hereunder.

(b)
Except as otherwise expressly set forth herein or in any Transaction Security Document, no Cash Management Bank, Secured Hedge Bank or Other Obligations Bank that obtains the benefits of clause 16 (Application of Proceeds) of the Intercreditor Agreement, schedule 5 (Guarantee and Indemnity) to the Intercreditor Agreement or any Transaction Security by virtue of the provisions hereof, of the Intercreditor Agreement or of any Transaction Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder, under the Intercreditor Agreement or under any other Finance Document or otherwise in respect of the Transaction Security (including the release or impairment of any Transaction Security) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Finance Documents and the Intercreditor Agreement.  Notwithstanding any other provision of this Clause 31.19 to the contrary, the Agent and the Common Security Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations, obligations arising under Secured Hedge Agreements and Other Obligations unless the Agent and the Common Security Agent have received written notice of such Cash Management Obligations, such obligations arising under Secured Hedge Agreements and such Other Obligations, together with such supporting documentation as the Agent and the Common Security Agent may request, from the applicable Cash Management Bank, Secured Hedge Bank or Other Obligations Bank, as the case may be.

(c)
Cash Management Obligations, obligations arising out of Secured Hedge Agreements and Other Obligations shall be excluded from clause 16 (Application of Proceeds) of the Intercreditor Agreement if the Agent and the Common Security Agent have not received written notice thereof, together with such supporting documentation as the Agent and the Common Security Agent may request, from the applicable Cash Management Bank, Secured Hedge Bank or Other Obligations Bank, as the case may be.  Each Lender, in its capacity as a Cash Management Bank, Secured Hedge Bank or Other Obligations Bank, that is not a party hereto that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agent and the Common Security Agent pursuant to this Clause 31 for itself and its Affiliates as if a “Lender” party hereto.

32.	Conduct of Business by the Finance Parties
No provision of this Agreement will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
33.	Sharing among the Finance Parties
33.1	Payments to Finance Parties
(a)
Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Parent or an Obligor other than in accordance with Clause 34 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents, then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(ii)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.6 (Partial Payments).

(b)
Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank or an Ancillary Lender in respect of any cash cover provided for the benefit of that Issuing Bank or that Ancillary Lender.

33.2	Redistribution of Payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 34.6 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.
33.3	Recovering Finance Party’s Rights
On a distribution by the Agent under Clause 33.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.
33.4	Reversal of Redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

33.5	Exceptions
(a)
This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and
(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.6	Ancillary Lenders
(a)
This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 28.8 (Acceleration).

(b)
Following the exercise by the Agent of any of its rights under Clause 28.8 (Acceleration), this Clause 33 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Gross Outstandings of a Multi‑account Overdraft to or towards an amount equal to its Net Outstandings.

Section 11
 Administration
34.	Payment Mechanics
34.1	Payments to the Agent
(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

34.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and Pre‑Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).
34.3	Distributions to an Obligor
The Agent may (with the consent of the Parent or the Obligor or in accordance with Clause 35 (Set‑Off)) apply any amount received by it for the Parent or that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Parent or that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
34.4	Clawback and Pre‑Funding
(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)
If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders, then, if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Parent of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and
(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Impaired Agent
(a)
If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 34.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or
(ii)
if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest‑bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.
(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
(c)
A Party which has made a payment in accordance with this Clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)
Promptly upon the appointment of a successor Agent in accordance with Clause 31.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 34.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
(i)	that it has not given an instruction pursuant to paragraph (d) above; and
(ii)	that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.
34.6	Partial Payments
(a)
If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Issuing Bank (other than any amount under Clause 7.2 (Claims Under a Letter of Credit) or, to the extent relating to the reimbursement of a claim (as defined in Clause 7 (Letters of Credit)), Clause 7.3 (Indemnities)) or the Common Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;
(iii)
thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 7.2 (Claims Under a Letter of Credit) and Clause 7.3 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

34.7	Set‑off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set‑off or counterclaim save that an Obligor may set off any matured obligation due from a Defaulting Lender (other than an Arranger or an Affiliate of an Arranger) against any matured obligation owed by that Obligor or another Group company to that Defaulting Lender, in each case under the Finance Documents (and in such circumstances, the Agent or, as the case may be, the Common Security Agent shall treat such set off as reducing only payments due to the relevant Defaulting Lender).
34.8	Business Days
(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
34.9	Currency of Account
(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)
A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.
(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.
34.10	Change of Currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

34.11	Disruption to Payment Systems Etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:
(a)
the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

35.	Set‑Off
(a)
Subject to paragraph (b) below, upon the occurrence of a Declared Default or otherwise while an Event of Default is continuing and (unless the set off is being effected by the Common Security Agent in respect of amounts due to it for its own account for acting in its role as Common Security Agent) on the instruction of the Majority Lenders, a Finance Party may following written notice by it to the Parent set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set‑off.

(b)
Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

36.	Notices
36.1	Communications in Writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
36.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)	in the case of the Parent, that identified with its name below;
(b)	in the case of each Lender, the Issuing Bank, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(c)	in the case of the Agent or the Common Security Agent, that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than 5 Business Days’ notice.

Parent:	Avon Products, Inc.
Address:	Building 6, Chiswick Park, London, W4 5HR, United Kingdom
Agent:	Citibank Europe plc, UK Branch
Address:	5th Floor, Citigroup Centre 25 Canada Square, Canary Wharf London E14 5LB
Fax:	+44 20 7492 3980
Attention:	European Loans Agency, EMEA

Common Security Agent:	Citibank, N.A., London Branch
Address:	6th Floor CGC1, Citigroup Centre, Canada Square Canary Wharf, London E14 5LB, United Kingdom
Fax:	+44 20 7500 5877
Email:	issuerpfla@citi.com
Attention:	PFLA Team

36.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.
(b)
Any communication or document to be made or delivered to the Agent or the Common Security Agent will be effective only when actually received by the Agent or Common Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Common Security Agent’s signature below (or any substitute department or officer as the Agent or Common Security Agent shall specify for this purpose).

(c)	All notices from or to the Parent or an Obligor shall be sent through the Agent.
(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 36.3 will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of Address and Fax Number
Promptly upon changing its address or fax number, the Agent shall notify the other Parties.
36.5	Communication when Agent is Impaired Agent
If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.
36.6	Electronic Communication
(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than 5 Business Days’ notice.
(b)
Any such electronic communication as specified in paragraph (a) above made between the Parent or an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Common Security Agent only if it is addressed in such a manner as the Agent or the Common Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.6.
36.7	Use of Websites
(a)
The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the Parent and the Agent.
If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Parent shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.
(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.
(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Parent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Parent shall at its own cost comply with any such request within ten Business Days.

36.8	English Language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.	Calculations and Certificates
37.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
37.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
37.3	Day Count Convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.
38.	Partial Invalidity
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
40.	Amendments and Waivers
40.1	Intercreditor Agreement
This Clause 40 is subject to the terms of the Intercreditor Agreement.
40.2	Required Consents
(a)
Subject to Clause 40.3 (All Lender Matters) and Clause 40.4 (Other Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.
(c)
Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 31.7 (Rights and Discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)
Each Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Parent.  This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

(e)	Paragraph (c) of Clause 29.12 (Pro Rata Interest Settlement) shall apply to this Clause 40.
40.3	All Lender Matters
(a)
Subject to Clause 40.5 (Replacement of Screen Rate), an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents (other than in relation to Clause 12 (Mandatory Prepayment and Cancellation));
(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable (other than in relation to any such amount appearing in a Fee Letter);
(iv)	a change in currency of payment of any amount under the Finance Documents;
(v)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the relevant Facility;

(vi)	a change to the Borrowers other than in accordance with Clause 30 (Changes to the Obligors);
(vii)	any provision which expressly requires the consent of all the Lenders; or
(viii)
Clause 2.3 (Finance Parties’ Rights and Obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 11.1 (Illegality), the definition of “Change of Control” in Clause 1.1 (Definitions), Clause 13.8 (Application of Prepayments), Clause 29 (Changes to the Lenders), this Clause 40, Clause 45 (Governing Law) or Clause 46.1 (Jurisdiction of English Courts);

(ix)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,
(except in the case of paragraph (ix) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is not prohibited under this Agreement or any other Finance Document);
(x)	any amendment to the order of priority or subordination under the Intercreditor Agreement, shall not be made, or given, without the prior consent of all the Lenders unless in the case of paragraphs  (ix) and (x) above, such amendments, consents or waivers are made in accordance with clause 25 (New Creditor Liabilities) of the Intercreditor Agreement.
(b)
Subject to Clause 40.5 (Replacement of Screen Rate) and clause 25 (New Creditor Liabilities) of the Intercreditor Agreement, an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)	the nature or scope of:

(A)	the guarantee and indemnity granted under Clause 23 (Guarantee and Indemnity); or
(B)	the Charged Property;
(except in the case of paragraph (B) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is not prohibited under this Agreement or any other Finance Document); or
(ii)
the release of any guarantee and indemnity granted under Clause 23 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Super Majority Lenders.
40.4	Other Exceptions
(a)
Subject to Clause 40.5 (Replacement of Screen Rate), an amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Issuing Bank, the Common Security Agent or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, the Issuing Bank, the Common Security Agent or that Ancillary Lender, as the case may be.

(b)	Any amendment or waiver which:
(i)	relates only to:
(A)	the rights or obligations applicable to a particular Utilisation or class of Lender; or
(B)	to a specific Finance Party under a Fee Letter or to the timing or amount in respect of a prepayment to a specific Finance Party under Clause 12 (Mandatory Prepayment or Cancellation); and
(ii)	does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or another class of Lender, may be made in accordance with this Clause 40 but as if references in this Clause 40 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (b), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or forming part of that particular class or the specific Finance Party under a Fee Letter or Clause 12 (Mandatory Prepayment and Cancellation).

40.5	Replacement of Screen Rate
If a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:
(a)	providing for the use of a Replacement Benchmark (for all currencies) (or a Replacement Benchmark) in relation to that currency in place of that Screen Rate; and
(b)
(i)	aligning any provision of any Finance Document to the use of that Replacement benchmark;
(ii)
enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Benchmark;
(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(v)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Parent.
In this Clause 40.5:
“Relevant Nominating Body” means any applicable central bank, regular or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Finance Stability Board.
“Replacement Benchmark” means a benchmark rate which is:
(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:
(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or
(ii)	any Relevant Nominating Body;

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraphs (ii) above;
(b)	in the opinion of the Agent and the Parent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or
(c)	in the opinion of the Agent and the Parent, an appropriate successor to a Screen Rate.
“Screen Rate Replacement Event” means, in relation to a Screen Rate:
(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Agent and the Parent materially changed:
(b)
(i)
(A)	the administrator of that Screen Rate or its supervisor publicly announce that such administrator is insolvent; or
(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;
(ii)
the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or
(c)
the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Agent and the Parent) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the period opposite that Screen Rate in Schedule 18 (Screen Rate Contingency Periods); or
(d)	in the opinion of the Agent and the Parent, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.
40.6	Excluded Commitment
If:
(a)
any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made; or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request or such a vote within 15 Business Days of that request being made,
(unless, in either case, the Parent and the Agent agree to a longer time period in relation to any request):
(i)
its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
40.7	Replacement of Lender
(a)	If:
(i)	any Lender becomes a Non‑Consenting Lender (as defined in paragraph (d) below); or
(ii)
an Obligor becomes obliged to repay any amount in accordance with Clause 11.1 (Illegality) or to pay additional amounts pursuant to Clause 19.1 (Increased Costs), Clause 18.2 (Tax Gross‑Up) or Clause 18.3 (Tax Indemnity) to any Lender,

then the Parent may, on 5 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which is acceptable (in the case of any transfer of a Commitment) to the Issuing Bank and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees (to the extent that the Agent has not given a notification under Clause 29.12 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.
(b)	The replacement of a Lender pursuant to this Clause 40.7 shall be subject to the following conditions:
(i)	the Parent shall have no right to replace the Agent or Common Security Agent;
(ii)	neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;
(iii)	in the event of a replacement of a Non‑Consenting Lender, such replacement must take place no later than 60 days after the date on which that Lender is deemed a Non‑Consenting Lender;
(iv)	in no event shall the Lender replaced under this Clause 40.7 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
(v)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)
A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

(d)	In the event that:
(i)	the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; and
(ii)
Lenders whose Commitments aggregate more than 66.66 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.66 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non‑Consenting Lender”.
40.8	Disenfranchisement of Defaulting Lenders
(a)
For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)	For the purposes of this Clause 40.8, the Agent may assume that the following Lenders are Defaulting Lenders:
(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; or
(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.
40.9	Replacement of a Defaulting Lender
(a)	The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Agent and such Lender:
(i)
replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)
require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)
require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to an Eligible Institution (a “Replacement Lender”) which is acceptable (in the case of any transfer of a Revolving Facility Commitment) to the Issuing Bank and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:
(iv)
in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees (to the extent that the Agent has not given a notification under Clause 29.12 (Pro Rata Interest Settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(v)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Parent and which does not exceed the amount described in paragraph (iv) above.
(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 40.9 shall be subject to the following conditions:
(i)	the Parent shall have no right to replace the Agent or Common Security Agent;
(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;
(iii)	the transfer must take place no later than 60 days after the notice referred to in paragraph (a) above;
(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and
(v)
the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)
The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

40.10	Corrections
At the direction of the Parent and without the consent of any Finance Party, the Agent may from time to time enter into one or more amendments to the Finance Documents (or enter into any additional or supplemental Finance Documents) to: (i) cure any ambiguity, omission, defect or inconsistency therein or (ii) make any other minor administrative change thereto that does not adversely affect the rights of the Finance Parties (or any of them).
41.	Confidential Information
41.1	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information
Any Finance Party may disclose:
(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Common Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub‑participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 31.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;
(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.11 (Security Over Lenders’ Rights);
(viii)	who is a Party; or
(ix)	with the consent of the Parent,
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)
in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information (and, in relation to paragraph (b)(ii), a copy of each such Confidentiality Undertaking and any amendments thereto shall, unless otherwise agreed by the Parent or unless no information is disclosed to the transferee about the Finance Documents or the Group, be provided to the Parent within 10 Business Days of request);

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking, or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price‑sensitive information; and

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information, except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents, including, without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers (amended to the extent necessary to state that the Parent can rely on it by virtue of reliance on the Third Parties Act and that it is not capable of being materially amended without the prior written consent of the Parent) or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information.

41.3	Disclosure to Numbering Service Providers
(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;
(ii)	country of domicile of Obligors;
(iii)	place of incorporation of Obligors;
(iv)	date of this Agreement;
(v)	the names of the Agent and the Arrangers;
(vi)	date of this Agreement;
(vii)	amounts of, and names of, the Facility (and any tranches thereof);
(viii)	amount of Total Commitments thereof;
(ix)	currencies of the Facility;
(x)	type of Facility;
(xi)	ranking of Facility;
(xii)	Termination Date for Facility;
(xiii)	governing law of the Facility;
(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and
(xv)	such other information agreed between such Finance Party and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price‑sensitive information.
(d)	The Agent shall notify the Parent and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.
41.4	Entire Agreement
This Clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
41.5	Inside Information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price‑sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
41.6	Notification of Disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:
(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41.

41.7	Continuing Obligations
The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 24 Months from the earlier of:
(a)
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
42.	Confidentiality of Funding Rates
42.1	Confidentiality and Disclosure
(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.
(b)	The Agent may disclose:
(i)	any Funding Rate to the relevant Borrower pursuant to Clause 14.4 (Notification of rates of interest); and
(ii)
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent may disclose any Funding Rate and each Obligor may disclose any Funding Rate, to:
(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price‑sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information, except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information, except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.
42.2	Related obligations
(a)
The Agent and each Obligor acknowledge that each Funding Rate is or may be price‑sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:
(i)
of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 42.1 (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 42.
42.3	No Default
No Default or Event of Default will occur under Clause 28.3 (Other Obligations) by reason only of an Obligor’s failure to comply with this Clause 42.
43.	Disclosure of Lender Details by Agent
43.1	Supply of Lender Details to Parent
The Agent shall provide to the Parent, within 2 Business Days of the last Business Day of each calendar month or, if requested within 2 Business Days of a request by the Parent (but such request may not be made more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day or as at the date of that request (as the case may be), their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

43.2	Supply of Lender Details at Parent’s Direction
(a)	The Agent shall, at the request of the Parent, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:
(i)
other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Debt arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	member of the Group.
(b)
Subject to paragraph (c) below, the Parent shall procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

(c)
The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

43.3	Supply of Lender Details to other Lenders
(a)
If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

(b)	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.
43.4	Lender Enquiry
If any Lender believes that any entity is, or may be, a Lender and:
(a)	that entity ceases to have an Investment Grade Rating; or
(b)	an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.
43.5	Lender details definitions
In this Clause 43:
“Investment Grade Rating” means, in relation to an entity, a rating for its long‑term unsecured and non credit‑enhanced debt obligations of BBB‑ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.
“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction).
44.	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 12
 Governing Law and Enforcement
45.	Governing Law
(a)	This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.
(b)
Without prejudice to paragraph (a) above, Schedule 12 (Restrictive Covenants), Schedule 13 (Additional Affirmative Covenants), Schedule 14 (Additional Events of Default), Schedule 15 (New York Law Definitions), Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) and Schedule 17 (Form of Solvency Certificate) of this Agreement and any non-contractual obligations arising out of or in connection with such Schedules will be interpreted in accordance with, the laws of the State of New York.

46.	Enforcement
46.1	Jurisdiction of English Courts
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non‑contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly, no Party will argue to the contrary.
(c)
Notwithstanding paragraph (a) above, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of Process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)
irrevocably appoints Avon International Capital p.l.c. as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and Avon International Capital p.l.c. by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within 30 days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

46.3	Waiver of Jury Trial
EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT.  This waiver is intended to apply to all Disputes.  Each party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings.  Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

 The Original Parties
Part 1
 The Original Obligors
Name of Original Borrower	Registration number (or equivalent, if any) Original Jurisdiction
AVON INTERNATIONAL CAPITAL P.L.C.	11764580, England and Wales

Name of Original Guarantor	Registration number (or equivalent, if any) Original Jurisdiction
AVON PRODUCTS, INC. AVON CAPITAL CORPORATION AVON INTERNATIONAL OPERATIONS, INC.	N/A, New York, United States 0809571, Delaware, United States 0911891, Delaware, United States
MI HOLDINGS, INC.	00237049, Missouri, United States
AVON BEAUTY LIMITED AVON COSMETICS LIMITED	11707867, England and Wales 00592235, England and Wales
AVON INTERNATIONAL CAPITAL P.L.C.	11764580, England and Wales

Part 2
 The Original Lenders
Name of Original Lender	Commitment	Status (Non‑Acceptable L/C Lender: Yes/No)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Citicorp North America, Inc.	€50,000,000	Yes	N/A, USA
Goldman Sachs Bank USA	€50,000,000	No	13/G/351779/DTTP, USA
Bank of America, N.A.	€50,000,000	Yes	13/B/7418/DTTP, USA
Barclays Bank PLC	€30,000,000	No	N/A, UK
Credit Suisse AG, Cayman Islands Branch	€20,000,000	No	N/A, Switzerland

Schedule 2

 Conditions Precedent
Part 1
 Conditions Precedent to Signing of the Agreement
1.	Obligors
(a)	A copy of the constitutional documents of each Original Obligor.
(b)	A copy of a resolution of the board or, if applicable, a committee of the board of directors of each Original Obligor:
(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;
(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of the Obligors other than the Parent, authorising the Parent to act as its agent in connection with the Finance Documents.
(c)	If applicable, a copy of a resolution of the board of directors of the relevant company, establishing the committee referred to in paragraph (b) above.
(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.
(e)
A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor incorporated in England and Wales, approving the terms of, and the transactions contemplated by, the Finance Documents to which such Original Guarantor is a party.

(f)	A copy of a resolution of the board of directors of each corporate shareholder of each Original Guarantor approving the terms of the resolution referred to in paragraph (e) above.
(g)
A certificate of the Parent (signed by an officer) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

(h)
A certificate of an authorised signatory of each of the Parent or other relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.	Finance Documents
(a)	The Intercreditor Agreement executed by the Parent and the members of the Group party to that Agreement.
(b)	This Agreement executed by the Parent and the members of the Group party to this Agreement.
(c)	The Fee Letters executed by the Parent.
(d)	At least two originals of the following Transaction Security Documents executed by the Original Obligors specified below opposite the relevant Transaction Security Document:
Name of Original Obligor	Transaction Security Documents
Avon Cosmetics Limited and the Original Borrower	English law debenture
AIO	English law share charge over the shares in Avon Cosmetics Limited
AIO and API	New York law trademark security agreement
API	New York law patent security agreement
API	New York law copyright security agreement
API, AIO, Avon Capital Corporation, MI Holdings, Inc.	General Security Agreement
(e)
All share certificates and stock forms or equivalent duly executed by the relevant Obligor in blank in relation to the shares in the Original Obligors subject to or expressed to be subject to the Transaction Security.

3.	Legal Opinions
The following legal opinions, each addressed to the Agent, the Common Security Agent and the Original Lenders.
(a)
A legal opinion of Shearman & Sterling (London) LLP, legal advisers to the Agent and the Arranger as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)
A legal opinion of White & Case LLP, legal advisors to the Borrower as to the laws of the State of New York substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.	Other Documents and Evidence
(a)	The list of Disqualified Institutions.
(b)	In respect of each company incorporated in England and Wales whose shares are the subject of the Transaction Security (a “Charged Company”), either:
(i)	a certificate of an authorised signatory of the Parent certifying that:
(A)	each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and
(B)	no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Parent to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or
(ii)	a certificate of an authorised signatory of the Parent certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.
(c)	A Solvency Certificate duly authorised and executed by the chief financial officer or equivalent officer of API;
(d)	A perfection certificate duly authorised and executed by a Responsible Officer (as defined in Schedule 15 (New York Law Definitions)) of API;
(e)	A joinder of API, MI Holdings, Inc. and the Original Obligors incorporated in England and Wales as Grantors to the Existing First Lien Intercreditor Agreement;
(f)	A joinder of the Common Security Agent as Authorized Representative for the Credit Agreement Secured Parties to the Existing First Lien Intercreditor Agreement;

(g)
To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in Schedule 15 (New York Law Definitions)), if the Agent has requested in writing a Beneficial Ownership Certification (as defined in Schedule 15 (New York Law Definitions)) at least ten (10) Business Days prior to the first Utilisation Date in relation to the Borrower as required by the Beneficial Ownership Regulation, the Agent shall have received, at least three (3) Business Days prior to the first Utilisation Date, such Beneficial Ownership Certification;

(h)	A letter from the broker of record confirming that each Obligor has property and liability insurance in place;
(i)
A letter from each relevant Cash Management Bank, Secured Hedge Bank or Other Obligations bank addressed to the Parent, the Agent and the Common Security Agent designating any existing agreements which constitute Cash Management Services Agreements, Secured Hedge Agreements or Other Obligations Documents as at the date of this Agreement;

(j)	A letter between the Issuing Bank, Agent and Parent designating the Pre-issued Letters of Credit;
(k)
Evidence that the fees, costs and expenses then due from the Parent pursuant to Clause 17 (Fees), Clause 17.6 (Fees Payable in Respect of Letters of Credit), Clause 17.7 (Interest, Commission and Fees on Ancillary Facilities), Clause 18.6 (Stamp Taxes) and Clause 22 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date;

(l)
Evidence that all debt and commitments outstanding under API’s existing $400,000,000 second amended and restated revolving credit facility dated as of August 1, 2016 (as amended) have been or will, as a result of the first Utilisation hereunder be repaid and/or cancelled in full.

Part 2
 Conditions Precedent Required to be Delivered by an Additional Obligor
1.	An Accession Deed executed by the Additional Obligor and the Parent.
2.	A copy of the constitutional documents of the Additional Obligor.
3.	A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor:
(a)
approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;
(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Parent to act as its agent in connection with the Finance Documents.
4.	If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3 above.
5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.
6.
A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7.	A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above.
8.
A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

9.
A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

10.
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

11.	If available, the latest audited financial statements of the Additional Obligor.

12.	The following legal opinions, each addressed to the Agent, the Common Security Agent and the Lenders:
(a)	A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed.
(b)
If the Additional Obligor is incorporated in or has its “centre of main interest” (as referred to in Clause 24.20 (Centre of Main Interests and Establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent (or, in the case of legal opinions relating to any law of the United States of America, any state or territory thereof or the District of Columbia, a legal opinion of the legal advisers to the relevant Obligor) in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed.

13.
If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 46.2 (Service of Process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

14.	Any security documents in relation to Required Security which, subject to the Agreed Security Principles, are required by the Agent to be executed by the proposed Additional Obligor.
15.	Any notices or documents required to be given or executed under the terms of those security documents.

Schedule 3
 Requests and Notices
Part 1
 Utilisation Request Loans
From:	[Borrower]/[Parent]*
To:	[Agent]
Dated:

Dear Sirs
[Parent] – [●] Revolving Facility Agreement
 dated [●] (the “Facility Agreement”)
1.
We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:
(a)	Borrower:	[●]
(b)	Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
(c)	Currency of Loan:	[●]
(d)	Amount:	[●] or, if less, the Available Facility
(e)	Interest Period:	[●]
3.	We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facility is satisfied on the date of this Utilisation Request.
4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]./[The proceeds of this Loan should be credited to [account]].
5.	This Utilisation Request is irrevocable.

Yours faithfully
[●]
 authorised signatory for

______________________________________
[●]
[the Parent on behalf of [insert name of relevant Borrower]]/ [insert name of Borrower]*
NOTES:
*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent.

Part 2
 Utilisation Request Letters of Credit
From:	[Borrower]/[Parent]*
To:	[Agent]
Dated:
Dear Sirs
[Parent] ‑ [●] Revolving Facility Agreement
 dated [●] (the “Facility Agreement”)
1.
We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued by the Issuing Bank specified below (which has agreed to do so) on the following terms:
(a)	Borrower:	[●]
(b)	Issuing Bank::	[●] (or, if that is not a Business Day, the next Business Day)
(c)	Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
(d)	Facility to be utilised:	[●] Facility
(e)	Currency of Letter of Credit:	[●]
(f)	Amount:	[●] or, if less, the Available Facility in relation to the Facility
(g)	Beneficiary	[●]
(h)	Term:	[●]
3.	We confirm that each condition specified in paragraph (b) of Clause 6.5 (Issue of Letters of Credit) of the Facility Agreement is satisfied on the date of this Utilisation Request.
4.	We attach a copy of the proposed Letter of Credit.
5.	The purpose of this proposed Letter of Credit is [●].
6.	This Utilisation Request is irrevocable.
7.	[Specify delivery instructions].

Yours faithfully,
[●]
 authorised signatory for

_____________________________________________
[●]
[the Parent on behalf of] [insert name of relevant Borrower]]/[insert name of relevant Borrower]*
NOTES:
*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent.

Schedule 4
 Form of Transfer Certificate
To:	[●] as Agent and [●] as Common Security Agent
From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)
Dated:
[Parent] – [●] Revolving Facility Agreement
 dated [●] (the “Facility Agreement”)
1.
We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement).  This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement).  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to clause 29.6 (Procedure for Transfer) of the Facility Agreement:
(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 29.6 (Procedure for Transfer) of the Facility Agreement all of the Existing Lender’s rights and obligations under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [●].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Facility Agreement are set out in the Schedule.
3.
The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.5(c) (Limitation of Responsibility of Existing Lenders) of the Facility Agreement.

4.	The New Lender confirms, for the benefit of the Agent and without liability to the Parent or any Obligor, that it is in respect of each:
(a)	UK Borrower to which it extends a Loan or Commitment:
(i)	[not a UK Qualifying Lender.]
(ii)	[a UK Qualifying Lender (other than a UK Treaty Lender).]
(iii)	[a UK Treaty Lender.]
(b)	Non-UK Borrower to which it extends a Loan or Commitment:

(i)	[not a Non-UK Qualifying Lender.]
(ii)	[a Non-UK Qualifying Lender (other than a Treaty Lender).]
(iii)	[a Treaty Lender.]
(iv)	[with respect to a Loan or Commitment extended to a US Borrower:
(A)	[not a US Qualifying Lender];
(B)	[a US Qualifying Lender].][1]
5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][2]

6.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and
(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Facility Agreement.]**
_______________________________________
[1]	Delete as applicable ‑ each New Lender is required to confirm which of these eight categories it falls within.
[2]	Include if New Lender comes within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Definitions).
*	Insert jurisdiction of tax residence.
**	Delete as applicable.

[6/7]	[The New Lender confirms that it [is]/[is not]**** a Non‑Acceptable L/C Lender.]*****
[7/8]	We refer to clause 19.2 (Change of Pari Passu Lender and Second Lien Lender) of the Intercreditor Agreement.
In consideration of the New Lender being accepted as a [Pari Passu] Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a [Pari Passu] Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Pari Passu] Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.
[6/7].	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
[8/9].	This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.
[9/10].	This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

****	Delete as applicable
*****	Include only if the transfer includes the transfer of a Commitment/a participation in the Facility.

The Schedule

 Commitment/Rights and Obligations to be Transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]
[Existing Lender]	[New Lender]
By:	By:
This Agreement is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Common Security Agent, and the Transfer Date is confirmed as [●].
[Agent]
______________________________________
By:
[Common Security Agent]
_______________________________________
By:

Schedule 5

 Form of Assignment Agreement
To:	[●] as Agent and [●], [●] as Common Security Agent, [●] as Parent, for and on behalf of itself and each Obligor
From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)
Dated:
[Parent] ‑ [●] Revolving Facility Agreement
dated [●] (the “Facility Agreement”)
1.
We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement).  This is an Assignment Agreement.  This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purposes of the Facility Agreement and as a Creditor/Creditor Representative Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement).  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 29.7 (Procedure for Assignment) of the Facility Agreement:
(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3.	The proposed Transfer Date is [●].
4.	On the Transfer Date the New Lender becomes:
(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and
(b)	Party to the Intercreditor Agreement as a [Pari Passu] Lender (as defined in the Intercreditor Agreement).
5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Facility Agreement are set out in the Schedule.

6.
The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4(c) (Limitation of Responsibility of Existing Lenders) of the Facility Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to the Parent or any Obligor, that it is in respect of each:
(a)	UK Borrower to which it extends a Loan or Commitment:
(i)	[not a UK Qualifying Lender.]
(ii)	[a UK Qualifying Lender (other than a UK Treaty Lender).]
(iii)	[a UK Treaty Lender.]
(b)	Non-UK Borrower to which it extends a Loan or Commitment:
(i)	[not a Non-UK Qualifying Lender.]
(ii)	[a Non-UK Qualifying Lender (other than a Treaty Lender).]
(iii)	[a Treaty Lender.]
(iv)	[with respect to a Loan or Commitment extended to a US Borrower:
(A)	[not a US Qualifying Lender]
(B)	[US Qualifying Lender].][3]
8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][4]

_____________________________
[3]	Delete as applicable ‑ each New Lender is required to confirm which of these eight categories it falls within.
[4]	Include only if New Lender is a UK Non‑Bank Lender i.e. falls within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Definitions).

9.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and
(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Facility Agreement.]**
[9/10]	[The New Lender confirms that it [is]/[is not]**** a Non‑Acceptable L/C Lender.]*****
[10/11]	We refer to clause 19.2 (Change of Pari Passu Lender and Second Lien Lender) of the Intercreditor Agreement:
In consideration of the New Lender being accepted as a [Pari Passu] Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a [Pari Passu] Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Pari Passu] Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.
[11/12]
This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 29.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), to the Parent (on behalf of the Parent and each Obligor) of the assignment referred to in this Agreement.

[12/13]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
[13/14]	This Agreement [and any non‑contractual obligations arising out of or in connection with it] are governed by English law.
[14/15]	This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

* Insert jurisdiction of tax residence.
** Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.
**** Delete as applicable.
***** Include only if the assignment includes the assignment of a Commitment / a participation in the Facility.

THE SCHEDULE

 Commitment/Rights and Obligations to be Transferred by Assignment, Release and Accession
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments]
[Existing Lender]
_____________________________________
By:
[New Lender]
______________________________________
By:
This Agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Agent, and as a Creditor/Creditor Representative Accession Undertaking for the purposes of the Intercreditor Agreement by the Common Security Agent, and the Transfer Date is confirmed as [●].
Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.
[Agent]
______________________________________
By:
[Common Security Agent]
______________________________________
By:

Schedule 6

 Form of Accession Deed
To:	[●] as Agent and [●] as Common Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below
From:	[Restricted Subsidiary] and [Parent]
Dated:
Dear Sirs
[Parent] – [●] Revolving Facility Agreement
 dated [●] (the “Facility Agreement”)
1.
We refer to the Facility Agreement and to the Intercreditor Agreement.  This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facility Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement).  Terms defined in the Facility Agreement have the same meaning in paragraphs 1‑3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.
[Restricted Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to Clause [30.2 (Additional Borrowers)]/[Clause 30.4 (Additional Guarantors)] of the Facility Agreement.  [Restricted Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [●].

3.	[The Parent confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.][5]
4.	[Restricted Subsidiary’s] administrative details for the purposes of the Facility Agreement and the Intercreditor Agreement are as follows:
Address:
Fax No.:
Attention:
5.
[Restricted Subsidiary] (for the purposes of this paragraph [4]/[5], the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

[5]	Include in the case of an Additional Borrower.

the “Relevant Documents”.
It is agreed as follows:
(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph [4]/[5].
(b)	The Acceding Debtor and the Common Security Agent agree that the Common Security Agent shall hold:
(i)	any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;
(ii)	all proceeds of that Security; and
(iii)
all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Common Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Common Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.
(c)
The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

6.	This Accession Deed and any non‑contractual obligations arising out of or in connection with it are governed by English law.
This Accession Deed has been signed on behalf of the Common Security Agent (for the purposes of paragraph [4]/[5] above only), signed on behalf of the Parent and executed as a deed by [Restricted Subsidiary] and is delivered on the date stated above.

[Restricted Subsidiary]
Executed as a Deed
Restricted Subsidiary

______________________________________
By:
______________________________________
Director:
______________________________________
Director/Secretary
OR
[●]
Executed as a Deed
Restricted Subsidiary
______________________________________
By:
______________________________________
Signature of Director:
______________________________________
Name of Director
in the presence of
Signature of witness	[●]
Name of witness	[●]
Address of witness	[●]
Occupation of witness	[●]

The Parent
 [Parent]
______________________________________
By:
The Common Security Agent
[Full Name of Current Common Security Agent]
______________________________________
By:
Date:

Schedule 7

 Form of Resignation Letter
To:	[●] as Agent
From:	[resigning Obligor] and [Parent]
Dated:
Dear Sirs
[Parent] ‑ [●] Revolving Facility Agreement
 dated [●] (the “Facility Agreement”)
1.
We refer to the Facility Agreement.  This is a Resignation Letter.  Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to [Clause 30.3 (Resignation of a Borrower)]/[Clause 30.5 (Resignation of a Guarantor)] of the Facility Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.	We confirm that:
(a)	no Default is continuing or would result from the acceptance of this request; and
(b)	*[[this request is given in relation to a Third Party Disposal of [resigning Obligor]];
(c)	[●]***
4.	This Resignation Letter and any non‑contractual obligations arising out of or in connection with it are governed by English law.
[Parent]	[resigning Obligor]
By:	By:
NOTES:
*	Insert where resignation only permitted in case of a Third Party Disposal.
**	Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.
***	Insert any other conditions required by the Facility Agreement.

Schedule 8

 Timetables
Part 1
 Loans
	Loans in euro	Loans in sterling	Loans in dollars	Loans in other currencies
Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions Relating to Optional Currencies)	‑	‑	-	U‑4 9.30am
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U‑3 9.30am	U‑3 9.30am	U‑3 9.30am	U‑3 9.30am
Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ Participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation)	-	U‑3 2pm	U‑3 2pm	U‑3 2pm
Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a Currency)	-	Quotation Day 9.30am	Quotation Day 9.30am	Quotation Day 9.30am
Agent gives notice in accordance with Clause 8.2 (Unavailability of a Currency)	-	Quotation Day 9.30am	Quotation Day 9.30am	Quotation Day 5.30pm
LIBOR or EURIBOR is fixed	Quotation Day 10:00 a.m.	Quotation Day 11:00 a.m.	Quotation Day 5:30 p.m.	Quotation Day 11:00 a.m.
“U”	=	date of utilisation
“U‑X”	=	X Business Days prior to date of utilisation

Part 2
 Letters of Credit
Letters of Credit
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	U-5 9.30am
Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit if required under paragraph (d) of Clause 6.5 (Issue of Letters of Credit) and notifies the Issuing Bank and Lenders of the Letter of Credit in accordance with paragraph (d) of Clause 6.5 (Issue of Letters of Credit).
U-5 2pm
Delivery of duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit))	U-5 9.30am
“U”	=	date of utilisation, or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit
“U‑X”	=	Business Days prior to date of utilisation

Schedule 9

 Form of Letter of Credit
To: [Beneficiary](the “Beneficiary”)
Date
Irrevocable Standby Letter of Credit no. [●]
At the request of [●], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:
1.	Definitions
In this Letter of Credit:
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].*
“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.
“Expiry Date” means [●].
“Total L/C Amount” means [●].
2.	Issuing Bank’s agreement
(a)
The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand.  A Demand must be received by the Issuing Bank by no later than [●] p.m. ([London] time) on the Expiry Date.

(b)
Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)
The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry
(a)
The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)
Unless previously released under paragraph (a) above, on [●] p.m.([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.
4.	Payments
All payments under this Letter of Credit shall be made in [●] and for value on the due date to the account of the Beneficiary specified in the Demand.
5.	Delivery of Demand
Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:
[●]
6.	Assignment
The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.
7.	ISP 98
Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.
8.	Governing Law
This Letter of Credit and any non‑contractual obligations arising out of or in connection with it are governed by English law.
9.	Jurisdiction
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non‑contractual obligation arising out of or in connection with this Letter of Credit).
Yours faithfully
Issuing Bank
___________________________________________
By:
NOTES:
*	This may need to be amended depending on the currency of payment under the Letter of Credit.

Schedule

 Form of Demand
To: [ISSUING BANK]
[Date]
Dears Sirs
Standby Letter of Credit no. [●] issued in favour of [BENEFICIARY] (the “Letter of Credit”)
We refer to the Letter of Credit.  Terms defined in the Letter of Credit have the same meaning when used in this Demand.
1.	We certify that the sum of [●] is due [and has remained unpaid for at least [●] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [●].
2.	Payment should be made to the following account:
Name:
Account Number:
Bank:
3.	The date of this Demand is not later than the Expiry Date.
Yours faithfully
For Beneficiary
 [●]
___________________________________________
(Authorised Signatory)
___________________________________________
(Authorised Signatory)

Schedule 10

 Agreed Security Principles
1.	Agreed Security Principles
The guarantees and Security to be provided in support of the Facility shall be in accordance with and subject to the security principles set out in this Schedule 10.
2.	Guarantees
Subject to the principles set out in this Schedule 10 each guarantee to be provided by a member of the Restricted Group in support of the Facility shall be granted under English law and on the terms set out in Clause 23 (Guarantee and Indemnity). To the extent any specific qualifications, limitations, amendments or supplements are required by the relevant Additional Guarantor to be included in respect of its guarantee (in each case in accordance with the principles set out in this Schedule 10), such qualifications, limitations, amendments or supplements may be included in such Additional Guarantor’s Accession Deed or otherwise as the relevant Additional Guarantor may determine.  Without prejudice to the forgoing, the exact language shall be agreed between the Obligors’ Agent and the relevant Additional Guarantor at the time (each acting reasonably).
3.	Security - Secured Obligations
Security to be provided by an Obligor in support of the Facility will be granted under Transaction Security Documents and will secure the borrowing and guarantee obligations of that Obligor in respect of the applicable Secured Obligations (as defined in the Intercreditor Agreement) as limited by and subject to:
(a)	the requirements of these Agreed Security Principles; and
(b)
(i)
until the earlier of (x) the date on which all Existing API Notes (as defined in Schedule 15 (New York Law Definitions)) are paid, defeased, discharged or otherwise Refinanced in full and (y) the date the Existing API Notes Indenture (as defined in Schedule 15 (New York Law Definitions)) ceases to require (by amendment, supplement or otherwise) that the Existing API Notes be equally and rateably secured with (or prior to) any Secured Debt (as defined in the Existing API Notes Indenture) (for the avoidance of doubt, without regard to exceptions or baskets that allow Secured Debt (as so defined) without triggering the “equal and rateable” clause), the aggregate amount of the sum (without duplication) of (a) the Restricted Collateral Secured Obligations (including any such obligations secured hereby and by the other Transaction Security Documents) and (b) the Restricted Sale/Leaseback Attributable Debt, shall not exceed 20% of Consolidated Net Tangible Assets; and

(ii)
the Transaction Security shall not grant any Security over any Restricted Collateral (as defined in Schedule 15 (New York Law Definitions)) to the extent the grant of such Security would otherwise create an obligation to grant Security therein or thereover to secure any Existing API Notes.

(c)	For the avoidance of doubt, the Transaction Security Documents may also secure (and the Common Security Agent may hold such security as agent and/or trustee and/or joint creditor for):
(i)	obligations under the Debt Documents (as defined in the Intercreditor Agreement;
(ii)	Cash Management Obligations (as defined in the Intercreditor Agreement);
(iii)	Secured Hedge Obligations (as defined in the Intercreditor Agreement) and
(iv)	Other Obligations (as defined in the Intercreditor Agreement).
4.	Security - Assets over which Security will be given
(a)
Security granted by an Obligor in support of the Facility shall be limited to the following assets of that Obligor (if any), (and subject to the other principles set out in this Schedule 10 and in particular (but not limited to) paragraph 5 of this Schedule):

(i)	in the case of any grantor of such Security which is organised under the laws of the United States of America, any state thereof or the District of Columbia,
(A)
subject to paragraph (C) below, a New York law security interest (to the extent such security interest may be perfected by delivering certificated securities or other instruments or filing financing statements under the UCC) in all of the Equity Interests directly owned by it in any wholly-owned Restricted Subsidiary (excluding any Excluded Equity Interests); and

(B)
a New York law security interest (to the extent such security interest may be perfected by filing financing statements under the UCC or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in substantially all tangible and intangible personal property owned by it (including accounts, inventory, equipment, investment property, contract rights, registrations of intellectual property filed in the United States, other general intangibles, instruments and proceeds of the foregoing but excluding the Excluded Assets);

(C)	where the grantor directly owns Equity Interests in a wholly-owned Guarantor which is incorporated under the laws of England & Wales, an English law charge over all such Equity Interests;

(ii)	in the case of any grantor of such Security which is incorporated under the laws of England and Wales:
(A)	subject to paragraph (E) below, an English law charge over all of the Equity Interests directly owned by it in any Restricted Subsidiary;
(B)	an English law charge over the Material Intellectual Property (excluding Excluded Assets) directly owned by it;
(C)	an English law charge over its intercompany receivables due from any other member of the Restricted Group (excluding Excluded Assets);
(D)	an English law floating charge over its assets (excluding Excluded Assets) located in England & Wales (subject to customary exclusions and the terms of these Agreed Security Principles);
(E)
where the guarantor directly owns Equity Interests in a wholly-owned Guarantor which is organised under the laws of the United States of America, any state thereof or the District of Columbia, a New York law security interest over such Equity Interests; and

(iii)
in the event that a Restricted Subsidiary which is not organised under the laws of the United States of America, any state thereof or the District of Columbia or incorporated under the laws of England and Wales, accedes to this Agreement as an Obligor, it shall grant such Transaction Security (under the laws of the jurisdiction of its incorporation) as is agreed between the Parent and the Common Security Agent prior to its accession, over its material assets in accordance with common market practice for transactions of this nature in the relevant jurisdiction.

(b)
Without prejudice to paragraph (a) above, no guarantees shall be required to be granted by and no security shall be required to be granted by (or over shares, ownership interests or investments in) any joint venture or similar arrangement, any minority interest or any member of the Group that is not wholly-owned by another member, or members, of the Group.

5.	Governing Law and Jurisdiction of Security
(a)	All security (other than security over Equity Interests) will be governed by:
(i)	in the case of any grantor organised under the laws of the United States of America, any state thereof or the District of Columbia, New York law;
(ii)	in the case of any grantor organised under the laws of England and Wales, English law; and
(iii)	in the case of any other grantor of security, the law of the jurisdiction of incorporation of that applicable grantor.

(b)	Security over any Equity Interests will be governed by the laws as indicated in paragraph 4 (Security – Assets over which Security will be given) above.
(c)
No action in relation to security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions where the grantor of the security is not incorporated.

6.	Guarantee and Security Exclusions
In determining what Security will be provided in support of the Facility the following matters will be taken into account.  No guarantee or Security shall be required to be created or perfected  by an Obligor to the extent that it would:
(a)
result in any breach of legal, regulatory or statutory limitations, or restrictions or breach of corporate benefit, financial assistance, fraudulent preference, anti trust, competition authority or thin capitalisation laws or regulations (or analogous restrictions) of any applicable jurisdiction or is not within the legal capacity of the relevant grantor;

(b)
result in a risk to the officers of the relevant grantor of the guarantee or Security (as the case may be) of contravention of their fiduciary or statutory duties and/or of civil or criminal liability; or

(c)
result in costs (including adverse effects on taxes, interest deductability, stamp duty, registration taxes, notarial costs, guarantee fees payable to any person which is not a member of the Group and all applicable legal fees) that are disproportionate to the benefit obtained by the beneficiaries of that guarantee or Security (as the case may be) taking into account the value of the assets that are subject to the security.

7.	Terms of Transaction Security Documents
Security to be provided by an Obligor in support of the Facility shall reflect the following principles:
(a)
the Transaction Security Document should only operate to create security rather than to impose new commercial obligations or repeat clauses in other Finance Documents (unless the relevant grantor requests such inclusion to comply with the provisions of any other Debt Document (as defined in the Intercreditor Agreement)); accordingly:

(i)
they should not contain additional representations, undertakings or indemnities (including in respect of insurance, information, maintenance or protection of assets or the payment of fees, costs and expenses) unless (A) these are the same as or consistent with those contained in this Agreement, (B) are required for the creation or perfection of security and (C) do not repeat after the date of the relevant Transaction Security Document;

(ii)
notwithstanding anything to the contrary in any Transaction Security Document, the terms of a Transaction Security Document shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step (or a grantor of security taking or entering into the same) or dealing in any manner whatsoever in relation to any asset (including all rights, claims, benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of (or expressed to be the subject of) the security agreement if not prohibited by the Finance Documents or where consent of the Majority Lenders has been obtained and the Common Security Agent shall promptly enter into such documentation and/or take such other action as is required by the relevant member of the Group (acting reasonably) in order to facilitate any such transaction, matter or other step, including by way of executing any confirmation, consent to dealing, release or other similar or equivalent document, provided that any costs and expenses incurred by the Common Security Agent entering into such documentation and/or taking such other action at the request of such member of the Group pursuant to this paragraph shall be for the account of such member of the Group, in accordance with the costs and expenses provisions set out in this Agreement and the requirements of this sub-paragraph (ii) shall be included in each security document;

(b)	security will not be enforceable or crystallise until the occurrence of an Acceleration Event (as defined in the Intercreditor Agreement) (each an “Applicable Acceleration Event”) which is continuing;
(c)	the beneficiaries of the security or any Agent will only be able to exercise a power of attorney following the occurrence of an Applicable Acceleration Event which is continuing;
(d)
the Transaction Security Documents shall not require (i) the Obligors to enter into or to obtain any landlord, bailee or warehouseman waivers, consents or other letters or (ii) control agreements with respect to any deposit accounts, security accounts or commodities accounts or perfection by “control” with respect to any Collateral other than, to the extent required hereby, certificated Equity Interests, instruments and any intercompany Debt of the Borrower evidenced by a note constituting a negotiable instrument and, to the extent constituting Security, its Restricted Subsidiaries;

(e)	no Transaction Security Document shall require the creation of a security interest in any Excluded Assets;
(f)
the Transaction Security Documents shall not contain any requirements as to the creation or perfection of pledges of, security interests in or taking other actions with respect to (A) any Excluded Assets and (B) any other assets that, in the reasonable determination of the Parent, the cost of creating, perfecting or maintaining such pledges or security interests in such assets shall be excessive in view of the value of such assets or the benefit to the Lenders afforded thereby taking into account the value of the assets that are subject to the security;

(g)
security will, where possible in accordance with local law, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges or notices will be provided only upon request of the Common Security Agent (acting reasonably) and at intervals no more frequent than annually;

(h)
each Transaction Security Document must contain a clause which records that if there is a conflict between the Transaction Security Document or the Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of the Intercreditor Agreement will take priority over the provisions of the Transaction Security Documents;

(i)
after the Closing Date, the Common Security Agent shall (without being required to seek instructions under the terms of the Intercreditor Agreement) grant extensions of time for the perfection of security interests in particular assets and the delivery of assets or any other compliance with the requirements of this Schedule 10 where the Parent confirms to the Common Security Agent that perfection or compliance cannot be accomplished either practically, or without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Transaction Security Documents; and

(i)
notwithstanding anything else contained in this Schedule 10, in the event that Rule 3-10 (“Rule 3-10”) or Rule 3-16 (“Rule 3-16”) of Regulation S-X under the U.S. Securities Act of 1933, 15 U.S.C. §77, as amended, modified or interpreted by the SEC, would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority, as defined in Schedule 15 (New York Law Definitions)) of separate financial statements of the Parent or any other member of the Group due to the fact that the Parent or such other member of the Group’s Equity Interests or other securities secure such Secured Obligations (as defined in the Intercreditor Agreement), then the Equity Interests or other securities of the Parent or such other member of the Group (the “Regulation S-X Excluded Collateral”) will automatically be deemed not to be part of the Charged Property securing such Secured Obligations, as applicable, but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the relevant Transaction Security Documents may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Security on the Regulation S-X Excluded Collateral in favour of the Common Security Agent with respect only to the relevant Secured Obligations. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Regulation S-X Excluded Collateral to secure the Secured Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of the Parent or such other member of the Group, then the Equity Interests of the Parent or such other member of the Group will automatically be deemed to be a part of the Charged Property for the relevant Secured Obligations, but only to the extent permitted without the financial statement requirement described in the first sentence of this paragraph becoming applicable. For the avoidance of doubt and notwithstanding anything to the contrary in this Schedule 10, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the applicable grantor’s Secured Obligations at all relevant times or from securing any Secured Obligations that are not in respect of securities subject to regulation by the SEC.

8.	Shares
(a)	Until an Applicable Acceleration Event has occurred and is continuing, the legal title of Equity Interests subject to any security will remain with the relevant grantor of the security.
(b)
Until an Applicable Acceleration Event has occurred and is continuing any grantor of Equity Interests will be permitted to retain and to exercise all voting rights and powers in relation to any Equity Interests and other related rights charged by it and receive, own and retain all assets and proceeds in relation thereto without restriction or condition.

(c)
Where customary and applicable as a matter of law and following a request by the Common Security Agent, as soon as reasonably practicable (taking into account any stamping or other transfer requirements) following the granting of any Equity Interests security over certificated Equity Interests, the applicable share certificate (or other documents evidencing title to the relevant Equity Interests) and a stock transfer form executed in blank (or applicable law equivalent) will be provided to the Common Security Agent except that, notwithstanding the foregoing, there shall be no requirement to deliver share certificates or stock transfer forms (or, in each case, equivalents) to the Common Security Agent prior to the occurrence of an Event of Default which is continuing unless such share certificates and stock transfer forms are in respect of Material Companies incorporated in the United States of America, any state thereof or the District of Columbia or England and Wales.

(d)
On the occurrence of an Event of Default which is continuing, the Parent shall, as soon as reasonably practicable upon written notice from the Common Security Agent, procure the delivery of any share certificates and stock transfer forms in respect of any Equity Interests held by a Guarantor in a wholly-owned, direct Subsidiary that have not been delivered pursuant to paragraph (c) above.

(e)	No security shall be required to be granted over any shares or ownership interests in any person which are not directly owned by its immediate Holding Company.
(f)	If required under local law, security over shares will be registered subject to the general principles set out in these Agreed Security Principles.
9.	Bank Accounts
No security shall be granted over cash deposits or bank accounts (other than as incidentally included as contemplated in paragraphs 4(a)(i)(B), 4(a)(ii)(D) and/or 4(a)(iii) above).
10.	Real Estate
No security shall be granted over real property (other than as incidentally included as contemplated in paragraphs 4(a)(i)(B), 4(a)(ii)(D) and/or 4(a)(iii) above).
11.	Intellectual Property
(a)
Subject to the general principles in this Schedule 10, each Obligor incorporated under the laws of England and Wales shall provide security over its Material Intellectual Property. (For the avoidance of doubt, each other Obligor shall provide security over its Intellectual Property as contemplated in paragraphs 4(a)(i)(B) and 4(a)(iii) above.)

"Intellectual Property" means any applications for and registrations of patents, trade marks and design rights; and
"Material Intellectual Property" means Intellectual Property registered and maintained at the UK’s Intellectual Property Office, which is material to the business of the Restricted Group (taken as a whole) but excluding any Excluded Assets and, for the avoidance of doubt, any such Intellectual Property whose registration is either (a) due for renewal within the next 6 months and which the Group does not intent to renew or (b) expired.
(b)
A grantor providing security over its Material Intellectual Property shall be free to deal with those assets in the ordinary course of its business (including, without limitation, allowing its Intellectual Property to lapse if no longer material to its business) until an Applicable Acceleration Event has occurred and is continuing.

(c)
No fixed security shall be granted over any Intellectual Property which cannot be secured under the terms of the relevant licensing agreement (except where third party consent to the granting of such Security can be reasonably obtained). No notice shall be prepared or given to any third party from whom Intellectual Property is licensed until an Applicable Acceleration Event has occurred and is continuing. The provisions of this paragraph shall not operate to jeopardise any floating charge or to invalidate the rights of a creditor under Article 9, Sections 9‑406, 9‑407 or 9‑408 of the UCC (or any successor provision or provisions).

(d)
If required under local law, security over Material Intellectual Property will be registered under the law of that Transaction Security Document subject to the general principles set out in this Schedule 10.

12.	Intercompany Receivables
(a)	Subject to the general principles in this Schedule 10, each Obligor shall provide security over its intercompany receivables in excess of USD 5,000,000 or its equivalent in other currencies.
(b)
A grantor providing security over its intercompany receivables shall be free to deal with those receivables (subject to the terms of this Agreement) in the course of its business until an Applicable Acceleration Event has occurred and is continuing.

13.	Additional Principles
(a)
The Agreed Security Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from all relevant members of the Group in each jurisdiction in which it has been agreed that guarantees and security will be granted by those members. In particular:

(i)
equitable subordination, "transfer pricing", "thin capitalisation", "earnings stripping", "controlled foreign corporation" and other tax restrictions, "exchange control restrictions", "capital maintenance" rules and "liquidity impairment" rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise and, if so, the guarantee or security will be limited accordingly, provided that, to the extent requested by the Common Security Agent before signing any applicable security or accession document, the relevant member of the Group shall use reasonable endeavours (for a period of not more than twenty (20) Business Days but without incurring material cost and if the Obligors’ Agent is satisfied that such endeavours will not involving placing relationships with third parties in jeopardy) to overcome any such obstacle or otherwise such guarantee or Transaction Security Document shall be subject to such limit;

(ii)	it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;
(iii)
any asset subject to a legal requirement, contract, lease, licence, instrument, regulatory constraint (including any agreement with any government or regulatory body) or other third party arrangement, which may prevent or condition the asset from being charged, secured or being subject to the applicable Transaction Security Document (including requiring a consent of any third party, supervisory board or works council (or equivalent)) and any asset which, if subject to the applicable Transaction Security Document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group in respect of the asset or require the relevant chargor to take any action materially adverse to the interests of the Group or any member thereof, in each case will be excluded from a guarantee or Transaction Security Document, provided that reasonable endeavours (for a period of not more than twenty (20) Business Days but without incurring material cost) to obtain consent to charging any asset (where otherwise prohibited) shall be used by the Group if the Common Security Agent specifies prior to the date of the security or accession document that the asset is material and the Obligors’ Agent is satisfied that such endeavours will not involve placing relationships with third parties in jeopardy;

(iv)
the giving of a guarantee, the granting of security and the registration and/or the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to an Applicable Acceleration Event which is continuing), and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (iv);

(v)
any Transaction Security Document will only be required to be notarised if required by law in order for the relevant security to become effective or admissible in evidence or where customary for secured leading transactions of this type, as determined by the Parent and approved by the Common Security Agent (acting pursuant to the Intercreditor Agreement);

(vi)
no guarantee or security will be required to be given by or over any Person or asset acquired pursuant to a Permitted Acquisition (and no consent shall be required to be sought with respect thereto) which are required to support assumed Debt to the extent such assumed Debt is permitted by the Finance Documents to remain outstanding after such Permitted Acquisition. No member of a target group or other entity acquired pursuant to a Permitted Acquisition shall be required to become a guarantor or grant security if prevented by the terms of the documentation governing such assumed Debt to the extent such Debt is permitted by the Finance Documents (including any Permitted Refinancing thereof) or if becoming a guarantor or the granting of any security would give rise to an obligation (including any payment obligation) under or in relation thereto; no security will be granted over any asset secured for the benefit of any Debt permitted by the Finance Documents and/or to the extent constituting a Permitted Lien (as defined in Schedule 15 (New York Law Definitions)) unless specifically required by a Finance Document to the contrary;

(vii)
to the extent legally effective, all security will be given in favour of the Common Security Agent and not the Finance Parties individually (with the Common Security Agent to hold one set of Transaction Security Documents for all the Finance Parties); "parallel debt" provisions will be used where necessary (and included in the Intercreditor Agreement and not the individual Transaction Security Documents);

(viii)
prior to an Applicable Acceleration Event, no member of the Group will be required to take any action in relation to any guarantees or security as a result of any assignment, sub-participation or transfer by a Finance Party (and unless explicitly agreed to the contrary in the Finance Documents no member of the Group shall bear or otherwise be liable for any taxes, any notarial registration or perfection fees or any other costs, fees or expenses that result from any assignment, sub-participation or transfer by a Secured Party);

(ix)
each Transaction Security Document shall be deemed not to restrict or condition any transaction not prohibited under the Finance Documents or the Intercreditor Agreement and the security granted under each Transaction Security Document entered into after the date of this Agreement shall be deemed to be subject to these Agreed Security Principles, before and after the execution of the relevant Transaction Security Document and creation of the relevant security;

(x)	no security may be provided on terms which are inconsistent with the turnover or sharing provisions in the Intercreditor Agreement;
(xi)
the Finance Parties (or any agent or similar representative appointed by them at the relevant time) will not be able to exercise any power of attorney or set-off granted to them under the terms of the Finance Documents prior to the occurrence of an Applicable Acceleration Event which is continuing;

(xii)	no guarantee or security shall guarantee or secure any Excluded Swap Obligations;
(xiii)	other than a general security agreement and related filing, no perfection, filing or other action will be required with respect to assets of a type not owned by members of the Group;
(xiv)
with the exception of an English law floating charge, no security will be required to be granted over real estate, bank accounts, letter of credit rights, tort claims (or the equivalent in any jurisdiction), insurance policies, aircraft, ships and vessels, motor vehicles, governmental contracts or governmental or regulatory licences; and

(xv)
no translation of any document relating to any security or any asset subject to any security will be required to be prepared or provided to the Finance Parties (or any agent or similar representative appointed by them at the relevant time) unless (i) required for such documents to become effective or admissible in evidence, and (ii) an Applicable Acceleration Event is continuing.

14.	Voluntary Credit Support
(a)
If, in accordance with this Schedule 10, a person is not required to grant any guarantee or to grant security over an asset, the Obligors' Agent may, in its sole discretion, elect to (or to procure that such person will) grant such guarantee or security (Voluntary Credit Support).

(b)
Each Finance Party shall be required to accept such Voluntary Credit Support and shall enter into any document requested by Obligors' Agent to create, perfect, register or notify third parties of such Voluntary Credit Support on such terms as the Obligors' Agent shall, in its sole discretion, elect.

15.	Amendment
In the event of any conflict or inconsistency between any term of these Agreed Security Principles and any term of a Transaction Security Document, the Secured Parties authorise, instruct and direct the Common Security Agent to, and the Common Security Agent shall promptly (at the option and upon request of the Obligors' Agent) (i) enter into such amendments to such Transaction Security Document or (ii) release and terminate such Transaction Security Document and enter into a replacement Transaction Security Document on such amended terms, in each case as shall be necessary or desirable to cure such conflict or inconsistency.

16.	Release of security
Each Transaction Security Document shall provide for the relevant security to be released by the Common Security Agent (at the relevant Obligor’s cost and expense) upon the relevant Secured Parties (as defined in the Intercreditor Agreement) being satisfied (acting reasonably) that the relevant secured obligations secured thereby have been irrevocably and unconditionally discharged in full.

Schedule 11

 Form of Increase Confirmation
To:	[●] as Agent, [●] as Common Security Agent, [[●] as Issuing Bank] and [●] as Parent, for and on behalf of itself and each Obligor
From:	[the Increase Lender] (the “Increase Lender”)
Dated:
[Parent] ‑ [●] Revolving Facility Agreement
 dated [●] (the “Facility Agreement”)
1.
We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement).  This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purposes of the Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement).  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facility Agreement. This Increase Confirmation is given in respect of a [Cancellation Increase]/[Incremental Increase][6]
3.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment(s)”) as if it had been an Original Lender under the Facility Agreement in respect of the Relevant Commitment(s).

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the “Increase Date”) is [●].
5.	On the Increase Date, the Increase Lender becomes:
(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and
(b)	party to the Intercreditor Agreement as a [Pari Passu] Lender (as defined in the Intercreditor Agreement).
6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 36.2 (Addresses) of the Facility Agreement are set out in the Schedule.
7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (h) of Clause 2.2 (Increase) of the Facility Agreement.

[6]	Delete as applicable.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to the Parent or any Obligor, that it is in respect of each:
(a)	UK Borrower to which it extends a Loan or Commitment :
(i)	[not a UK Qualifying Lender.]
(ii)	[a UK Qualifying Lender (other than a UK Treaty Lender).]
(iii)	[a UK Treaty Lender.]
(b)	Non-UK Borrower to which it extends a Loan or Commitment :
(i)	[not a Non-UK Qualifying Lender.]
(ii)	[a Non-UK Qualifying Lender (other than a Treaty Lender).]
(iii)	[a Treaty Lender.]
(iv)	[with respect to a Loan or Commitment extended to a US Borrower:
(A)	[not a US Qualifying Lender]
(B)	[a US Qualifying Lender].][7]
9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][8]

10.
[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

[7]	Delete as applicable ‑ each Increase Lender is required to confirm which of these eight categories it falls within.
[8]	Include only if Increase Lender is a UK Non‑Bank Lender i.e. falls within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Definitions).
*	Insert jurisdiction of tax residence.

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and
(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date, that it wishes the scheme to apply to the Facility Agreement.]**
[10/11].[The Increase Lender confirms that it [is]/[is not]*** a Non‑Acceptable L/C Lender.]****
[11/12]	We refer to clause 19.9 (Creditor/Creditor Representative Accession Undertaking) of the Intercreditor Agreement:
In consideration of the Increase Lender being accepted as a [Pari Passu] Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a [Pari Passu] Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Pari Passu] Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.
[12/13]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
[13/14]	This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.
[14/15].	This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:
The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions.  It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

**	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.
***	Delete as applicable.
****	Include only if the increase involves the assumption of a Commitment.

The Schedule

 Relevant Commitment(s)/Rights and Obligations to be Assumed by the Increase Lender
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments]
[Increase Lender]

By:
This Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Agent [and the Issuing Bank]*, and as a Creditor/Creditor Representative Accession Undertaking for the purposes of the Intercreditor Agreement by the Common Security Agent and the Increase Date is confirmed as [●].
Agent	[Issuing Bank
By:	By:]*
Common Security Agent

By:
NOTE:
* Only if increase in the Total Commitments.

Schedule 12

 Restrictive Covenants
The capitalised words and expressions used in this Schedule shall have the meaning ascribed to them in Schedule 15 (New York Law Definitions) save that if a capitalised word or expression is not given a meaning in Schedule 15 (New York Law Definitions), it shall be given the meaning ascribed to it in Clause 1.1 (Definitions) of the Agreement or elsewhere in the Agreement.
1.	Limitation on Dispositions
1.1	No Obligor shall, and API shall not permit any Restricted Subsidiary to, make any Dispositions, except:
(a)
Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of API and the Restricted Subsidiaries;

(b)
(x) Dispositions of inventory and goods held for sale in the ordinary course of business and (y) Dispositions of immaterial assets and termination of leases, licenses and sub-licenses in the ordinary course of business;

(c)
Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral;

(d)
Dispositions of assets by and among API and its Restricted Subsidiaries; provided that no Obligor shall be permitted to sell or otherwise transfer material intellectual property to any Restricted Subsidiary that is not an Obligor; provided, further, that the foregoing proviso shall not restrict the licensing or sub-licensing of any intellectual property);

(e)	Dispositions permitted by Sections 5 (other than Section 5.1(m)), 7 (other than Section 7.1(f)) and 4 and Liens permitted by Section 2 (other than Section 2.1(q));
(f)	[reserved];
(g)	Dispositions of Cash Equivalents;
(h)
(x) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case, in the ordinary course of business and which do not materially interfere with the business of API and its Restricted Subsidiaries, taken as a whole (including, without limitation, licenses and sublicenses of intellectual property by and among API and its Restricted Subsidiaries) and (y) Dispositions of intellectual property (including inbound licenses) that is no longer material to the business of the API and its Restricted Subsidiaries;

(i)	transfers of property subject to Casualty Events;
(j)	Dispositions of property not to exceed $35,000,000 in the aggregate in any fiscal year;
(k)
Dispositions of property not otherwise permitted under this Section 1 not to exceed 33% of the Total Assets of API as of September 30, 2018; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default or Event of Default shall exist or would result from such Disposition and (ii) API or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received); provided, however, that for the purposes of this sub-clause (ii), (A) any liabilities (as shown on API’s most recent balance sheet provided hereunder or in the footnotes thereto) of API or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the obligations under the Finance Documents, that are assumed by the transferee with respect to the applicable Disposition and for which API and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by API or such Restricted Subsidiary from such transferee that are converted by API or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this sub-clause (C) that is at that time outstanding, not in excess of the greater of (x) $30,000,000 and (y) 0.50% of Total Assets, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l)
Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)	Dispositions of accounts receivable in connection with the collection or compromise thereof;
(n)	the unwinding or settlement of any Swap Contract;
(o)	the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial intellectual property rights;
(p)	Dispositions pursuant to Permitted Intercompany Factoring Arrangements;
(q)	the Permitted Dispositions; provided that the net book value of all Permitted Facility Dispositions made in reliance on this clause (q) shall not exceed in the aggregate $210,000,000;
(r)	any issuance or sale of Equity Interests in, or sale of Debt or other securities of, an Unrestricted Subsidiary; and

(s)	Dispositions consummated in connection with a Permitted Tax Restructuring;
provided that any Disposition of any property pursuant to this Section 1 (except pursuant to Sections 1.1(b)(y), (d), (e), (i), (l), (m), (n), (o) and (p) and except for Dispositions from an Obligor to any other Obligor or any Restricted Subsidiary of AIO to any other Restricted Subsidiary of AIO), shall be for no less than the Fair Market Value of such property at the time of such Disposition.  To the extent any Collateral is Disposed of as expressly permitted by this Section 1.1 to any Person other than an Obligor, such Collateral shall be sold free and clear of the Liens created by the Finance Documents, and, if requested by the Agent, upon the certification by API that such Disposition is permitted by this Agreement, the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
2.	Limitation on Liens
2.1
No Obligor shall, and API shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)	Liens existing on the date hereof and set forth on Schedule 19;
(b)
Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 2 of Schedule 13 (Additional Affirmative Covenants), in each case, after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (ii) the Debt secured thereby is permitted under Sections 3.1(j)or 3.1(o);

(c)	Liens for taxes or assessments and similar charges either (A) not delinquent beyond any applicable grace period related thereto or (B) being contested in good faith by appropriate proceedings;
(d)	Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 4 of Schedule 14 (Additional Events of Default);
(e)	Liens created pursuant to any Transaction Security Document or any other Finance Document;
(f)
statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Debt) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business that secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with US GAAP;

(g)
pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to API or any Restricted Subsidiaries;

(h)
pledges or deposits to secure the performance of bids, trade contracts, utilities governmental contracts and leases (other than Debt for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(i)
covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of API and its Restricted Subsidiaries taken as a whole, or the use of the property for its intended purpose;

(j)
Liens securing obligations in respect of Debt permitted under Section 3.1(j); provided that (A) except for Liens securing a Permitted Refinancing of such Debt, such Liens attach concurrently with or within 270 days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Debt; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(k)
leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of API and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Debt;

(l)
Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(m)
Liens (i) of a collection bank arising under Section 4-208 of the UCC on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(n)
any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases (other than Capital Leases) or licenses entered into by API or any of the Restricted Subsidiaries in the ordinary course of business;

(o)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by API or any of the Restricted Subsidiaries in the ordinary course of business;

(p)	Liens on property of any Restricted Subsidiary that is not an Obligor, which Liens secure Debt of any Restricted Subsidiary that is not an Obligor permitted under Section 3;
(q)
Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 1, in each case, solely to the extent such Disposition would have been permitted on the date of the creation of such Lien;

(r)
Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of API or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of API or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of API or any of the Restricted Subsidiaries in the ordinary course of business;

(s)	Liens solely on any cash earnest money deposits made by API or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(t)	ground leases in respect of real property on which facilities owned or leased by API or any of the Restricted Subsidiaries are located;
(u)	purported Liens evidenced by the filing of precautionary UCC financing statements or similar public filings;
(v)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(w)
(x) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (y) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of API and its Restricted Subsidiaries, taken as a whole;

(x)	Liens securing Debt of a Restricted Subsidiary that is a Non-US Subsidiary that is deemed to exist pursuant to Permitted Intercompany Factoring Arrangements;
(y)
other Liens on assets of API and its Restricted Subsidiaries not constituting Collateral securing Debt or other obligations of API or such Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $100,000,000 and (y) 20% of Consolidated EBITDA for the then most recently ended Test Period (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)), in each case determined at the time of incurrence;

(z)
Liens on the Collateral securing (w) Permitted Pari Passu Secured Ratio Refinancing Debt and all related obligations, (x) Permitted Junior Secured Refinancing Debt and all related obligations, (y) Permitted Pari Passu 2020 Note Refinancing Debt and all related obligations and (z) Permitted Pari Passu 2022 Note Refinancing Debt and all related obligations;

(aa)
Liens (x) in favor of any Obligor and (y) in favor of a Restricted Subsidiary that is not an Obligor on assets of a Restricted Subsidiary that is not an Obligor securing Debt permitted under Section 3;

(bb)
the modification, replacement, renewal, refinancing, restructuring or extension of any Lien permitted by Sections 2.1(a), (b) and (j); provided that (1) the Lien does not extend to any additional property, other than (A) after‑acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (2) the modification, replacement, renewal, refinancing, restructuring or extension of the obligations secured or benefited by such Liens is permitted by Section 3 (to the extent constituting Debt);

(cc)
Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd)
deposits of cash with the owner or lessor of premises leased and operated by API or any of its Restricted Subsidiaries to secure the performance of API’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(ee)
in the case of any non‑wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(ff)	Liens on property incurred pursuant to any sale‑leaseback transaction permitted hereunder and general intangibles related thereto;
(gg)	Liens on the Collateral securing Incremental Equivalent Debt;
(hh)	Liens on the Collateral securing the Existing 2022 Notes Obligations; provided that such Liens shall be subject to the Existing First Intercreditor Agreement;

(ii)
Liens on the Collateral and other Security permitted by Clause 3.3 of the New First Lien Intercreditor Agreement securing Debt under any Ancillary Facilities and all related obligations thereunder; and

(jj)	Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods.
3.	Limitation on Debt
3.1	No Obligor shall, and API shall not permit any Restricted Subsidiary to, create, incur, issue, assume or suffer to exist any Debt, other than:
(a)
Debt under the Finance Documents, including Debt incurred or guaranteed under any Ancillary Facility; provided that the aggregate principal amount of all Debt of non-Obligors incurred or guaranteed pursuant to Ancillary Facilities shall cumulatively not exceed at any time outstanding the greater of (x) $75,000,000 and (y) 15% of Consolidated EBITDA for the then most recently ended Test Period (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) at the time of the incurrence thereof (or, in the case of revolving Debt, the establishment of the commitments with respect thereto));

(b)
Debt of any Obligor or any Restricted Subsidiary of API owing to any other Obligor or any other Restricted Subsidiary of API; provided, that (i) any Debt of any Obligor owing to any non-Obligor shall be (x) subject to the Intercompany Subordination Agreement and (y) evidenced by one or more notes in form and substance reasonably satisfactory to the Agent and pledged as Collateral, to the extent required pursuant to the Agreed Security Principles, (ii) Debt of any Person owing to API incurred in reliance on this sub-clause (ii) shall not exceed $10,000,000 and (iii) Debt of any API Excluded Subsidiary owing to any Obligor or any Restricted Subsidiary of AIO shall not exceed at any time outstanding the Cumulative Credit (if positive) at such time;

(c)	(i) Debt of API in respect of the Existing API Notes and Existing API Notes Indenture and (ii) Debt of the Obligors constituting Existing 2022 Notes Obligations;
(d)
existing Debt outstanding on December 31, 2018 and listed on Schedule 20 and any unused commitments or amounts in respect of any such Debt so listed (collectively, the “Existing Debt”), and any Debt extending the maturity of, or replacing, refunding, renewing or refinancing, or (at the election of API) incurred in substitution of, in whole or in part, the Existing Debt; provided that the aggregate principal amount of all Existing Debt and all such Debt incurred in connection with any such extension, replacement, refunding, renewal, refinancing or substitution shall not exceed at any time outstanding the aggregate principal amount of the Existing Debt (including unused commitments and amounts in respect thereof) on December 31, 2018 (it being understood that any Debt incurred in substitution of any Existing Debt need not be incurred concurrently with, but shall be conditioned upon, the repayment and termination of such Existing Debt and may be incurred by a different obligor than the original Existing Debt if such obligor is not an Obligor);

(e)
Guarantees by API  or any of its Restricted Subsidiaries of Debt of API or any Restricted Subsidiary permitted pursuant to this Section 3; provided that Guarantees by any Obligor or any Restricted Subsidiary of AIO of any API Excluded Subsidiary shall not exceed in the aggregate at any time outstanding the Cumulative Credit (if positive) at such time;

(f)
(x) Cash Management Obligations and Debt in respect cash pooling arrangements, netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business (and any Guarantees thereof); provided that the aggregate principal amount of all such Debt owing by API Excluded Subsidiaries shall not exceed in the aggregate at any time outstanding $30,000,000 and (y) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Debt is extinguished within 10 Business Days of incurrence;

(g)	Debt representing deferred compensation or similar obligations to employees of incurred in the ordinary course of business;
(h)
Debt in respect of (i) performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any Subsidiary or in connection with judgments that do not result in an Event of Default and (ii) letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims;

(i)	[reserved];
(j)
(x) Attributable Debt and other Debt (including Capital Leases) of API or any of its Restricted Subsidiaries financing the acquisition, construction, repair, replacement, lease or improvement of fixed or capital assets; provided that such Debt is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement, lease or improvement and (y) Attributable Debt arising out of sale-leaseback transactions, and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of Debt at any one time outstanding incurred pursuant to this sub-clause (x) shall not exceed the greater of (x) $100,000,000 and (y) 20% of Consolidated EBITDA for the then most recently ended Test Period (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)), in each case, determined at the time of incurrence;

(k)
Debt in respect of Swap Contracts designed to hedge against API or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(l)
Debt incurred by API or any Restricted Subsidiary in connection with a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(m)	Debt owing (or deemed to be owing) by any Non-US Subsidiary that is a Restricted Subsidiary of API to any Intermediary Bank in connection with a Permitted Intercompany Factoring Arrangement;
(n)
Debt of API and its Restricted Subsidiaries in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $100,000,000 and (y) 20% of Consolidated EBITDA for the then most recently ended Test Period (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) at the time of the incurrence thereof (or, in the case of revolving Debt, the establishment of the commitments with respect thereto));

(o)
Debt of any Person that becomes a Restricted Subsidiary after the date hereof, which Debt is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary that is non-recourse to API or any other Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the date hereof) and is either (A) unsecured or (B) secured only by the assets of such Restricted Subsidiary by Liens permitted under Section 2.1(b) and, in each case, any Permitted Refinancing thereof;

(p)
(i) Permitted Pari Passu Secured Ratio Refinancing Debt, so long as the First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) and assuming for this purpose that the Total Commitments have been utilized in full) as of the last day of the then most recently ended Test Period is less than or equal to 1.50 to 1.00 and (ii) Permitted Junior Secured Refinancing Debt in an aggregate principal amount not to exceed $700,000,000 at any time outstanding;

(q)
(i) unsecured Debt of API and unsecured Guaranties thereof by the other Obligors that are subordinated in right of payment to the obligation of the other Obligors under the Guaranties provided under the Finance Documents and (ii) unsecured Debt of the Obligors that is subordinated in right of payment to the obligations of the Obligors under the Finance Documents, in each case, (A) incurred to Refinance, in whole or in part, any Existing Notes and pay accrued interest, fees, premiums (if any) and penalties on the Existing Notes so Refinanced and fees and expenses associated with such Refinancing or (B) so long as (I) the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) as of the last day of the Test Period ended immediately preceding the incurrence of such Debt is 0.50x less than the Total Net Leverage Ratio level applicable pursuant to Section 11.2 for the fiscal quarter in which such Test Period ends or (II) if the condition described in preceding sub-clause (I) is not satisfied, the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) as of the last day of the most recently ended Test Period does not exceed 3.50 to 1.00 and (iii) Permitted Refinancings in respect of the Debt described in preceding sub-clauses (i) and (ii);

(r)
Debt consisting of promissory notes issued by API or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of API permitted by Section 4; provided that any such Debt of the Obligors shall be subordinated in right of payment to the obligations under the Finance Documents on terms reasonably satisfactory to the Agent;

(s)
Debt consisting of obligations of API or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(t)	Debt supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;
(u)	(i) Incremental Equivalent Debt, (ii) Permitted Pari Passu 2020 Note Refinancing Debt and (iii) Permitted Pari Passu 2022 Note Refinancing Debt; and
(v)	all premiums (if any), interest (including post‑petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 3.1(a) through (v).
3.2
For purposes of determining compliance with this Section 3, in the event that an item of proposed Debt meets the criteria of more than one of the categories, or is entitled to be incurred or outstanding pursuant to more than one clause or sub-clause of this Section 3, API shall be permitted to classify such item of Debt on the date of its incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this Section 3. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt shall not be deemed to be an incurrence of Debt for purposes of this Section 3. The principal amount of any non-interest bearing Debt or other discount security constituting Debt at any date shall be the principal amount thereof that would be shown on a balance sheet of API dated such date prepared in accordance with US GAAP.

4.	Limitation on Restricted Payments
4.1	No Obligor shall, and API shall not permit any Restricted Subsidiary to, declare or make, directly or indirectly, any Restricted Payment on or after the Closing Date, except:
(a)	each Restricted Subsidiary of API may make Restricted Payments to (x) API, subject to Section 6 and (y) AIO and other Restricted Subsidiaries of API;
(b)
API may declare and make Restricted Payments in the form of Equity Interests of API consisting of common stock and/or Series D Preferred Stock of API to the holders of Series C Preferred Stock and Series D Preferred Stock of API (as applicable) in connection with the conversion of Series C Preferred Stock into Equity Interests of API consisting of common stock in accordance with the certificate of designation therefor (as in effect on the Closing Date);

(c)
API may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of API held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of API or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of API or any of its Subsidiaries in an aggregate amount not to exceed $20,000,000 in any calendar year prior to giving effect to any amounts carried over from prior years (with unused amounts in any calendar year being carried over to succeeding calendar years); provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by API or any Restricted Subsidiary after the Closing Date;

(d)
API may declare and make additional Restricted Payments, so long as, as of the time of, and after giving effect to, such Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Liquidity shall equal or exceed $400,000,000 and (iii) the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) as of the last day of the most recently ended Test Period is less than or equal to 2.00 to 1.00;

(e)
the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Agreement;

(f)
API and any Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 3) of such Person;

(g)
repurchases of Equity Interests in API or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights;

(h)	API or any Restricted Subsidiary may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;
(i)
repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options;

(j)
API may declare and make Restricted Payments in an amount not to exceed the Cumulative Credit at such time; provided that (x) no Event of Default shall have occurred and be continuing or would result therefrom, (y) solely if such Restricted Payments are made in reliance on sub-clause (2)(a) of the definition of Cumulative Credit, immediately after giving effect to any Restricted Payment pursuant to this Section 4.1(j), API could incur $1.00 of additional Debt pursuant to, and in compliance with, the Cumulative Credit Ratio Test and (z) solely if such Restricted Payments are made in reliance on sub-clause (2)(a) of the definition of Cumulative Credit, after giving effect to such Restricted Payments, the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) as of the last day of the most recently ended Test Period is less than or equal 2.50 to 1.00; and

(k)
API may declare and make Restricted Payments in respect of Preferred Equity Interests of API issued after the Closing Date in an aggregate amount not to exceed the net cash proceeds received by API from the issuance of such Preferred Equity Interests after the Closing Date.

5.	Limitation on Investments
5.1	No Obligor shall, and API shall not permit any Restricted Subsidiary to, make or hold any Investments, except:
(a)
Investments by and among API and its Restricted Subsidiaries (including the contribution of Equity Interests); provided, that (i) Investments in the form of intercompany Debt owed by any Obligor to any non-Obligor shall be subject to the Intercompany Subordination Agreement and (ii) no Obligor shall be permitted to contribute or otherwise make an Investment of material intellectual property into any Restricted Subsidiary that is not an Obligor (it being understood that this clause (ii) shall not be construed to restrict the licensing or sub-licensing of any intellectual property);

(b)	[reserved];
(c)
loans or advances to officers, directors and employees of API or any of its Restricted Subsidiary (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes made in the ordinary course of business and (ii) for any other purpose, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(d)	Investments in Swap Contracts permitted under Section 3;
(e)
Investments in the form of Guarantees by API and any of its Restricted Subsidiaries of Debt of API and any of its Restricted Subsidiaries permitted under Section 3; provided that Guarantees by any Obligor or any Restricted Subsidiary of AIO of Debt of any API Excluded Subsidiary shall not exceed in the aggregate at any time outstanding the Cumulative Credit (if positive) at such time;

(f)	promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 1;
(g)
other Investments not to exceed in the aggregate at any time outstanding the sum of (i) the greater of (x) $100,000,000 and (y) 20% of Consolidated EBITDA for the then most recently ended Test Period (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) at the time of the making of such Investment) and (ii) the Cumulative Credit (if positive);

(h)
the purchase or other acquisition of property and assets or businesses of any Person (other than a Subsidiary) or of assets constituting a business unit, a line of business or division of such Person (other than a Subsidiary) or Equity Interests in a Person (other than a Subsidiary) that, upon the consummation thereof, will be an 80%-owned Restricted Subsidiary of API (including as a result of a merger or consolidation); provided that with respect to each purchase or other acquisition made pursuant to this Section 5.1(h) (each, a “Permitted Acquisition”):

(i)
to the extent required by the Agreed Security Principles, (1) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (2) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) shall become a Guarantor, in each case, in accordance with Clause 30.4 of the Agreement;

(ii)	the aggregate amount of Investments made by the Obligors in Persons that do not become Obligors or Restricted Subsidiaries of AIO shall not exceed at any time outstanding $50,000,000;
(iii)	the acquired property, assets, business or Person shall be engaged in the same or a similar line of business as API and the Restricted Subsidiaries on the Closing Date; and
(iv)
(1) subject to the provisions of paragraph 5 on Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) to the extent an LCT Election has been made with respect to such purchase or acquisition, on the date of the execution of the acquisition documentation relating to such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, (2) immediately after giving effect to such purchase or other acquisition, the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) as of the last day of the most recently ended Test Period is less than or equal to the applicable ratio set forth in Section 11.2 for the applicable fiscal quarter in which such Test Period ends and (3) as a condition precedent to the consummation of any such acquisition the aggregate consideration for which equals or exceed $100,000,000, API shall have delivered to the Agent an officer’s certificate setting forth (in reasonable detail) the calculations demonstrating compliance with preceding sub-clause (2);

(i)	Investments by API or any Restricted Subsidiary in assets that are Cash Equivalents;
(j)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(k)
Investments existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof, in each case, set forth on Schedule 21 and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 5.1(k) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 5;

(l)
Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged into API or merged or consolidated with a Restricted Subsidiary in accordance with Section 3 after the Closing Date (other than existing Investments in subsidiaries of such Subsidiary or Person, which must comply with the requirements of Sections 5.1(g) or (h)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(m)
Investments consisting of Liens, Debt, fundamental changes, Dispositions and Restricted Payments permitted under Section 1 (other than Section 1.1(e)), Sections 2, 3, 7 (other than Sections 7.1(c)(1)(y) or (e)), and 4, respectively;

(n)
Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(o)
Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment;

(p)
Investments by API and any of its Restricted Subsidiaries of assets constituting underutilized manufacturing and/or distribution facilities and/or research and development assets and operations (in each case as determined in good faith by API) into joint ventures with a Fair Market Value not to exceed in the aggregate the greater of (x) $150,000,000 and (y) 30% of Consolidated EBITDA for the then most recently ended Test Period (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) at the time of the making of such Investment); and

(q)	Investments made in connection with a Permitted Tax Restructuring.
6.	Anti-Hoarding
6.1
API shall not own, hold or acquire cash or Cash Equivalents; provided that (i) API may own, hold or acquire cash or Cash Equivalents, to the extent applied within 60 days of receipt thereof to make Restricted Payments or for other general corporate and working capital purposes (including payment of interest on Debt and the making of Investments (other than Investments in Cash Equivalents) permitted hereunder) and (ii) API may own, hold or acquire additional cash or Cash Equivalents (exclusive of amounts permitted under preceding sub-clause (i)) not to exceed $20,000,000 for any period of 10 consecutive Business Days.

7.	Fundamental Changes
7.1
No Obligor shall, and API shall not permit any Restricted Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)
any Restricted Subsidiary (other than any Borrower) may merge, amalgamate or consolidate with (i) a Borrower; provided that (A) if such Restricted Subsidiary is not a Guarantor, a Borrower shall be the continuing or surviving Person or (B) if such Restricted Subsidiary is a Guarantor, a US Borrower, a UK Borrower or a Borrower organized in the same jurisdiction as such Restricted Subsidiary shall be the continuing or surviving Person, (ii) one or more other Restricted Subsidiaries (other than any Borrower); provided, further, that when any Person that is an Obligor is merging with a Restricted Subsidiary that is not an Obligor, the Obligor shall be the continuing or surviving Person or the surviving entity shall substantially concurrently become an Obligor or (iii) any other Person in order to consummate a Permitted Tax Restructuring;

(b)
any Restricted Subsidiary (other than any Borrower) may liquidate or dissolve and (2) any Restricted Subsidiary (other than any Borrower) may change its legal form if, with respect to sub-clauses (1) and (2), API determines in good faith that such action is in the best interest of API and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor);

(c)
any Restricted Subsidiary (other than any Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (x) the transferee must be a Guarantor or a US Borrower, a UK Borrower or a Borrower organized in the same jurisdiction as such Guarantor or (y) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary which is not an Obligor in accordance with Section 5 (other than Section 5.1(m));

(d)	a Borrower may merge or consolidate with any other Person; provided that a Borrower shall be the continuing or surviving corporation;
(e)
API or any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 5; provided that the continuing or surviving Person shall be API or a Restricted Subsidiary, as the case may be, which together with each of such continuing or surviving Person’s Subsidiaries that are Restricted Subsidiaries, shall have complied with the requirements of Sections 4 and 5 to the extent required pursuant to the Agreed Security Principles; and

(f)
so long as no Event of Default has occurred and is continuing or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 1 or a Restricted Payment permitted pursuant to Section 4;

provided, that in no event shall a Borrower reincorporate under the laws of any jurisdiction other than the United Kingdom or the United States, whether in connection with a merger, dissolution, liquidation, consolidation, disposition or otherwise.
8.	Burdensome Agreements
8.1
No Obligor shall, and API shall not permit any Restricted Subsidiary to, enter into or permit to exist any Contractual Obligation (other than the Agreement or any other Finance Document) that prohibits, restricts, imposes any condition on or limits the ability of (a) any Restricted Subsidiary that is not an Obligor to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Obligor or to Guarantee the Obligations of any Obligor under the Finance Documents or (b) any Obligor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facility and the obligations under the Finance Documents; provided that the foregoing sub-clauses (a) and (b) shall not apply to Contractual Obligations that:

(a)
(x) exist on the date hereof and (to the extent not otherwise permitted by this Section 8) are listed on Schedule 22 hereto and (y) to the extent Contractual Obligations permitted by sub-clause (x) are set forth in an agreement evidencing Debt, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Debt so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(b)
are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(c)	represent Debt of a Restricted Subsidiary that is not an Obligor that is permitted by Section 3;
(d)
are customary restrictions that arise in connection with (x) any Lien permitted by Section 2.1(e), (m), (q), (r)(i), (r)(ii), (s) and (z)(y) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 1 and relate solely to the assets or Person subject to such Disposition;

(e)
are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 5 and applicable solely to such joint venture entered into in the ordinary course of business;

(f)
are negative pledges and restrictions on Liens in favor of any holder of Debt permitted under Section 3 but solely to the extent any negative pledge relates to (x) the property financed by or the subject of such Debt and the proceeds and products thereof or (y) the property secured by such Debt and the proceeds, accessions and products thereof so long as the agreements governing such Debt permit the Liens securing the obligations under the Finance Documents;

(g)	are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;
(h)
comprise restrictions imposed by any agreement relating to secured Debt permitted pursuant to Sections 3.1(c)(ii), (j), (n), (o), (p), (v) and (u) to the extent that such restrictions apply only to the property or assets securing such Debt;

(i)	are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;
(j)	are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(k)	are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(l)	arise in connection with cash or other deposits permitted under Section 2; or
(m)
comprise restrictions imposed by any agreement governing Debt entered into on or after the Closing Date and permitted under Section 3 that are, taken as a whole, in the good faith judgment of API, either (a) no more restrictive than the restrictions contained in the Agreement or (b) no more restrictive with respect to API or any Restricted Subsidiary than customary market terms for Debt of such type, so long as API shall have determined in good faith that such restrictions pursuant to this sub-clause (b) will not affect its obligation or ability to make any payments required hereunder.

9.	Limitation on Prepayments, Etc. of Debt
9.1	No Obligor shall, and API shall not permit any Restricted Subsidiary to:
(a)
Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments and “AHYDO” payments and, subject to no Event of Default arising under Sections 1 and 2 of Schedule 14 (Additional Events of Default) then existing or resulting therefrom, in connection with the amendment of any Junior Financing, the payment of related fees (other than in connection with any amendment that reduces or forgives the commitments, outstanding principal amount or effective yield of such Junior Financing) shall be permitted) the Existing API Notes or any other Debt for borrowed money of an Obligor that is unsecured or subordinated in right of payment to the obligations under the Finance Document expressly by its terms (other than Debt among API and its Restricted Subsidiaries) (collectively, “Junior Financing”), except:

(i)	the Refinancing thereof with the net cash proceeds of, or in exchange for, any Permitted Refinancing;

(ii)	the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of API;
(iii)	the prepayment of Debt of API or any Restricted Subsidiary owed to API or a Restricted Subsidiary;
(iv)	the Refinancing of the Existing 2020 Notes with (i) the proceeds of, or in exchange for, any Permitted Pari Passu 2020 Note Refinancing Debt or (ii) cash on hand;
(v)
the Refinancing of the Existing 2023 Notes and/or Existing 2043 Notes with the net cash proceeds of, or in exchange for, any Permitted Pari Passu Secured Ratio Refinancing Debt or any Permitted Junior Secured Refinancing Debt or any other Debt otherwise permitted under Section 3 (including Incremental Equivalent Debt);

(vi)
the prepayment, redemption, purchase, defeasance or other payment in respect of the Existing 2023 Notes and/or Existing 2043 Notes prior to their scheduled maturity, so long as, at the time of such prepayment, redemption, purchase, defeasance or other payment, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) as of the last day of the most recently ended Test Period does not exceed 2.50 to 1.00;

(vii)
prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings in an amount not to exceed the Cumulative Credit at such time; provided that (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) solely if such prepayments, redemptions, purchases, defeasances and other payments are made in reliance on sub-clause (2) of the definition of Cumulative Credit, immediately after giving effect to thereto, API could incur $1.00 of additional Debt pursuant to, and in compliance with, the Cumulative Credit Ratio Test; and

(viii)
the repurchase, redemption or other acquisition or retirement for value of any Junior Financing in connection with an “asset sale offer” or “change of control offer” pursuant to and in accordance with the applicable provisions of the indenture or other agreement governing such Junior Financing.

(b)
Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of (x) any Junior Financing Documentation in respect of any Debt having an aggregate outstanding principal amount of $75,000,000 or more or (y) the documentation in respect of the Existing API Notes (in the case of each of sub-clauses (x) and (y), other than as a result of a Permitted Refinancing thereof or, in the case of any Junior Financing Documentation in respect of the Existing API Notes, a Refinancing thereof with any Permitted Pari Passu 2020 Note Refinancing Debt, any Permitted Pari Passu Secured Ratio Refinancing Debt, any Permitted Junior Secured Refinancing Debt or any other Debt otherwise permitted under Section 3 (including Incremental Equivalent Debt), as applicable, without the consent of the Agent.

10.	Limitation on Assets of AIO
10.1
Subject to the provisions herein, at the end of each fiscal year, API will not permit the Adjusted AIO Total Assets to be less than 75% of the Adjusted API Total Assets (the “Minimum AIO Asset Level”); provided that (i) upon API’s determination (in its sole judgment) that the Minimum AIO Asset Level does not provide API sufficient flexibility to enter into a proposed new geographic market after the Closing Date, the Minimum AIO Asset Level shall be reduced to 70% of the Adjusted API Total Assets at all times after delivery of notice to the Agent, (ii) the Minimum AIO Asset Level will be calculated at the time internal financial statements are available with respect to the applicable fiscal year (such date of calculation, the “Asset Date of Determination”) and (iii) if the Minimum AIO Asset Level requirement is not satisfied on the Asset Date of Determination, API will have 15 days from the Asset Date of Determination to satisfy such requirement by transferring, conveying or otherwise moving additional assets to AIO or its Restricted Subsidiaries (such transfer, conveyance or movement of assets will be given pro forma effect as if it occurred immediately prior to the end of the applicable fiscal year).

11.	Financial Maintenance Covenants
11.1	API shall not permit the Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of API ended after the Closing Date to be less than 3.00:1.00.
11.2
API shall not permit the Total Net Leverage Ratio as of the last day of any Test Period set forth below to be greater than the applicable ratio for the last day of such Test Period set forth in the grid below:

Test Period Ended	Applicable Total Net Leverage Ratio
March 31, 2019	4.00:1.00
June 30, 2019	4.00:1.00
September 30, 2019	4.00:1.00
December 31, 2019	3.50:1.00
March 31, 2020	3.25:1.00
June 30, 2020	3.25:1.00
September 30, 2020	3.25:1.00
December 31, 2020 and thereafter	3.00:1.00

Schedule 13

 Additional Affirmative Covenants
1.	Financial Information
1.1
(a)
subject to Section 1.2 of this Schedule 13 (Additional Affirmative Covenants), as soon as available and in any event within 75 days after the end of each fiscal year of API, (x) a consolidated balance sheet of API and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in shareholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, together with a report and opinion of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification or exception (except (i) as may be required as a result of the impending maturity of any Debt, including the Loans hereunder, the Existing Notes and any Incremental Equivalent Debt, Permitted Pari Passu 2020 Note Refinancing Debt, Permitted Pari Passu 2022 Note Refinancing Debt, Permitted Pari Passu Ratio Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, (ii) any potential inability to satisfy any financial maintenance covenant included in any Debt of API or its Subsidiaries on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) and (y) a schedule that presents combined financial information of AIO and its consolidated Subsidiaries and the Guarantors, excluding the financial information of API on an unconsolidated basis and any API Excluded Subsidiary (which, for the avoidance of doubt, shall exclude the financial information of any Subsidiary of API that is not either (a) AIO and its consolidated Subsidiaries or (b) a Guarantor and its Subsidiaries);

(b)
subject to Section 1.2 of this Schedule 13 (Additional Affirmative Covenants), as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of API, (x) a consolidated balance sheet of API and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statement of income for such quarter and the portion of the fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the fiscal year ended at the end of such quarter, all reported in a manner acceptable to the SEC and certified as to fairness of presentation, US GAAP and consistency by a Responsible Officer of API and (y) a schedule that presents combined quarterly financial information consistent with the financial information required by sub-clause (a)(y) above;

(c)	simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a duly completed Compliance Certificate signed by a Responsible Officer of API;
(d)
simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements;

(e)
within five Business Days of any Responsible Officer of API obtaining knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of a Responsible Officer of API stating that such certificate is a “Notice of Default” and setting forth the details thereof and the action which API is taking or proposes to take with respect thereto;

(f)
subject to Section 1.2 of this Schedule 13 (Additional Affirmative Covenants), promptly upon the mailing thereof to the shareholders of API generally, copies of all financial statements, reports and proxy statements so mailed;

(g)
subject to Section 1.2 of this Schedule 13 (Additional Affirmative Covenants), promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which API shall have filed with the SEC;

(h)
simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(i)
from time to time, such additional information regarding the financial position or business of the Obligors (including notification of any change in the ratings assigned to API or a Borrower by S&P or Moody’s) as the Agent, at the request of any Lender, may reasonably request.

1.2
For purposes of Sections 1.1(a), (b), (f) and (g) of this Schedule 13 (Additional Affirmative Covenants), API shall be deemed to have effectively delivered any financial statement required to be delivered under Sections 1.1(a) or (b) of this Schedule 13 (Additional Affirmative Covenants), proxy statement, registration statement, or report on Form 8-K, 10-K or 10-Q to the Agent and the Lenders when such financial statement, proxy statement, registration statement or report is posted on the Internet at the SEC’s website at www.sec.gov.

2.	Designation of Unrestricted Subsidiaries
2.1
The board of directors of API may at any time designate any Restricted Subsidiary (other than AIO or any Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma

Calculations; Certain Rules of Construction) as of the last day of the most recently ended Test Period shall be less than or equal to the applicable ratio set forth in Section 11.2 of Schedule 12 (Restrictive Covenants) for the fiscal quarter in which such Test Period ends and (iii) as a condition precedent to such designation, API shall have delivered to the Agent an officer’s certificate setting forth (in reasonable detail) the calculations demonstrating compliance with preceding clause (ii). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by API or the applicable Restricted Subsidiary, as the case may be, therein at the date of designation in an amount equal to the fair market value as determined by API in good faith of API’s or the applicable Restricted Subsidiary’s (as applicable) Investment therein, and such Investment shall be permitted by Section 5 of Schedule 12 (Restrictive Covenants) at such time.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time and a return on any Investment by API or its applicable Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined by API in good faith at the date of such designation of API’s or the applicable Restricted Subsidiary’s (as applicable) Investment in such Subsidiary. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

3.	Sanctions and Anti-Corruption Laws
3.1
No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Parent or the Borrower, indirectly, (x) in violation of any Anti-Corruption Laws, or (y) in any manner that would result in the violation of any Sanctions applicable to the Parent or its Subsidiaries or, to the knowledge of the Borrower, any other party hereto. The Parent will maintain in effect policies and procedures designed to promote compliance by the Parent and its Subsidiaries with Anti-Corruption Laws and applicable Sanctions.

Schedule 14

 Additional Events of Default
1.
Except with respect to any dissolution or liquidation of a Restricted Subsidiary expressly permitted by Section 7.1(a)(iii) of Schedule 12 (Restrictive Covenants) in connection with the consummation of a Permitted Tax Restructuring, any Material Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due (or admit such failure in writing), or shall take any corporate action to authorize any of the foregoing;

2.
Except with respect to any dissolution or liquidation of a Restricted Subsidiary expressly permitted by Section 7.1(a)(iii) of Schedule 12 (Restrictive Covenants) in connection with the consummation of a Permitted Tax Restructuring, an involuntary case or other proceeding shall be commenced against any Material Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Material Company under the federal bankruptcy laws as now or hereafter in effect;

3.
Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing which could cause one or more members of the ERISA Group to incur a liability in excess of the Threshold Amount; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan which could cause one or more members of the ERISA Group to incur a liability in excess of the Threshold Amount; or a condition specified in Section 4042(a)(1) of ERISA, shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated which could cause one or more members of the ERISA Group to incur a liability in excess of the Threshold Amount; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of the Threshold Amount; or

4.
Judgments or orders for the payment of money in excess of the Threshold Amount in the aggregate shall be rendered against any Material Company and such judgments or orders shall continue unsatisfied and unstayed for a period of more than 30 days; provided, however, that any such judgment or order shall not be an Event of Default under this Section 4 if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.

Schedule 15

 New York Law Definitions
“Additional First Lien Obligations” shall mean the Additional First Lien Obligations under, and as defined in, the Existing First Lien Intercreditor Agreement.
“Adjusted AIO Total Assets” shall mean the total assets of AIO and its Restricted Subsidiaries, excluding (i) intercompany balances among API and its Subsidiaries and (ii) deferred tax assets, as shown on the most recent annual balance sheet of API.
“Adjusted API Total Assets” shall mean the total assets of API and its Restricted Subsidiaries, determined on a consolidated basis in accordance with US GAAP, less deferred tax assets, as shown on the most recent annual balance sheet of API.
“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“API Excluded Subsidiaries” shall mean Restricted Subsidiaries of API that are neither Obligors nor Restricted Subsidiaries of AIO.
“Applicable Debt” shall have the meaning ascribed to such term in the definition of “Weighted Average Life to Maturity”.
“Article 9 Collateral” shall have the meaning ascribed to such term in the US General Security Agreement.
“Asset Date of Determination” shall have the meaning ascribed to such term in Section 10.1 of Schedule 12 (Restrictive Covenants).
“Attributable Debt” shall mean, on any date, in respect of any Capital Lease of any Person, the amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with US GAAP (subject, however, to the provisions of Section 2.1 of Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)).
“Authorized Representative” shall mean (i) in the case of (x) any obligations under the Finance Documents or the Lenders and (y) the Cash Management Obligations, the Secured Hedge Obligations (as defined in the New First Lien Intercreditor Agreement) and the Other Obligations and the Cash Management Banks, Secured Hedge Banks and Other Obligations Banks, the Agent and/or the Common Security Agent, (ii) in the case of the Existing 2022 Notes Obligations or the holders of the Existing 2022 Notes, Deutsche Bank Trust Company Americas, as trustee and collateral agent, or any permitted successor in such capacity, (iii) in the case of any other series of Additional First Lien Obligations or Additional First-Lien Secured Parties (as defined in the Existing First Lien Intercreditor

Agreement) prior to the Refinancing in full of the Existing 2022 Notes, the trustee, agent, security agent, representative or similar agent under the indenture or agreement pursuant to which the applicable Debt is issued, incurred or otherwise obtained, as the case may be, and each of their permitted successors in such capacities, (iv) in the case of any Other Pari Passu Debt Liabilities or Other Pari Passu Debt Creditors after the Refinancing in full of the Existing 2022 Notes, the Creditor Representative (as defined in the New First Lien Intercreditor Agreement) with respect to such Other Pari Passu Debt Liabilities and Other Pari Passu Creditors, and (v) in the case of Debt that is secured on a junior basis to the Liens securing the obligations under the Finance Documents, the trustee, collateral agent, security agent, representative or similar agent under the indenture or agreement pursuant to which the applicable Debt is issued, incurred or otherwise obtained, as the case may be, and each of their permitted successors in such capacities.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. §1010.230.
“Benefit Arrangement” shall mean, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Capital Lease” shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person in accordance with US GAAP (subject, however, to the provisions of Section 2.1 of Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) .
“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with US GAAP (subject, however, to the provisions of Section 2.1 of Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)).
“Cash Equivalents” shall mean any of the following types of Investments, to the extent owned by API or any Restricted Subsidiary:
(a)	dollars, euros or sterling;
(b)	in the case of any Non-US Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation;
(c)
readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d)
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any US or non-US commercial bank having capital and surplus of not less than $500,000,000;

(e)
repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f)
commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(g)
marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency rating agency);

(h)
readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;

(i)
Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and

(j)	investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above.
In the case of Investments by any Non-US Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) above of non-US obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable non-US rating agencies and (ii) other short-term investments utilized by Non-US Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (j) and in this paragraph.
“Cash Management Bank” shall mean any Person that is a Lender or an Affiliate of a Lender on the Closing Date or at the time it enters into a Cash Management Services Agreement, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.
“Cash Management Obligations” shall mean obligations owed by API or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services Agreements and designated by the applicable Cash Management Bank and API in writing to the Agent and the Common Security Agent as “Cash Management Obligations”.

“Cash Management Services Agreement” shall mean any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
“Casualty Event” shall mean any event that gives rise to the receipt by API or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CEA Swap Obligation” shall mean, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Change of Control” shall mean (i) any “person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding API, any Subsidiary of API and any Plan (including any trustee of such plan acting as trustee), but including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of API having at least 35% of the total number of votes that may be cast for the election of directors of API, provided that no Event of Default will occur as a result of an acquisition of stock by API which increases, proportionately, the stock representing the voting power of API owned by such person or group above 35% of the voting power of API; and provided, further, that if such person or group acquires stock representing more than 35% of the voting power of API by reason of share purchases by API, and after such share purchases by API acquires any additional shares representing voting power of API, then an Event of Default shall occur; (ii) (x) at any time prior to the consummation of the MIH Merger, (1) MIH ceases to be a direct wholly-owned Subsidiary of API and (2) AIO ceases to be a direct wholly-owned Subsidiary of MIH, (y) at any time on and after the consummation of the MIH Merger, AIO ceases to be a direct wholly-owned Subsidiary of API; or (iii) at any time, and for any reason, (x) AIO ceases to own, directly or indirectly, 100% of the Equity Interests of ACL and (y) ACL ceases to own, directly or indirectly, 100% of the Equity Interests of the Original Borrower.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean the Charged Property (as defined in Clause 1.1 of the Agreement (Definitions)).
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” shall mean a certificate substantially in the form of Schedule 23 (Compliance Certificate), which certificate shall in any event be a certificate of the Responsible Officer of API (a) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which API is taking or proposes to take with respect thereto, (b) setting forth the calculations required to establish whether API was in compliance with the requirements of Sections 11.1 and 11.2 of Schedule 12 (Restrictive Covenants) for the applicable fiscal quarter, (c) a report setting forth the information required by Section 3.03(c) of the US General Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last such report) and (d) a list of each Subsidiary of API that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list.
“Consolidated EBIT” shall mean, for any period, for API and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income and without duplication:  (i) Consolidated Interest Expense for such period, (ii) the provision for US federal, state, local and non-US income taxes payable by API and its Restricted Subsidiaries for such period, (iii) extraordinary, non-recurring or unusual charges, expenses or losses, (iv) non-cash losses and expenses ((w) other than in respect of provision for doubtful accounts or provision for obsolescence, (x) other than in respect of depreciation and amortization expense, (y) excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period, and (z) excluding any amortization of a prepaid cash item that was paid in a prior period), (v) one-time fees, cash charges and other cash expenses, premiums or penalties incurred in connection with any asset sale, any issuance of equity interests or any issuance, incurrence or repayment of indebtedness and/or any refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed), (vi) any cash charges, losses or expenses (including as cash charges and expenses any such non-cash items that represent an accrual or reserve for potential cash items in a future period) related to signing, retention, relocation, recruiting or completion bonuses or recruiting, stock options and other equity based compensation, severance and transition payments, closing and consolidation of facilities, facility start-ups, business optimization initiatives (including intellectual property restructurings), restructurings or any legal or regulatory action, settlement, judgment or ruling; provided that the aggregate amount of such add-backs, together with add-backs permitted to clause (vii) below, shall not exceed 15% of Consolidated EBITDA for the applicable four-quarter period (for such purpose, calculated inclusive of such permitted add-backs in the manner set forth in the illustration appearing in the last sentence of this definition), (vii) the amount of “run rate” cost savings, operating expense reductions and synergies related to any Specified Transactions, restructurings or cost savings initiatives after the Closing Date and projected by API in good faith to result from actions actually taken during, or committed to be taken no later than 12 months after the end of, such period (which “run rate” cost savings, operating expense reductions and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBIT is being determined and realized during the entirety of such period, without duplication of any pro forma adjustment for any such subsequent period that would otherwise be permitted under this clause (vii) with respect to the same cost savings, operating expense reductions and synergies), net of the amount of actual benefits realized during such period from such actions; provided that (A) such “run rate” cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (in the good faith determination of API) (it being understood that pro forma adjustments need not be prepared in compliance with Regulation S-X), and (B) the aggregate amount of such add-backs, together with add-backs permitted to clause (vi) above, shall not exceed 15% of Consolidated EBITDA for the applicable four-quarter period (for such purpose, calculated inclusive of such permitted add-backs in the manner set forth in the illustration appearing in the last sentence of this definition), (viii) net losses relating to disposed, abandoned, closed or discontinued operations and (ix) pro forma adjustments specified in the Financial Model minus (b) the sum of (i) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period or is expected to be a cash item in any future period) and (ii) net income relating to disposed, abandoned, closed or discontinued operations. For purposes of calculating Consolidated EBITDA as provided in clauses (vi) and (vii) above, by way of example, if Consolidated EBITDA for a given period (determined without regard to any add-backs pursuant to clause (vi) or (vii)) is $85.0 million and add-backs of the type described in clauses (vi) and (vii) equal $20.0 million, “permitted add-backs” under clauses (vi) and (vii) would equal $15.0 million. Permitted add-backs of $15.0 million equates to 15% of Consolidated EBITDA (determined inclusive of permitted add-backs), i.e. $85.0 million plus $15.0 million or $100.0 million.

“Consolidated EBITDA” shall mean, for any period, Consolidated EBIT plus depreciation and amortization expense of API and its Restricted Subsidiaries on a consolidated basis.
“Consolidated Interest Expense” shall mean, for any period, for API and its Restricted Subsidiaries on a consolidated basis, interest expense (other than (i) hyperinflationary interest expense in any country that is offset by corresponding foreign exchange-related gains, (ii) interest expense attributable to pension accruals in Germany and Italy and (iii) interest payable to the U.S. Internal Revenue Service in respect of taxes); provided that solely for purposes of determining “Consolidated Interest Expense” as used in the definition of “Fixed Charges” and clause (b) of the definition of “Interest Coverage Ratio”, Consolidated Interest Expense shall be calculated net of (x) interest income of API and its Restricted Subsidiaries during such period and (y) the “interest component” (i.e., forward points) payable or receivable pursuant to Swap Contracts entered into by API or any Restricted Subsidiary to hedge foreign currency and/or exchange risk of API or any Restricted Subsidiary. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with US GAAP (subject, however, to the provisions of Section 2.1 of Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)).
“Consolidated Net Income” shall mean, for any period, the net income of API and its Restricted Subsidiaries on a consolidated basis (excluding extraordinary gains and extraordinary losses) for that period.
“Consolidated Net Tangible Assets” shall have the meaning ascribed to such term in the Existing API Notes Indenture.
“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Cumulative Credit” shall mean, at any time (the “Reference Date”), the sum of (without duplication):
1.
the sum of (I) the greater of (x) $100,000,000 and (y) 20% of Consolidated EBITDA for the then most recently ended Test Period (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) minus (II) solely in the case of the determination of “Cumulative Credit” as used in Section 4.1(j) of Schedule 12 (Restrictive Covenants) for the purpose of making Restricted Payments in reliance on this clause (1), the unpaid portion of the Scheduled 2023 Preferred Dividend at such time (provided that in no event shall preceding clause (II) reduce the amount under this clause (1) for such purpose to less than zero); plus

2.	the sum of:
(a)
50.0% of the Consolidated Net Income of API for the period (taken as one accounting period) beginning July 1, 2016 and ending the last day of API’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit, minus solely in the case of the determination of “Cumulative Credit” as used in Section 4.1(j) of Schedule 12 (Restrictive Covenants) for the purpose of making Restricted Payments in reliance on this clause (2)(a), the unpaid portion of the Scheduled 2023 Preferred Dividend at such time (provided that, in no event shall foregoing deductions reduce the amount under this clause (2)(a) for such purpose to less than zero); plus

(b)
100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by API after the Closing Date from the issue or sale of (A) Equity Interests of API (including treasury stock) and (B) debt of any Obligor, in each case, that have been converted into or exchanged for such Equity Interests of API; provided that this clause (b) shall not include the proceeds from (x) Equity Interests or convertible debt securities of API sold to a Restricted Subsidiary or (y) Disqualified Equity Interests or debt securities that have been converted into Disqualified Equity Interests; plus

(c)
100.0% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the common equity capital of API following the Closing Date (other than by a Restricted Subsidiary); plus

(d)
100.0% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of (A) the sale or other disposition (other than to API or a Restricted Subsidiary) of Restricted Investments made by API or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from API or its Restricted Subsidiaries (other than by API or a Restricted Subsidiary) and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by API or its Restricted Subsidiaries, in each case after the Closing Date; or (B) the sale (other than to API or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Closing Date; plus

(e)
in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into API or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to API or a Restricted Subsidiary after the Closing Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; minus

(f)
the sum, without duplication, of (1) the aggregate principal amount of Debt incurred by API Excluded Subsidiaries in reliance on Section 3.1(b)(iii) of Schedule 12 (Restrictive Covenants) and outstanding on the Reference Date, (2) the aggregate amount of Guarantees incurred to support Debt of API Excluded Subsidiaries in reliance on the proviso appearing in Section 3.1(e) of Schedule 12 (Restrictive Covenants) and outstanding on the Reference Date, (3) the aggregate amount of Restricted Payments made in reliance on Section 4.1(j) of Schedule 12 (Restrictive Covenants) and outstanding on the Reference Date, (4) the aggregate amount of Investments made in reliance on Section 5.1(e) and  sub-clause (ii) of Section 5.1(g) of Schedule 12 (Restrictive Covenants) and outstanding on the Reference Date, and (5) the aggregate amount of redemptions, repayments, repurchases and other payments made in reliance on sub-clause (G) of Section 9.1(a) of Schedule 12 (Restrictive Covenants) and outstanding on the Reference Date (determined, for purposes of this clause (f), without taking account of the intended usage of the Cumulative Credit on such Reference Date in the contemplated transaction).

“Cumulative Credit Ratio Test” shall mean, at any date of determination, that the Fixed Charge Coverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) as of the last day of the most recently ended Test Period is at least 2.00 to 1.00.
“Debt” shall mean, with respect to any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases, (e) all contingent or non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non‑contingent basis) under a letter of credit, bankers’ acceptance or similar instrument, other than contingent obligations relating to letters of credit issued to support trade payables, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (g) Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Debt into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, and (h) all Debt of others Guaranteed by such Person; provided, however, that (x) Debt shall not include any obligations incurred in connection with the funding of a trust established under Section 501(c)(9) of the Code, (y) for purposes of calculating the Total Net Leverage Ratio, the First Lien Net Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, Debt shall not include undrawn amounts in respect of letters of credit or similar instruments and Swap Contracts, Debt under Permitted Intercompany Factoring Arrangements and Disqualified Equity Interests and (z) for the avoidance of doubt, Debt shall not include the Series C Preferred Equity Interests and/or the Series D Preferred Equity Interests of API described in the definition of “Scheduled 2023 Preferred Dividend”. To the extent constituting Debt, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.
“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Designated Asset Sales” shall mean the asset sales set forth on Schedule 24.
“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by API or any Restricted Subsidiary in connection with a Disposition pursuant to Section 1.1(k) of Schedule 12 (Restrictive Covenants) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of API, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).
“Dispositions” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary (other than directors’ qualifying shares or other shares required by applicable Law or issuances of Equity Interests of a Restricted Subsidiary to API or any other Restricted Subsidiary)) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.
“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other obligations under the Finance Documents that are accrued and payable and the termination of all Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, or (c) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Termination Date at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of API or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by API or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations. For the avoidance of doubt, “Disqualified Equity Interests” shall not include the Series C Preferred Equity Interests and/or the Series D Preferred Equity Interests of API described in the definition of “Scheduled 2023 Preferred Dividend”.

“Equity Interests” shall mean, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Group” shall mean API and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with API, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Excluded Assets” shall mean (i) any “intent to use” trademark application, solely during the period in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Article 9 Collateral, (ii) the Excluded Equity Interests, (iii) any motor vehicles or other assets subject to certificates of title statutes (other than to the extent that a Lien on motor vehicles or such other assets may be perfected by the filing of a UCC-1 financing statement), (iv) any particular asset, if, to the extent and for so long as, the pledge thereof or the granting or perfecting of a security interest therein is prohibited by any applicable law or regulation (other than to the extent such prohibition would be rendered ineffective pursuant to the UCC or any other applicable law), (v) any particular asset if the pledge thereof or the granting or perfecting of a security interest therein has been reasonably determined by API (in consultation with the Agent) to create a material risk of tax or other liability, (vi) any particular asset that the cost or burden of obtaining a pledge thereof has been reasonably determined by API and the Agent to be excessive relation to the value of the security to be afforded thereby, (vii) any assets securing purchase money obligations or Capital Leases permitted to be incurred under this Agreement, to the extent that the terms of the agreements relating to such Lien prohibit the security interest under the Transaction Security Documents from attaching to such assets, (viii) any rights of an Obligor arising under or evidenced by any contract, lease, instrument, license or agreement to the extent the pledges thereof and security interests therein are prohibited or restricted by such contract, lease, instrument, license or other agreement, other than Proceeds (as defined in the UCC) and receivables thereof, except to the extent (x) the pledge of such rights is deemed effective under the UCC or other applicable law or principle of equity notwithstanding such prohibition or restriction, or (y) such prohibition or restriction is deemed ineffective under the UCC or other applicable law or principle of equity, (ix) licenses and any other property and assets to the extent that the Common Security Agent may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any Governmental Authority) to the extent such applicable laws, rules or regulations are not rendered ineffective by the UCC or other applicable law, or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization (except that Proceeds of dispositions thereof in accordance with applicable law (including, without limitation, rules and regulations of any Governmental Authority) shall constitute Article 9 Collateral; provided that Article 9 Collateral shall include to the maximum extent permitted by applicable law all rights incident or appurtenant to such licenses, property and assets (except to the extent any Lien on such asset in favor of the Common Security Agent requires consent, approval or authorization from any Governmental Authority) and the right to receive all Proceeds realized from the sale, assignment or transfer of such licenses, property and assets,

(x) letters of credit and letters of credit rights not constituting supporting obligations (other than to the extent that a Lien on such letters of credit and letters of credit rights may be perfected by the filing of a UCC-1 financing statement), (xi) commercial tort claims (other than to the extent that (x) a Lien on such commercial tort claims may be perfected by the filing of a UCC-1 financing statement or (y) the amount of damages claimed pursuant thereto is not less than $5,000,000, (xii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is deemed ineffective under the UCC or other applicable law or principle of equity) and (xiii) cash and cash equivalents, deposit, commodities and securities accounts requiring perfection through control agreements or perfection by “control”.
“Excluded Equity Interests” shall mean (i) Equity Interests in Unrestricted Subsidiaries and joint ventures; (ii) any Equity Interests of any Person (other than a Wholly-Owned Subsidiary) to the extent not permitted or restricted by the terms of such Person’s organizational documents or other agreements with holders of such Equity Interests; (iii) Margin Stock; (iv) any Equity Interest, if, to the extent and for so long as, the pledge of such Equity Interest is prohibited by any applicable law or regulation (other than to the extent such prohibition would be rendered ineffective pursuant to the UCC or any other applicable law); (v) any Equity Interests if the pledge thereof has been reasonably determined by API (in consultation with the Agent) to create a material risk of tax or other liability; and (vi) any Equity Interests that the cost or burden of obtaining a pledge thereof has been reasonably determined by API and the Agent to be excessive relation to the value of the security to be afforded thereby.
“Excluded Subsidiary” shall mean (i) any Non-US Subsidiary (other than a UK Subsidiary), (ii) any Subsidiary that is prohibited by applicable Law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date any such Subsidiary is acquired or organized (so long as in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from Guaranteeing the obligations under the Finance Documents or which would require governmental (including regulatory) or applicable consent, approval, license or authorization to provide a Guarantee, unless such consent, approval, license or authorization has been received, (iii) any Immaterial Subsidiary, (iv) any Unrestricted Subsidiary, (v) MIH and (vi) any Subsidiary to the extent that the provision of any Guarantee by such Subsidiary would result in adverse tax consequences (as reasonably determined by API and the Agent).
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any CEA Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Transaction Security Document by such Guarantor of a security interest to secure, such CEA Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such CEA Swap Obligation.  If a CEA Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Existing 2020 Notes” shall mean the 4.60% senior unsecured notes of API due 2020 issued under the Existing API Notes Indenture (as modified by the applicable supplement thereto).
“Existing 2022 Notes” shall mean the 7.875% senior secured notes of AIO due 2022 in an initial aggregate principal amount of $500,000,000 issued under the Existing 2022 Notes Indenture (as modified by the applicable supplement thereto).
“Existing 2022 Notes Indenture” shall mean that certain Senior Secured Notes Indenture, dated as of August 15, 2016, by and among the AIO, as issuer, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent.
“Existing 2022 Notes Obligations” shall mean the obligations of the Obligors with respect to the Existing 2022 Notes and the related obligations under the Existing 2022 Notes Indenture (including the guarantee obligations of the Original Borrower and the other Obligors which are UK Subsidiaries of API).
“Existing 2023 Notes” shall mean the 5.00% senior unsecured notes of API due 2023 issued under the Existing API Notes Indenture (as modified by the applicable supplement thereto).
“Existing 2043 Notes” shall mean the 6.950% senior unsecured notes of API due 2043 issued under the Existing API Notes Indenture (as modified by the applicable supplement thereto).
“Existing API Notes” shall mean, collectively, (i) the Existing 2020 Notes, (ii) the Existing 2023 Notes and (iii) the Existing 2043 Notes.
“Existing API Notes Indenture” shall mean that certain Indenture, dated as of February 27, 2008, between API, as issuer, and Deutsche Bank Trust Company Americas, as trustee and collateral agent.
“Existing Debt” shall have the meaning ascribed to such term in Section 3.1(d) of Schedule 12 (Restrictive Covenants).
“Existing First Lien Intercreditor Agreement” shall mean that certain First-Lien Intercreditor Agreement, dated as of August 15, 2016, by and among AIO, the other grantors party thereto, Citibank, N.A., as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined therein), and Deutsche Bank Trust Company Americas, as Authorized Representative for the Notes Secured Parties (as each such such term is defined therein).
“Existing Notes” shall mean, collectively, (i) the Existing API Notes and (ii) the Existing 2022 Notes.
“Fair Market Value” shall mean, with respect to any asset or liability, the fair market value of such asset or liability as determined by API in good faith.
“Financial Model” shall mean the financial model and projections prepared by API and delivered to the Lenders on or prior to the Closing Date.
“First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the aggregate amount of all Debt of API and its Restricted Subsidiaries on a consolidated basis secured by a first priority Lien on the assets of API or any Restricted Subsidiary as of such date, minus all Unrestricted Cash as of such date, to (b) Consolidated EBITDA for the Test Period then last ended.

“First Lien Intercreditor Agreements” shall mean the Existing First Lien Intercreditor Agreement and the New First Lien Intercreditor Agreement.
“Fixed Charge Coverage Ratio” shall mean, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period. The Fixed Charge Coverage Ratio shall be determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction).
“Fixed Charges” shall mean, with respect to any Person for any period, the sum of, without duplication (i) Consolidated Interest Expense (excluding, however, to the extent included in the calculation of Consolidated Interest Expense, expenses incurred in connection with any premiums, consent fees, make-whole payments or other similar payments made to the holders of any Existing Notes or any other Debt for borrowed money) of such Person for such period and interest expense paid by such Person in respect of Debt guaranteed by such Person (to the extent not constituting Consolidated Interest Expense), (ii) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Equity Interests during such period and (iii) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.
“Global Intercompany Note” shall mean a promissory note substantially in the form of Schedule 28 (Global Intercompany Note).
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee” by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Company.
“Incremental Equivalent Debt” shall mean Debt of any one or more Obligors (and, in the circumstances provided below, a Junior Lien Obligor) in the form of loans or notes secured by Liens on the Collateral that rank pari passu with or junior to the Liens on the Collateral securing the obligations under the Finance Documents or that are unsecured; provided that:
1.
the aggregate principal amount of all Incremental Equivalent Debt on any date such Debt is incurred will not, together with the aggregate amount of all Incremental Facility Commitments established on or prior to such date, exceed the Incremental Increase Cap;

2.
any Incremental Equivalent Debt will not (i) mature prior to the Latest Termination Date (other than with respect to any such Incremental Equivalent Debt consisting of a customary bridge facility, so long as the indebtedness outstanding under any such bridge facility is to be converted or exchanged for long-term debt that has a final scheduled maturity date no earlier than the then Latest Maturity Date and any such conversion or exchange is subject only to customary conditions) and (ii) provide for scheduled amortization (other than market-based amortization for a term loan “B” facility) or mandatory commitment reductions prior to the Latest Termination Date;

3.
any Incremental Equivalent Debt that is secured will not be secured by any property or assets of API or any of its Restricted Subsidiaries other than the Collateral and, if such Incremental Equivalent Debt is (A) incurred in reliance on sub-clause 6(a) below, then an Authorized Representative acting on behalf of the holders of such Debt has become party to or is otherwise subject to the provisions of (x) prior to the Refinancing in full of the Existing 2022 Notes, the Existing First Lien Intercreditor Agreement and (y) on and after the Refinancing in full of the Existing 2022 Notes, the New First Lien Intercreditor Agreement and (B) incurred in reliance on sub-clause 6(b) below, then an Authorized Representative, acting on behalf of the holders of such Debt, has become party to or is otherwise subject to the provisions of (x) prior to the Refinancing in full of the Existing 2022 Notes, the Second Lien Intercreditor Agreement and (y) on and after the Refinancing in full of the Existing 2022 Notes, the New First Lien Intercreditor Agreement or the  Second Lien Intercreditor Agreement;

4.
(i) Incremental Equivalent Debt will not be guaranteed by any Person other than the Obligors and (ii) after the Refinancing in full of the Existing 2022 Notes, in the case of any Incremental Equivalent Debt that is secured by Lien on the Collateral that ranks junior in priority to the Liens on the Collateral that secure the obligations under the Finance Documents, the primary issuer or borrower thereof shall be a Junior Lien Obligor;

5.
subject to the Limited Condition Transaction Provisions if an LCT Election has been made with respect to a Limited Condition Transaction to be funded with the proceeds of such Debt, immediately before and after giving effect thereto and to the use of the proceeds thereof and assuming for this purpose that the Facility is fully drawn after giving effect to such incurrence, (a) no Default or Event of Default has occurred and is continuing or would result therefrom and (b) all representations and warranties set forth in Clause 24 of the Agreement shall be true and correct in all material respects (or, if qualified by materiality, in all respects) at the time of the incurrence of such Incremental Equivalent Debt;

6.
subject to the Limited Condition Transaction Provisions if an LCT Election has been made with respect to a Limited Condition Transaction to be funded with the proceeds of such Debt, immediately after giving effect to the issuance, incurrence, or assumption of such Debt and excluding the cash proceeds to any Obligor therefrom that are actually applied or intended to be applied to a particular use or transaction as of the date of incurrence thereof (but otherwise giving effect to the use of such proceeds so applied or intended to be applied):

(a)
with respect to any Incremental Equivalent Debt that is secured by Liens on the Collateral that rank pari passu in priority with the Liens on the Collateral that secure the obligations under the Finance Documents, the First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) and assuming for this purpose that the Facility is fully drawn) as of the last day of the then most recently ended Test Period is less than or equal to 1.50 to 1.00;

(b)
with respect to any Incremental Equivalent Debt that is secured by Liens on the Collateral that rank junior in priority with the Liens on the Collateral that secure the obligations under the Finance Documents, the Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) and assuming for this purpose that the Facility is fully drawn) as of the last day of the then most recently ended Test Period is less than or equal to 2.25 to 1.00; and

(c)
with respect to any Incremental Equivalent Debt that is unsecured, the Total Net Leverage Ratio being (determined on a Pro Forma Basis in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) and assuming for this purpose that the Facility is fully drawn) as of the last day of the then most recently ended Test Period is less than or equal to 2.50:1.00; and

7.
the covenants and events of defaults contained in such Debt are either (i) no more restrictive (taken as a whole) to the lenders or holders providing such Incremental Equivalent Debt than those applicable to the Loans or (ii) otherwise on market terms for such Incremental Equivalent Debt (as determined in good faith by API), including with respect to high yield debt securities to the extent applicable; provided that this clause (7) will not apply to covenants and defaults that are (i) applied to the Loans existing at the time of incurrence of such Incremental Equivalent Debt (so that existing Lenders also receive the benefit of such provisions) and/or (ii) applicable only to periods after the Latest Termination Date at the time of incurrence of such Debt; provided that a certificate of a Responsible Officer of API delivered to the Agent at least 5 Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material covenants and defaults of such Debt or drafts of the documentation relating thereto, stating that API has determined in good faith that such covenants and events of default satisfy the foregoing requirement shall be conclusive evidence that such covenants and events of default satisfy the foregoing requirement unless the Agent notifies API within such 5 Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Intercompany Subordination Agreement” shall mean an agreement executed by each Restricted Subsidiary, in substantially the form of Schedule 25, as amended, restated, supplemented and/or otherwise modified from time to time.
“Intercreditor Agreements” shall mean (i) the Existing First Lien Intercreditor Agreement, (ii) the New First Lien Intercreditor Agreement, (iii) the Second Lien Intercreditor Agreement and (iv) any other intercreditor agreement in form and substance reasonably satisfactory to the Common Security Agent and API, as applicable.
“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense (excluding, however, to the extent included in the calculation of Consolidated Interest Expense, expenses incurred in connection with any premiums, consent fees, make-whole payments or other similar payments made to the holders of any Existing Notes or any other Debt for borrowed money), in each case for the most recently completed Test Period.
“Intermediary Bank” shall have the meaning ascribed to such term in Schedule 27.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any Returns.
“Junior Financing” shall have the meaning ascribed to such term in Section 9.1(a).
“Junior Financing Documentation” shall mean any documentation governing any Junior Financing.
“Junior Lien Obligor” shall mean any Subsidiary of API that is neither an Obligor nor a Subsidiary of AIO or is otherwise approved by the Agent.
“Latest Termination Date” shall mean, at any date of determination, the latest scheduled Termination Date applicable to any Loan or Commitment under the Agreement at such time.
“Laws” shall mean collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCT Election” shall have the meaning ascribed to such term in Schedule 16 (Pro Forma Calculations; Certain Rules of Construction).
“LCT Test Date” shall have the meaning ascribed to such term in Schedule 16 (Pro Forma Calculations; Certain Rules of Construction).
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Limited Condition Transaction” shall mean (i) any Permitted Acquisition or other investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of capital stock or otherwise) in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance thereof and (iii) any Restricted Payment that is declared and, once declared, is required to be made as a matter of law.

“Liquidity” shall mean, at any time, the sum of (a) the Availability Facility at such time, plus (b) Unrestricted Cash.
“Margin Stock” shall mean “margin stock” as such term is defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Plan” shall mean a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000.
“Master Agreement” shall have the meaning ascribed to such term in the definition of “Swap Contract”.
“Minimum AIO Asset Level” shall have the meaning ascribed to such term in Section 10.1 of Schedule 12 (Restrictive Covenants).
“MIH” shall mean MI Holdings, Inc., a Missouri corporation.
“MIH Merger” shall mean the merger or consolidation of MIH with and into AIO, with AIO as the continuing or surviving Person thereof.
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Multiemployer Plan” shall mean an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made contributions and under which liability may be imposed on any member of the ERISA Group.
“New First Lien Intercreditor Agreement” shall mean the Intercreditor Agreement (as defined in Clause 1.1 of the Agreement (Definitions)).
“Non-US Subsidiary” shall mean any direct or indirect Subsidiary of API that is not organized under the laws of the United States, any state thereof, or the District of Columbia.
“Other Obligations” shall mean obligations owed by API and its Restricted Subsidiaries to any Other Obligations Bank in respect of or in connection with (a) any overdraft facility, (b) any guarantee, bonding, documentary or stand‑by letter of credit facility, (c) any term loan, bilateral or letter of credit facility, (d) any derivatives facility, (e) any foreign exchange facility, (f) any credit card obligations, (g) any trade finance obligations or (h) any other facility.
“Other Obligations Bank” shall mean any Person that is a Lender or an Affiliate of a Lender at the time it provides any services constituting “Other Obligations”, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.
“Other Obligations Document” shall mean any documentation in respect of Other Obligations that is entered into by and between any Obligor or any Restricted Subsidiary and any Other Obligations Bank and designated in writing by the Other Obligations Bank and API to the Agent and the Common Security Agent as an “Other Obligations Document”.
“Other Pari Passu Debt Creditors” shall mean the Pari Passu Creditor Only Secured Parties (as defined in the New First Lien Intercreditor Agreement) owed to any Other Pari Passu Debt Liabilties.

“Other Pari Passu Debt Liabilities” shall mean the “Pari Passu Debt Liabilities” described in clause (b) of the definition thereof in the New First Lien Intercreditor Agreement.
“Patriot Act” shall mean the USA PATRIOT ACT (Title III of Pub. Law 107-56 (signed into law 26 October, 2001), as amended from time to time.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.
“Permitted Acquisition” shall have the meaning ascribed to such term in Section 5.1(h) of Schedule 12 (Restricted Covenants).
“Permitted Dispositions” shall mean, collectively, the Designated Asset Sales and the Permitted Facility Dispositions.
“Permitted Facility Dispositions” shall mean the dispositions described on Schedule 26.
“Permitted Intercompany Factoring Arrangement” shall mean the arrangement described on Schedule 27.
“Permitted Investment” shall mean the Investments permitted by Section 5 of Schedule 12 (Restricted Covenants) (other than Investments made pursuant to Section 5.1(g)(ii) of such Schedule).
“Permitted Junior Secured Refinancing Debt” shall mean any Debt of the Obligors (and, in the circumstances provided below, a Junior Lien Obligor) issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, repurchase, retire, defease or otherwise Refinance, in whole or part, any Existing 2023 Notes and/or Existing 2043 Notes or any then-existing Permitted Junior Secured Refinancing Debt; provided that (a) such Debt shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Existing 2023 Notes, Existing 2043 Notes or other Debt, as the case may be, so Refinanced plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such Refinancing, (b) such Debt is (i) if secured, secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the obligations under the Finance Documents (but without regard to control of remedies), (ii) not secured by any property or assets of API or any of its Restricted Subsidiaries other than the Collateral, (iii) not guaranteed by any person other than API and the other Obligors and (iv) after the Refinancing in full of the Existing 2022 Notes, if secured, is incurred by a primary issuer or borrower that is a Junior Lien Obligor, (c) the security agreements and guarantees relating to such Debt have terms not more favorable in any material respect to the respective creditors than the terms of the applicable Finance Documents (with such differences as are appropriate to reflect the nature of such Permitted Junior Secured Refinancing Debt), (d) if such Debt is secured, an Authorized Representative acting on behalf of the holders of such Debt shall have become party to, or otherwise be subject to the provisions of, (x) prior to the Refinancing in full of the Existing 2022 Notes, the Second Lien Intercreditor Agreement and (y) on and after the Refinancing in full of the Existing 2022 Notes, the New First Lien Intercreditor Agreement or the  Second Lien Intercreditor Agreement, and (e) such Debt shall have (i) a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Debt to be so Refinanced (other than with respect to any such Debt consisting of a customary bridge facility, so long as the indebtedness outstanding under any such bridge facility is to be converted or exchanged for long-term debt that has a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Debt being Refinanced and any such conversion or exchange is subject only to customary conditions) and (ii) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Debt to be Refinanced (or, if structured as a term loan, market-based scheduled amortization).

“Permitted Liens” shall mean the Liens set forth in Section 2 of Schedule 12 (Restricted Covenants).
“Permitted Pari Passu 2020 Note Refinancing Debt” shall mean any Debt of the Obligors issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, repurchase, retire, defease or otherwise Refinance, in whole or part, any Existing 2020 Notes or any then-existing Permitted Pari Passu 2020 Note Refinancing Debt; provided that (a) such Debt shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Existing 2020 Notes or other Debt, as the case may be, so Refinanced plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such Refinancing, (b) such Debt is (i) if secured, secured on a pari passu basis with the Liens on the Collateral securing the obligations under the Finance Documents (but without regard to control of remedies), (ii) not secured by any property or assets of API or any of its Restricted Subsidiaries other than the Collateral and (iii) not guaranteed by any Person other than API and the other Obligors, (c) the security agreements and guarantees relating to such Debt have terms not more favorable to the respective creditors in any material respect than the terms of the applicable Finance Documents (with such differences as are appropriate to reflect the nature of such Permitted Pari Passu 2020 Note Refinancing Debt), (d) such Debt shall have (i) a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Existing 2020 Notes or other Debt, as the case may be, to be so Refinanced (other than with respect to any such Debt consisting of a customary bridge facility, so long as the indebtedness outstanding under any such bridge facility is to be converted or exchanged for long-term debt that has a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Existing 2020 Notes or such other then-existing Permitted Pari Passu 2020 Note Refinancing Debt and any such conversion or exchange is subject only to customary conditions and (ii) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Existing 2020 Notes or such other Debt to be Refinanced (or, if structured as a term loan, market-based scheduled amortization), and (e) if such Debt is secured, an Authorized Representative acting on behalf of the holders of such Debt shall have become party to, or otherwise be subject to the provisions of, the Existing First Lien Intercreditor Agreement (or, after the Refinancing in full of the Existing 2022 Notes, the New First Lien Intercreditor Agreement).
“Permitted Pari Passu 2022 Note Refinancing Debt” shall mean any Debt of the Obligors issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, repurchase, retire, defease or otherwise Refinance, in whole or part, any Existing 2022 Notes or any then-existing Permitted Pari Passu 2022 Note Refinancing Debt; provided that (a) such Debt shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Existing 2022 Notes or other Debt, as the case may be, so Refinanced plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such Refinancing, (b) such Debt is (i) if secured, secured on a pari passu basis with the Liens on the Collateral securing the obligations under the Finance Documents (but without regard to control of remedies), (ii) not secured by any property or assets of API any of its Restricted Subsidiaries other than the Collateral and (iii) not guaranteed by any Person other than API and the other Obligors, (c) the security agreements and guarantees relating to such Debt have terms not more favorable to the respective creditors in any material resepct than the terms of the applicable Finance Documents (with such differences as are appropriate to reflect the nature of such Permitted Pari Passu 2022 Note Refinancing Debt), (d) such Debt shall have (i) a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Existing 2022 Notes or such then existing Permitted Pari Passu 2022 Note Refinancing Debt (other than with respect to any such Debt consisting of a customary bridge facility, so long as the indebtedness outstanding under any such bridge facility is to be converted or exchanged for long-term debt that has a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Existing 2022 Notes or such then existing Permitted Pari Passu 2022 Note Refinancing Debt and any such conversion or exchange is subject only to customary conditions and (ii) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Existing 2022 Notes (or, if structured as a term loan, market-based scheduled amortization), and (e) if such Debt is secured, an Authorized Representative acting on behalf of the holders of such Debt shall have become party to, or otherwise be subject to the provisions of, the New First Lien Intercreditor Agreement.
“Permitted Pari Passu Secured Ratio Refinancing Debt” shall mean any Debt of the Obligors issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, repurchase, retire, defease or otherwise Refinance, in whole or part, any Existing 2023 Notes and/or Existing 2043 Notes or any then-existing Permitted Pari Passu Secured Ratio Refinancing Debt; provided that (a) such Debt shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Existing 2023 Notes, Existing 2043 Notes or other Debt, as the case may be, so Refinanced plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such Refinancing, (b) such Debt is (i) if secured, secured on a pari passu basis with the Liens on the Collateral securing the obligations under the Finance Documents (but without regard to control of remedies), (ii) not secured by any property or assets of API or any of its Restricted Subsidiaries other than the Collateral and (iii) not guaranteed by any Person other than API and the other Obligors, (c) the security agreements and guarantees relating to such Debt have terms not more favorable to the respective creditors in any material respect than the terms of the applicable Finance Documents (with such differences as are appropriate to reflect the nature of such Permitted Pari Passu Secured Ratio Refinancing Debt) and (d) if such Debt is secured, an Authorized Representative acting on behalf of the holders of such Debt shall have become party to, or otherwise be subject to the provisions of, the Existing First Lien Intercreditor Agreement (or, after the Refinancing in full of the Existing 2022 Notes, the New First Lien Intercreditor Agreement).
“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Debt of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable original issue discount and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Debt being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (i) to the extent such Debt being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the obligations under the Finance Documents, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the obligations under the Finance Documents on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, pricing, premiums and optional prepayment or redemption provisions) of any such modified, refinanced, refunded, renewed or extended Debt, taken as a whole, are not materially less favorable to the Obligors or the Lenders than the terms and conditions of Debt being modified, refinanced, refunded, renewed or extended); and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person or Persons who is/are the obligor(s) of the Debt being modified, refinanced, refunded, renewed or extended and no additional obligors become liable for such Debt (unless such obligors are Obligors); provided that a certificate of a Responsible Officer of API delivered to the Agent at least 5 Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that API has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies API within such 5 Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).
“Permitted Restricted Collateral Liens” shall mean “Permitted Liens” as defined in the Existing API Notes Indenture.
“Permitted Tax Restructuring” shall mean any reorganizations and other activities and transactions related to tax planning and tax reorganization (as determined by API in good faith) entered into on or after the date hereof, so long as such reorganizations, other activities and transactions, in the good faith judgment of API in consultation with the Agent, do not materially impair Transaction Security Documents or the security interests of the Lenders in the aggregate and are otherwise not materially adverse to the Lenders and, after giving effect thereto, API and its Restricted Subsidiaries otherwise comply with Clause 27.10 of the Agreement and the Agreed Security Principles.
“Person” shall mean a “person” as such term is defined in Clause 1.2 of the Agreement.
“Plan” shall mean an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for employees of API or any other member of the ERISA Group.
“Preferred Equity Interests” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Schedule 16 (Pro Forma Calculations; Certain Rules of Construction).
“Qualified ECP Guarantor” shall mean, in respect of any CEA Swap Obligation, any Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such CEA Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” shall mean any Equity Interests that are not Disqualified Equity Interests.
“Reference Date” shall have the meaning ascribed to such term in the definition of “Cumulative Credit”.
“Refinance” shall mean, in respect of any Debt, to refinance, extend, renew, defease, amend, restate, modify, supplement, restructure, refund, replace or repay, or to issue other Debt, whether of the same principal amount or greater or lesser principal amount, in exchange or replacement for such Debt.  “Refinanced” and “Refinancing” shall have correlative meanings.
“Responsible Officer” shall mean, with respect to a Person, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, deputy treasurer or assistant treasurer, secretary or assistant secretary or any vice president of such Person.
“Restricted Collateral” shall mean Principal Properties and the shares of Equity Interests of any Subsidiary of API (as each such capitalized term is defined in the Existing API Notes Indenture).
“Restricted Collateral Secured Obligations” shall mean any Debt (as defined in the Existing API Notes Indenture) issued, assumed, incurred or guaranteed by API or any of its Significant Subsidiaries (as defined in the Existing API Notes Indenture) secured by a Lien (as defined in the Existing API Notes Indenture) (other than Permitted Restricted Collateral Liens) on any Restricted Collateral.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Sale/Leaseback Attributable Debt” shall mean Attributable Debt of API and its Subsidiaries in respect of any Restricted Sale/Leaseback Transaction (as each such capitalized term is defined in the Existing API Notes Indenture).
“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of API or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to API’s stockholders, partners or members (or the equivalent Persons thereof).
“Returns” shall  mean, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.
“S&P” shall mean Standard & Poor’s Financial Services LLC and any successor thereto that is a nationally recognized rating agency.
“Sanctions” shall mean sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority.

“Scheduled 2023 Preferred Dividend” shall mean Restricted Payments in respect of the Series C Preferred Equity Interests and Series D Preferred Equity Interests of API due and payable in cash by API on or about March 1, 2023 in an aggregate amount not to exceed $181,000,000 in accordance with the certificate of designations therefor as in effect on the Closing Date (as such amount may be reduced in connection with any conversion of the Series C Preferred Equity Interests into Equity Interests of API consisting of common stock as contemplated thereby).
“SEC” shall mean the US Securities and Exchange Commission or any successor agency.
“Second Lien Intercreditor Agreement” shall mean a “junior lien” intercreditor agreement among the Common Security Agent and one or more Authorized Representatives for holders of Permitted Junior Secured Refinancing Debt and/or (if secured by a junior Lien on the Collateral) Incremental Equivalent Debt in form and substance reasonably satisfactory to the Common Security Agent and API.
“Secured Hedge Agreement” shall mean any Swap Contract permitted under Section 3.1(k) that is entered into by and between any Obligor or any Restricted Subsidiary and any Secured Hedge Bank and designated in writing by the Secured Hedge Bank and API to the Agent and the Common Security Agent as a “Secured Hedge Agreement”.
“Secured Hedge Bank” shall mean any Person that is an Agent, a Lender or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing.
“Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the aggregate amount of all Debt of API and its Restricted Subsidiaries on a consolidated basis secured by a Lien on the assets of API or any Restricted Subsidiary as of such date, minus all Unrestricted Cash as of such date, to (b) Consolidated EBITDA for the Test Period then last ended.
“Solvent” shall mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.  The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“Specified Transaction” shall mean any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of API, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of API or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Debt (other than Debt incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), Restricted Payment or increase in Commitments that by the terms of the Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.

“Subsidiary” shall mean any corporation or other entity of which a majority of the securities or other ownership interests having ordinary voting power to elect directors or other persons performing similar functions are at the time directly or indirectly owned by API.
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of API ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Sections 1.1(a) and (b) of Schedule 13 (Additional Affirmative Covenants). A Test Period may be designated by reference to the last day thereof (i.e., the “June 30, 2018 Test Period” refers to the period of four consecutive fiscal quarters of API ended June 30, 2018), and a Test Period shall be deemed to end on the last day thereof.
“Threshold Amount” shall mean $75,000,000.
“Total Assets” shall mean the total assets of API and its Restricted Subsidiaries, determined on a consolidated basis in accordance with US GAAP, as shown on the most recent balance sheet of API delivered pursuant to Sections 1.1(a) and (b) of Schedule 13 (Additional Affirmative Covenants) or, for the period prior to the time such balance sheet is delivered, the balance sheet for the fiscal quarter ended September 30, 2018.
“Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the aggregate amount of all Debt of API and its Restricted Subsidiaries on a consolidated basis as of such date, minus all Unrestricted Cash as of such date, to (b) Consolidated EBITDA for the Test Period then last ended.

“UCC” shall mean the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“UK Subsidiary” shall mean any Subsidiary that is organized under the Laws of the United Kingdom.
“Unfunded Liabilities” shall mean, with respect to any Plan, any amount by which (a) the present value of all benefit liabilities under such Plan exceeds (b) the Fair Market Value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“Unrestricted Cash” shall mean the sum of the aggregate amount of cash and Cash Equivalents held in accounts of API and its Restricted Subsidiaries reflected in the consolidated balance sheet of API and its Restricted Subsidiaries to the extent that it would not appear as “restricted” on the consolidated balance sheet of API and its Restricted Subsidiaries (unless such appearance is related to the Finance Documents (or the Liens created thereunder) or any other Debt document securing permitted Debt secured by the Collateral (or the Liens created thereunder)), net of (i) cash and Cash Equivalents held by any such Person (other than an Obligor) subject to a legal restriction (e.g., a foreign exchange control) which prohibits such Person from distributing or transferring such cash and Cash Equivalents to API or another Restricted Subsidiary for application to the repayment of Debt and (ii) any tax that would be payable upon the repatriation of such cash and Cash Equivalents to an Obligor.
“Unrestricted Subsidiary” shall mean (i) any Subsidiary of API designated by the board of directors of API as an Unrestricted Subsidiary pursuant to Section 2 of Schedule 13 (Additional Affirmative Covenants) subsequent to the Closing Date and (ii) each Subsidiary formed or acquired by an existing Unrestricted Subsidiary previously designated by API as provided in preceding clause (i), in each case, until such Person ceases to be an Unrestricted Subsidiary in accordance with Section 2 of Schedule 13 (Additional Affirmative Covenants) or ceases to be a Subsidiary of API.
“US Bankruptcy Code” shall mean Title 11 of The United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor thereto.
“US Subsidiary” shall mean any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Weighted Average Life to Maturity” shall mean, when applied to any Debt at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Debt; provided that for purposes of determining the Weighted Average Life to Maturity of any Debt that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Debt”), the effects of any amortization or prepayments made on such Applicable Debt prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

Schedule 16

 Pro Forma Calculations; Certain Rules of Construction
1.	Terms Generally for New York Law Schedules
1.1
The definitions ascribed to terms in Schedule 12 (Restrictive Covenants), Schedule 13 (Additional Affirmative Covenants), Schedule 14 (Additional Events of Default), Schedule 15 (New York Law Definitions) and this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) (collectively, the “New York Law Schedules”) shall apply equally to both the singular and plural forms of the terms defined.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to the Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears.  All references in the New York Law Schedules to Clauses, Articles, Sections, Exhibits and Schedules shall be deemed references to Clauses, Articles and Sections of, and Exhibits and Schedules to, the Agreement or the New York Law Schedules, as applicable, unless the context shall otherwise require.

2.	Accounting Terms
2.1
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with US GAAP as in effect from time to time; provided, however, that, for purposes of determining compliance with the financial ratios set forth in any Finance Document, such terms shall be construed in accordance with US GAAP as in effect on the date of the Agreement applied on a basis consistent with the construction thereof applied in preparing API’s audited financial statements referred to in Clause 24.12(a); provided, that, notwithstanding the foregoing and any contrary treatment by US GAAP, (i) “operating leases” shall not be capitalised on the balance sheet (or treated as Capital Leases) for the purposes of the Agreement, including the covenants set forth in Schedule 12 (Restrictive Covenants) and the financial ratios (and the component definitions used therein) and (ii) if US GAAP (determined as provided above for purposes of determining compliance with financial ratios) does not permit the continued consolidation of the operations of any Restricted Subsidiary with the operations of API and its other consolidated Restricted Subsidiaries (e.g., because the accounting criteria of “control” is not met for such Restricted Subsidiary), then the assets, liabilities, income, cash flows and results of operations of such Restricted Subsidiary shall not be included in the calculation of compliance with the financial ratios set forth in any Finance Document (or the component definitions used therein).  In the event there shall occur a change in US GAAP which but for the first proviso in the preceding sentence would affect the computation used to determine compliance with any such financial ratio, API and the Lenders agree to negotiate in good faith in an effort to agree upon an amendment to the Agreement that will permit compliance with such financial ratio to be determined by reference to US GAAP as so changed while affording the Lenders the protection afforded by such financial ratio prior to such change (it being understood, however, that such financial ratio shall remain in full force and effect in accordance with its existing terms pending the execution by API and the Lenders of any such amendment).

3.	Pro Forma Calculations
3.1
Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio, First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Fixed Charge Coverage Ratio and Interest Coverage Ratio shall be calculated in the manner prescribed by this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction); provided that notwithstanding anything to the contrary in Sections 3.2, 3.3 or 3.4 of this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction), when (i) calculating the Total Net Leverage Ratio for purposes of the definition of “Margin” and (ii) determining actual quarterly compliance with the financial covenants pursuant to Sections 11.1 and 11.2 of Schedule 12 (Restrictive Covenants) (and not compliance on a Pro Forma Basis for purposes of testing the permissibility of a transaction hereunder), the events described in this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

3.2
For purposes of calculating any financial ratio or test, Specified Transactions (with any incurrence or repayment of any Debt in connection therewith to be subject to Sections 3.3 and 3.4 of this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 3.1 of this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBIT, Consolidated EBITDA or Fixed Charges and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day (or, in case of the determination of Total Assets, the last day) of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into API or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction), then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction).

3.3
In the event that API or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Debt included in the calculations of any financial ratio or test (in each case, other than Debt incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subject to Section 3.1 of this Schedule 16 (Pro Forma Calculations; Certain Rules of Construction) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Debt, to the extent required, as if the same had occurred on the first day of the applicable Test Period (or, in the case of any calculation of the Interest Coverage Ratio, the last day of the applicable Test Period).

3.4
If any Debt bears a floating rate of interest and is being given pro forma effect in the calculation of the Fixed Charge Coverage Ratio, the interest on such Debt shall be calculated as if the rate in effect on the date of determination of the Fixed Charge Coverage Ratio had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Debt).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of API to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with US GAAP.  Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as API may designate.

3.5
At any time prior to the delivery of the first financial statements pursuant to Section 1 of Schedule 13 (Additional Affirmative Covenants) after the Closing Date, any provision requiring a determination of compliance with Section 11.2 of Schedule 12 (Restrictive Covenants) on a Pro Forma Basis for purposes of testing the permissibility of a transaction shall be made assuming that compliance with the Total Net Leverage Ratio set forth in Section 11.2 of Schedule 12 (Restrictive Covenants) for the fiscal quarter ending on March 31, 2019 is required with respect to the then most recently ended Test Period.

4.	Currency Equivalents Generally
4.1
For purposes of determining compliance with the provisions of Schedule 12 (Restrictive Covenants) with respect to the amount of any Disposition, Lien, Debt, Restricted Payment, Investment, prepayment, redemption, purchase, defeasement or satisfaction of Junior Debt or any other transaction, event or circumstance therein (any of the foregoing, a “subject transaction”) in a currency other than dollars, (i) the dollar equivalent amount of a subject transaction in a currency other than dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and API) for such currency, as in effect at 11:00 a.m. (London time) on the date of such subject transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Debt, shall be deemed to be on the date first committed); provided, that (I) if any Debt is incurred (and, if applicable, associated Lien granted) to Refinance other Debt denominated in a currency other than dollars, and such Refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Debt being Refinanced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such Refinancing, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 3 of Schedule 12 (Restrictive Covenants) and (II) if such subject transaction is a Limited Condition Transaction and an LCT Election has been made, such date of determination for the calculation of the dollar equivalent amount of such subject transaction shall be subject to the Limited Condition Transaction Provisions and (ii) no Default or Event of Default  shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such subject transaction is incurred, made or consummated (so long as such subject transaction, at the time incurred, made, committed, acquired, entered into, declared or consummated, was permitted hereunder as provided in preceding clause (i)).

4.2
For purposes of determining the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, amounts denominated in a currency other than dollars will be converted to dollars at the currency exchange rates used in preparing API’s financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Debt, reflect the currency translation effects, determined in accordance with US GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the dollar equivalent of such Debt.

5.	Limited Conditionality Transactions
5.1
For purposes of (i) determining compliance with any provision of the Agreement which requires the calculation of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio or the Interest Coverage Ratio, (ii) determining compliance with representations and warranties or a requirement regarding the absence of Defaults or Events of Default or (iii) testing availability under baskets set forth in the Agreement (including baskets measured as a percentage of Total Assets or Consolidated EBITDA), in each case, in connection with the incurrence of any Loans (including any Incremental Increase), Incremental Equivalent Debt or any other Debt, or the incurrence of Liens, or the making of any Permitted Acquisitions, Investments, Restricted Payments, repayments or redemptions of or offers to purchase any Debt, asset sales or divestitures, or fundamental changes, or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, or any other applicable actions or transactions, in each case, in connection with a Limited Condition Transaction, at the option of API (API’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or, in the case of any repayment or redemption of or offer to purchase any indebtedness, the date on which notice of or offer to purchase any Debt, the date on which notice with respect to such Limited Condition Transaction is sent or, in the case of any applicable Restricted Payment, the date of declaration thereof (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recently completed Test Period and ended on or prior to the LCT Test Date, API or its applicable Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with such ratio, representation, warranty, absence of Default or Event of Default or basket, such ratio, representation, warranty, absence of Default or Event of Default or basket shall be deemed to have been complied with.

5.2
If API has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive documentation, or notice therefor, or the declaration thereof, is terminated, expires or passes, as applicable, without the consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated. For the further avoidance of doubt, in the absence of an LCT Election, unless specifically stated in the Agreement to be otherwise, all determinations of compliance with (x) any First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio, Fixed Charge Coverage Ratio or Interest Coverage Ratio test, (y) any representations and warranties or any requirement regarding the absence of Defaults or Events of Default or (z) any availability tests under baskets shall be made as of the applicable date of incurrence of Debt or the making or consummation of Investments, Restricted Payments, repayments or redemptions of or offers to purchase any Debt, asset sales or divestitures, fundamental changes, or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries or any other applicable actions or transactions, as applicable.

6.	Delaware LLC Division
6.1
Any references in the New York Law Schedules to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Schedule 17

 Form of Solvency Certificate
This Solvency Certificate is delivered pursuant to paragraph 4(c) of Part 1 of Schedule 2 (Conditions Precedent) of the Revolving Facility Agreement, dated as of [__] (the “Credit Agreement”), by and among Avon International Capital p.l.c., as borrower, Avon Products, Inc. (“API”), as parent, various subsidiaries of API, as Original Guarantors, Citibank, N.A., as Agent and as Common Security Agent, the Lenders from time to time party thereto and the other parties thereto. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement.
I , [_], the [_] of API of API, solely in such capacity and not in an individual capacity, hereby certify as follows:
1.
I am generally familiar with the businesses and assets of API and its Restricted Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of API pursuant to the Credit Agreement; and

2.	as of the date hereof and after giving effect to the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement, that
(a)	the fair value of the assets of API and its Restricted Subsidiaries, taken as a whole, exceeds its debts and liabilities, subordinated, contingent or otherwise,
(b)
the present fair saleable value of the property of API and its Restricted Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,

(c)	API and its Restricted Subsidiaries, taken as a whole, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured, and
(d)	API and its Restricted Subsidiaries, taken as a whole, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.
For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on behalf of the Company as of the date first written above.

AVON PRODUCTS, INC.

By:	Name: [ ]
Title: [_]

Schedule 18

 Screen Rate Contingency Periods
Screen Rate	Period
LIBOR	3 months
EURIBOR	3 months

Schedule 20

 Existing Debt
Avon Debtor	Legal Name	Facility	CCY	Facility Size	USD Equivalent	Aggregate Principal Amount Outstanding - USD
AEFS	Avon European Financial Services Limited	ST Borrowing	USD	5,000,000	5,000,000	-
AEFS	Avon European Financial Services Limited	Credit Card Facility	EUR	1,000,000	1,143,118	-
Argentina	Cosmeticos Avon Sociedad Anonima Comercial E Industrial (Cosmeticos Avon S.A.C.I.)	ST Borrowing	ARS	394,500,000	10,294,858	-
Argentina	Cosmeticos Avon Sociedad Anonima Comercial E Industrial (Cosmeticos Avon S.A.C.I.)	Credit Card Facility	ARS	700,000	18,267	-
Australia	Avon Cosmetics Aust. Pty Limited	Bank Guarantees	AUD	100,000	70,319	-
Brazil	Avon Cosmeticos Ltda.	Bank Guarantees	BRL	755,784,864	195,066,425	153,901,447
Brazil	Avon Cosmeticos Ltda.	Credit Card Facility	BRL	5,395,000	1,392,438	67,743
Brazil	Avon Cosmeticos Ltda.	ST Borrowing	BRL	147,000,000	37,940,379	-
Bulgaria	Avon Cosmetics Bulgaria EOOD	Bank Guarantees	EUR	105,755	120,891	120,891
China DSB	Avon Products (China) Co, Ltd	ST Borrowing	CNY	14,518,262	2,114,423	2,114,423
Colombia	Avon Colombia Ltda.	Credit Card Facility	COP	3,350,000,000	1,030,849	632,383
Colombia	Avon Colombia Ltda.	ST Borrowing	COP	96,600,000,000	29,725,363	-
Czech	Avon Cosmetics, spol. s r.o.	Bank Guarantees	EUR	132,557	151,529	-
Dom.Rep	Productos Avon S.A.	Credit Card Facility	DOP	1,624,000	32,302	9,350
Ecuador	Productos Avon Ecuador S.A.	Bank Guarantees	USD	2,423,963	2,423,963	2,423,963
Egypt	Avon Cosmetics Egypt, S.A.E	Credit Card Facility	EGP	700,000	39,059	3,431
El Salvador	Productos Avon, S.A.	Credit Card Facility	USD	100,000	100,000	65,973
FEBO	Avon Cosmetics (FEBO) Limited	Credit Card Facility	SGD	250,000	182,375	-
FSSC	Avon EMEA Finance Service Centre Spotka z o.o.	Bank Guarantees	EUR	80,207	91,686	-
FSSC	Avon EMEA Finance Service Centre Spotka z o.o.	ST Borrowing	PLN	4,000,000	1,065,757	-
Germany	Avon Cosmetics GmbH	Bank Guarantees	EUR	108,548	124,084	-
Greece	Avon Cosmetics (Greece) MEPE	ST Borrowing	EUR	1,500,000	1,714,678	1,048,599
Guatemala	Productos Avon de Guatemala, S.A.	Credit Card Facility	GTQ	3,329,640	430,356	-
Honduras	Productos Avon, S.A. de C.V.	Credit Card Facility	HNL	2,414,450	98,514	-
Hungary	Avon Cosmetics Hungary Kozmetikai Cikk Kereskedelmi Kft.	Bank Guarantees	HUF	20,100,000	71,579	-
Hungary	Avon Cosmetics Hungary Kozmetikai Cikk Kereskedelmi Kft.	Bank Guarantees	EUR	907,244	1,037,087	-
India	Avon Beauty Products India Pvt. Ltd.	Bank Guarantees	INR	7,246,507	102,999	102,999
India	Avon Beauty Products India Pvt. Ltd.	ST Borrowing	INR	192,000,000	2,729,017	-
India	Avon Beauty Products India Pvt. Ltd.	Credit Card Facility	INR	15,051,000	213,929	-
Italy	Avon Cosmetics s.r.l. a Socio Unico	Bank Guarantees	EUR	1,790,000	2,046,182	1,561,462
Italy	Avon Cosmetics s.r.l. a Socio Unico	ST Borrowing	EUR	2,000,000	2,286,237	-
Kazakhstan	LLP Avon Cosmetics (Kazakhstan) Limited	ST Borrowing	KZT	600,000,000	1,589,909	-
Malaysia	Avon Cosmetics (Malaysia) Sdn Bhd	Credit Card Facility	MYR	700,000	168,075	13,683
Malaysia	Avon Cosmetics (Malaysia) Sdn Bhd	ST Borrowing	MYR	4,000,000	960,430	-
Mexico	Avon Cosmetics, S. De R.L. De C.V.	Credit Card Facility	MXN	10,200,000	518,401	-
Mexico	Avon Cosmetics, S. De R.L. De C.V.	ST Borrowing	MXN	300,000,000	15,247,079	7,675,380
Morocco	Avon Beauty Products, SARL	Bank Guarantees	MAD	1,000,000	104,844	-
Panama	Productos Avon, S.A.	Credit Card Facility	USD	75,000	75,000	-
Peru	Productos Avon S.A.	Bank Guarantees	PEN	5,729,000	1,700,000	1,700,000
Philippines DSB	Avon Cosmetics, Inc.	ST Borrowing	PHP	80,000,000	1,517,940
Philippines DSB	Avon Cosmetics, Inc.	Credit Card Facility	PHP	600,000,000	11,384,551	-
Poland - ACP	Avon Cosmetics Polska Spotka z.o.o.	Bank Guarantees	EUR	215,183	245,980	245,980
Poland - ACP	Avon Cosmetics Polska Spotka z.o.o.	Bank Guarantees	PLN	3,785,390	1,008,577	1,008,577
Poland - ACP	Avon Cosmetics Polska Spotka z.o.o.	Credit Card Facility	PLN	6,230,718	1,660,108	36,624
Poland - ADP	Avon Distribution Polska Sp. z.o.o.	Credit Card Facility	PLN	4,166,690	1,110,170	3,661
Poland - ADP	Avon Distribution Polska Sp. z.o.o.	ST Borrowing	PLN	5,000,000	1,332,197	-
Poland - AOP	Avon Operations Polska Sp. z o.o.	Bank Guarantees	PLN	3,900,000	1,039,113	1,039,113
Poland - AOP	Avon Operations Polska Sp. z o.o.	Credit Card Facility	PLN	6,230,718	1,660,108	29,981
Poland - AOP	Avon Operations Polska Sp. z o.o.	ST Borrowing	PLN	10,000,000	2,664,393	-
Romania	Avon Cosmetics (Romania) S.R.L.	Bank Guarantees	USD	200,000	200,000	-
Romania	Avon Cosmetics (Romania) S.R.L.	Bank Guarantees	EUR	120,122	137,314	-
Romania	Avon Cosmetics (Romania) S.R.L.	ST Borrowing	USD	100,000	100,000	-
Russia	Avon Beauty Products Company (ABPC) (Russia)	Bank Guarantees	RUB	10,000,000	143,901	-
Russia	Avon Beauty Products Company (ABPC) (Russia)	Credit Card Facility	RUB	30,423,849	437,801	6,099
Slovakia	Avon Cosmetics, spol. s r.o.	Bank Guarantees	EUR	30,888	35,309	35,309
Slovakia	Avon Cosmetics, spol. s r.o.	Credit Card Facility	EUR	100,000	114,312	-
South Africa	Avon Justine (Pty) Ltd	Bank Guarantees	ZAR	3,831,263	264,331	264,331
South Africa	Avon Justine (Pty) Ltd	Credit Card Facility	ZAR	2,600,000	179,382	-
South Africa	Avon Justine (Pty) Ltd	ST Borrowing	ZAR	25,000,000	1,724,828	-
Spain	Avon Cosmetics S.A.	Bank Guarantees	EUR	59,424	67,929	-
Taiwan	Avon Cosmetics (Taiwan) Ltd.	Bank Guarantees	TWD	3,000,000	97,418	97,418
Taiwan	Avon Cosmetics (Taiwan) Ltd.	Credit Card Facility	TWD	5,000,000	162,364	19,266
Taiwan	Avon Cosmetics (Taiwan) Ltd.	ST Borrowing	TWD	62,000,000	2,013,314	-
Turkey	Avon Kozmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	Bank Guarantees	USD	175,000	175,000	149,700
Turkey	Avon Kozmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	Bank Guarantees	TRY	1,200,000	227,041	94,829
Turkey	Avon Kozmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	ST Borrowing	TRY	23,900,000	4,521,890	-
Turkey	Avon Kozmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	Credit Card Facility	TRY	1,000,000	189,200	-
Turkey	Avon Kozmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	ST Borrowing	USD	3,000,000	3,000,000	-
UK DSB	Avon Cosmetics Ltd	ST Borrowing	GBP	1,500,000	1,896,574	-
Ukraine	Avon Cosmetics Ukraine	Credit Card Facility	UAH	1,000,000	36,314	-
					358,569,759.85	174,472,613.53

Schedule 21

 Existing Investments
1.
Avon Beauty (Arabia) LLC is a joint venture between Avon Egypt Holdings 1, which owns 51% of the cash shares, and Abdullah & Said M.O. Binzagr Company Limited, which owns 49% of the cash shares. It is the local joint venture partner of API in Saudi Arabia.

2.
Avon Cosmetics (Malaysia) Sdn Bhd is a joint venture among Avon International Operations, Inc., which owns 51% of the ordinary shares, Avon International (Bermuda) Ltd, which owns 19% of the ordinary shares, and Tradewinds Corporation Berhad, which owns 30% of the ordinary shares. It is the local joint venture partner of API in Malaysia.

Schedule 22

 Existing Restrictions
None.

Schedule 23

 Form of Compliance Certificate
[Date]
Reference is made to the Facility Agreement, dated as of February [__], 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Facility Agreement”), by and among Avon International Capital p.l.c., as borrower, Avon Products, Inc. (“API”), the other Obligors  party thereto from time to time, the Lenders party thereto from time to time, Citibank Europe plc, UK Branch, as Agent, Citibank, N.A., London Branch, as Common Security Agent and the other parties party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Facility Agreement. Pursuant to Section 1.1(c) of Schedule 13 (Additional Affirmative Covenants) to the Facility Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of API, certifies as follows:
1.
[Attached hereto as Exhibit A is a consolidated balance sheet of API and its consolidated Subsidiaries for the fiscal year ended [__], 20[__] and the related consolidated statements of income, cash flows and changes in shareholders’ equity for such fiscal year, together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by [PricewaterhouseCoopers LLP], audited and accompanied by a report and opinion of [PricewaterhouseCoopers LLP], which report and opinion has been prepared in accordance with generally accepted auditing standards and is not subject to any “going concern” qualification or exception (except (i) as may be required as a result of the impending maturity of any Debt, including the Loans hereunder, the Existing Notes and any Incremental Equivalent Debt, Permitted Pari Passu 2020 Note Refinancing Debt, Permitted Pari Passu 2022 Note Refinancing Debt, Permitted Pari Passu Ratio Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, (ii) any potential inability to satisfy any financial maintenance covenant included in any Debt of API or its Subsidiaries on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary). Also attached hereto as Exhibit A is the combined annual financial information of AIO and its consolidated Subsidiaries and the Guarantors, excluding the financial information of API on an unconsolidated basis and any API Excluded Subsidiary (which, for the avoidance of doubt, shall exclude the financial information of any Subsidiary of API that is not either (a) AIO and its consolidated Subsidiaries or (b) a Guarantor and its Subsidiaries).][9]

2.
[Attached hereto as Exhibit A is a consolidated balance sheet of API and its consolidated Subsidiaries for the fiscal quarter ended [__], 20[__] and the related consolidated statement of income for such quarter and the portion of the fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the fiscal year ended at the end of such quarter, all reported in a manner acceptable to the SEC.  Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of API and its consolidated Subsidiaries in accordance with US GAAP, subject only to normal year-end adjustments and the absence of footnotes.  Also attached hereto as Exhibit A is the combined annual financial information of AIO and its consolidated Subsidiaries and the Guarantors, excluding the financial information of API on an unconsolidated basis and any API Excluded Subsidiary (which, for the avoidance of doubt, shall exclude the financial information of any Subsidiary of API that is not either (a) AIO and its consolidated Subsidiaries or (b) a Guarantor and its Subsidiaries).][10]

3.
[To my knowledge, except as otherwise disclosed to the Agent pursuant to the Facility Agreement, no Default or Event of Default has occurred and is continuing.][If unable to provide the foregoing certification, attach an Annex A specifying the details of the Default or Event of Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.][11]

4.
Attached hereto as Schedule 1 is a calculation of the Interest Coverage Ratio as of the end of the most recent Test Period, which calculation is true and accurate on and as of the date of this Certificate.

5.
Attached hereto as Schedule 2 is a calculation of the Total Net Leverage Ratio as of the end of the most recent Test Period, which calculation is true and accurate on and as of the date of this Certificate.

6.
[Attached hereto as Schedule 3 is the information required by Section 3.03(c) of the US General Security Agreement, which is true and accurate on and as of the date of this Certificate.][There have been no changes to the information required by Section 3.03(c) of the General Security Agreement previously provided to the Agent.][12]

7.
[Attached hereto as Schedule 4 is a list of each Subsidiary of API that is a Restricted Subsidiary or an Unrestricted Subsidiary, which is true and accurate on and as of the date of this Certificate.][There have been no changes to the list of Restricted Subsidiaries and Unrestricted Subsidiaries previously provided to the Agent.][13]

[Remainder of This Page Intentionally Blank]

[9]	To be used for fiscal year-end financial statements.
[10]	To be used for fiscal quarter-end financial statements.
[11]	Select, as applicable.
[12]	Select, as applicable.
[13]	Select, as applicable.

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of Avon Products, Inc., has executed this Certificate for and on behalf of Avon Products, Inc., and has caused this Certificate to be delivered as of the date first set forth above.

Avon Products, Inc.
_______________________________
By:
Name:
Title:

Exhibit A to Compliance Certificate
[Annual or quarterly financial statements to be attached]

[Annex A to Compliance Certificate
Description of Default or Event of Default]

Schedule 1 to Compliance Certificate
Interest Coverage Ratio
Interest Coverage Ratio: Consolidated EBITDA to Consolidated Interest Expense
1.	Consolidated EBITDA:
	(a)	Consolidated EBIT:
		(i)	Consolidated Net Income (the net income of API and its Restricted Subsidiaries on a consolidated basis (excluding extraordinary gains and extraordinary losses))		$_____
		(ii)	plus to the extent deducted in calculating Consolidated Net Income and without duplication:
(A)
Consolidated Interest Expense (the interest expense of API and its Restricted Subsidiaries on a consolidated basis (other than (i) hyperinflationary interest expense in any country that is offset by corresponding foreign exchange-related gains, (ii) interest expense attributable to pension accruals in Germany and Italy and (iii) interest payable to the US Internal Revenue Service in respect of taxes))
$_____
			(B)	the provision for US federal, state, local and non-US income taxes payable by API and its Restricted Subsidiaries for such period	$_____
			(C)	extraordinary, non-recurring or unusual charges, expenses or losses	$_____
(D)
non-cash losses and expenses ((w) other than in respect of provision for doubtful accounts or provision for obsolescence, (x) other than in respect of depreciation and amortization expense, (y) excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period, and (z) excluding any amortization of a prepaid cash item that was paid in a prior period)
$_____
(E)
one-time fees, cash charges and other cash expenses, premiums or penalties incurred in connection with any asset sale, any issuance of equity interests or any issuance, incurrence or repayment of indebtedness and/or any refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed)
$_____

(F)
any cash charges, losses or expenses (including as cash charges and expenses any such non-cash items that represent an accrual or reserve for potential cash items in a future period) related to signing, retention, relocation, recruiting or completion bonuses or recruiting, stock options and other equity based compensation, severance and transition payments, closing and consolidation of facilities, facility start-ups, business optimization initiatives (including intellectual property restructurings), restructurings or any legal or regulatory action, settlement, judgment or ruling; provided that the aggregate amount of add-backs permitted under this Line (F), together with the add-backs permitted under Line (G), shall not exceed 15% of Consolidated EBITDA for the applicable four-quarter period (for such purpose, calculated inclusive of such permitted add-backs in the manner set forth in the illustration appearing in the footnote accompanying this Line F)[1]
$_____
(G)
the amount of “run rate” cost savings, operating expense reductions and synergies related to any Specified Transactions, restructurings or cost savings initiatives after the Closing Date and projected by API in good faith to result from actions actually taken during, or committed to be taken no later than 12 months after the end of, such period (which “run rate” cost savings, operating expense reductions and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBIT is being determined and realized during the entirety of such period, without duplication of any pro forma adjustment for any such subsequent period that would otherwise be permitted under this Line (G) with respect to the same cost savings, operating expense reductions and synergies), net of the amount of actual benefits realized during such period from such actions; provided (A) the “run rate” cost savings, operating expense reductions and synergies permitted under this Line (G) must be reasonably identifiable
$_____

____________________________________________________

[14]
For purposes of calculating Consolidated EBITDA as provided in Lines (F) and (G), by way of example, if Consolidated EBITDA for a given period (determined without regard to any add-backs pursuant to Lines (F) and (G)) is $85.0 million and addbacks of the type described in Lines (F) and (G) equal $20.0 million, “permitted addbacks” under Lines (F) and (G) would equal $15.0 million. Permitted add-backs of $15.0 million equates to 15% of Consolidated EBITDA (determined inclusive of permitted add-backs), i.e. $85.0 million plus $15.0 million or $100.0 million.

and factually supportable (in the good faith determination of API) (it being understood that pro forma adjustments need not be prepared in compliance with Regulation S-X) and (B) the aggregate amount of add-backs permitted under this Line (G), together with the add-backs permitted under Line (F), shall not exceed 15% of Consolidated EBITDA for the applicable four-quarter period (for such purpose, calculated inclusive of such permitted add-backs in the manner set forth in the illustration appearing in the footnote accompanying Line F)

			(H)	net losses relating to disposed, abandoned, closed or discontinued operations	$_____
			(I)	pro forma adjustments specified in the Financial Model	$_____
		(iii)	minus:
(A)
all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period or is expected to be a cash item in any future period)
$_____
			(B)	net income relating to disposed, abandoned, closed or discontinued operations	$_____
		(iv)	Consolidated EBIT (Line (1)(a)(i) plus the sum of Lines (1)(a)(ii)(A) through (I) minus the sum of Lines (1)(a)(iii)(A) and (B))		$_____
	(b)	plus depreciation and amortization expense of API and its Restricted Subsidiaries on a consolidated basis			$_____
	(c)	Consolidated EBITDA (Sum of Lines (1)(a) and (1)(b))			$_____
2.	Consolidated Interest Expense[2]
(a)
interest expense (other than (i) hyperinflationary interest expense in any country that is offset by corresponding foreign exchange-related gains, (ii) interest expense attributable to pension accruals in Germany and Italy and (iii) interest payable to the US Internal Revenue Service in respect of taxes)
$_____

15 Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with US GAAP.

(b)
minus to the extent included in the calculation of Consolidated Interest Expense, expenses incurred in connection with any premiums, consent fees, make-whole payments or other similar payments made to the holders of any Existing Notes or any other Debt for borrowed money
$_____
(c)
minus (I) interest income of API and its Restricted Subsidiaries during such period and (II) the “interest component” (i.e., forward points) payable or receivable pursuant to Swap Contracts entered into by API or any Restricted Subsidiary to hedge foreign currency and/or exchange risk of API or any Restricted Subsidiary
$_____
(d)	Consolidated Interest Expense (Line (2)(a) minus Lines 2(b) and 2(c))	$_____
Interest Coverage Ratio: Consolidated EBITDA to Consolidated Interest Expense (Line (1)(c) divided by Line (2)(d))		____:1.00

Schedule 2 to Compliance Certificate
Total Net Leverage Ratio
Total Net Leverage Ratio: Debt to Consolidated EBITDA
3.	Debt:[16]
	(a)	all obligations of API and its Restricted Subsidiaries for borrowed money	$_____
	(b)	plus all obligations of API and its Restricted Subsidiaries evidenced by bonds, debentures, notes or other similar instruments	$_____
	(c)	plus all obligations of API and its Restricted Subsidiaries to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business	$_____
	(d)	plus all obligations of API and its Restricted Subsidiaries as lessee under Capital Leases	$_____
(e)
plus all contingent or non-contingent obligations of API and its Restricted Subsidiaries to reimburse or prepay any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non‑contingent basis) under a letter of credit, bankers’ acceptance or similar instrument, other than contingent obligations relating to letters of credit issued to support trade payables
$_____
	(f)	plus all Debt of others secured by a Lien on any asset of API or any of its Restricted Subsidiaries, whether or not such Debt is assumed by API or any of its Restricted Subsidiary	$_____
(g)
plus Disqualified Equity Interests in API and its Restricted Subsidiaries, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Debt into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests
$_____
	(h)	plus all Debt of others Guaranteed by API and its Restricted Subsidiaries	$_____
	(i)	minus:	$_____
(i)
the aggregate amount of cash and Cash Equivalents held in accounts of API and its Restricted Subsidiaries reflected in the consolidated balance sheet of API and its Restricted Subsidiaries to the extent that it would not
$_____

16

appear as “restricted” on the consolidated balance sheet of API and its Restricted Subsidiaries (unless such appearance is related to the Finance Documents (or the Liens created thereunder) or any other Debt document securing permitted Debt secured by the Collateral (or the Liens created thereunder))

(ii)
minus (i) cash and Cash Equivalents held by any such Person (other than an Obligor) subject to a legal restriction (e.g., a foreign exchange control) which prohibits such Person from distributing or transferring such cash and Cash Equivalents to API or another Restricted Subsidiary for application to the repayment of Debt and (ii) any tax that would be payable upon the repatriation of such cash and Cash Equivalents to an Obligor
$_____
	(j)	Debt (Lines (1)(a) through (h) minus Lines (1)(i)(A) and (1)(i)(B))	$_____
4.	Consolidated EBITDA (insert from Line (1)(c) of Schedule 1):		$_____
Total Net Leverage Ratio: Debt to Consolidated EBITDA (Line (1)(j) divided by Line (2)			____:1.00

16

Schedule 3 to Compliance Certificate
[Updates to Perfection Certificate]

Schedule 4 to Compliance Certificate
[List of Restricted Subsidiaries and Unrestricted Subsidiaries]

Schedule 25

 Intercompany Subordination Agreement
This Intercompany Subordination Agreement, dated as of [_____], 20[__] (as from time to time amended, restated, supplemented and/or otherwise modified in accordance with the terms hereof, this “Intercompany Subordination Agreement”), is made and entered into by and among each of the undersigned, to the extent a borrower from time to time (in such capacity for the purposes of this Agreement, an “Obligor”) from any other entity listed on the signature page (in such capacity for the purposes of this Intercompany Subordination Agreement, a “Subordinated Creditor”).
Recitals
(A)
Reference is made to that certain Multicurrency Revolving Facility Agreement, dated as of February [__], 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Facility Agreement”), by and among Avon International Capital p.l.c., as original borrower, Avon Products, Inc., a New York corporation (“API”), the other Obligors (as defined therein) party thereto from time to time, the Lenders party thereto from time to time, Citibank Europe plc, UK Branch, as Agent, Citibank, N.A., London Branch, as Common Security Agent and the other parties party thereto from time to time and any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the Facility Agreement, and in each case as amended, modified, renewed, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same lenders or holders, agents or otherwise. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Facility Agreement.

(B)
All Debt of each Obligor that is an “Obligor” under and as defined in the Facility Agreement (each such Person, a “Loan Party”) to each Subordinated Creditor that is not a Loan Party now or hereafter existing (whether created directly or acquired by assignment or otherwise), and all interest, premiums, costs, expenses or indemnification amounts thereon or payable in respect thereof or in connection therewith, is hereinafter referred to as the “Subordinated Debt”.  Debt owed by any Obligor that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Obligor.

(C)	This Intercompany Subordination Agreement is entered into pursuant to Sections 3.1(b) and 5.1(a) of Schedule 12 (Restrictive Covenants) to the Facility Agreement and delivered in connection therewith.
Section 1
 Subordination.
(a)
Each Subordinated Creditor and each Obligor agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of (i) all obligations of any such Obligor now or hereafter existing under the Facility Agreement and the other Finance Documents, including, without limitation, where applicable, such Obligor’s guarantee thereof (the foregoing, collectively, the “Senior Debt”).

(b)
For the purposes of this Intercompany Subordination Agreement, the obligations payable under the Facility Agreement and the other Finance Documents (the “Finance Document Obligations”) shall not be deemed to have been paid in full until the latest of:  (i) the payment in full in cash of the Finance Document Obligations and all other amounts (other than (x) contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Hedge Agreements, Hedging Agreements (as defined in the Intercreditor Agreement referred to in the Facility Agreement), Cash Management Services Agreements, Other Obligations Documents and Ancillary Facilities as to which arrangements satisfactory to the applicable Secured Hedge Bank, Hedge Counterparty (as defined in the Intercreditor Agreement referred to in the Facility Agreement), Cash Management Bank, Other Obligations Bank or Ancillary Lender shall have been made and (y) obligations in respect of any outstanding Letter of Credit for which cash cover or a backstop has been provided in a manner reasonably satisfactory to the applicable Issuing Bank pursuant to the Facility Agreement) payable under the Facility Agreement and the other Finance Documents and (ii) the Termination Date.

(c)
A Subordinated Creditor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Facility Agreement as a result of which such Subordinated Creditor ceases to be a Subsidiary of API.

Section 2
 Events of Subordination. Subject to the terms of the Intercreditor Agreements:
(a)
in the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Debtor Relief Law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, the holders of Senior Debt shall be entitled to receive payment in full of the Finance Document Obligations before any Subordinated Creditor is entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities, but other than (A) equity securities or (B) debt securities of such Obligor that are subordinated, to at least the same extent as the Subordinated Debt hereunder, to the payment of all Senior Debt then outstanding) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Agent for the account of the holders of Senior Debt for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Debt until the Finance Document Obligations shall have been paid in full in cash;

(b)
if any Event of Default has occurred and is continuing under Clause 28.1 of the Facility Agreement or Sections 1 or 2 of Schedule 14 (Additional Events of Default) to the Facility Agreement and after notice from the Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Sections 1 or 2 of Schedule 14 (Additional Events of Default) to the Facility Agreement), then no payment (including any payment that may be payable by reason of any other Debt of any Obligor being subordinated to payment of the Subordinated Debt) or distribution of any kind or character shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and that is a Loan Party owed to any Subordinated Creditor that is not a Loan Party until (x) the Senior Debt shall have been paid in full in cash or (y) such Event of Default shall have been cured or waived, unless otherwise agreed in writing by the Agent in its reasonable discretion;

(c)
in the event that any Event of Default (other than an Event of Default described in Clause 28.1 of the Facility Agreement) shall have occurred and be continuing and the Agent gives written notice thereof to each Subordinated Creditor, then no payment (including any payment that may be payable by reason of any other indebtedness of any Obligor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (x) the Finance Document Obligations shall have been paid in full or (y) such Event of Default shall have been cured or waived; and

(d)
except as otherwise set forth in Section 2(a) through (c) above, any Obligor is permitted to pay, and any Subordinated Creditor is entitled to receive, any payment or prepayment of principal and interest on the Subordinated Debt.

Section 3
 In Furtherance of Subordination.
Subject to the terms of the Intercreditor Agreements, each Subordinated Creditor agrees as follows:
(a)	if any proceeding referred to in Section 2(a) above is commenced by or against any Obligor,
(i)
the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent or the Lenders hereunder; and

(ii)
each Subordinated Creditor shall duly and promptly take such action as the Agent may reasonably request (A) to collect the Subordinated Debt for the account of the Lenders and to file appropriate claims or proofs or claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent such powers of attorney, assignments, or other instruments as the Agent may request in order to enable the Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt;

(b)
all payments or distributions upon or with respect to the Subordinated Debt which are received by each Subordinated Creditor contrary to the provisions of this Intercompany Subordination Agreement shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Agent for the account of the Lenders in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Finance Document Obligations in accordance with the terms of the Facility Agreement; and

(c)
the Agent is hereby authorized to demand specific performance of this Intercompany Subordination Agreement, whether or not such Obligor shall have complied with any of the provisions hereof applicable to it, at any time when such Subordinated Creditor shall have failed to comply with any of the provisions of this Intercompany Subordination Agreement applicable to it.  Each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

Section 4
 Rights of Subrogation.
Each Subordinated Creditor agrees that no payment or distribution to the Agent or the Lenders pursuant to the provisions of this Intercompany Subordination Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until the Senior Debt shall have been paid in full in cash (other than (x) contingent indemnification obligations as to which no claim has been asserted, (y) obligations and liabilities under Secured Hedge Agreements, Hedging Agreements, Cash Management Services Agreements, Other Obligations Documents and Ancillary Facilities as to which arrangements satisfactory to the applicable Secured Hedge Bank, Hedge Counterparty, Cash Management Bank, Other Obligations Bank or Ancillary Lender shall have been made and (z) obligations in respect of any outstanding Letter of Credit for which cash cover or a backstop has been provided in a manner reasonably satisfactory to the applicable Issuing Bank pursuant to the Facility Agreement).
Section 5
 Further Assurances.
Each Subordinated Creditor and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent or any Lender to exercise and enforce its rights and remedies hereunder.

Section 6
 Agreements in Respect of Subordinated Debt.
No Subordinated Creditor will, except as permitted under the Facility Agreement:
(a)
sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Intercompany Subordination Agreement; or

(b)	permit the terms of any of the Subordinated Debt to be changed in such a manner as to have a material adverse effect upon the rights or interests of the Agent or any Lender hereunder.
Section 7
 Agreement by the Obligors.
Each Obligor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in each case if such payment or other action would be in contravention of the provisions of this Intercompany Subordination Agreement.
Section 8
 Obligations Hereunder Not Affected.
All rights and interests of the Agent and the Lenders hereunder, and all agreements and obligations of each Subordinated Creditor and each Obligor under this Intercompany Subordination Agreement, shall remain in full force and effect irrespective of:
(a)	any amendment, extension, renewal, compromise, discharge, acceleration or other change in the time for payment or the terms of the Senior Debt or any part thereof;
(b)
any taking, holding, exchange, enforcement, waiver, release, failure to perfect, sell or otherwise dispose of any security for payment of the guarantee provided by each Loan Party pursuant to Clause 23 of the Facility Agreement or any Senior Debt;

(c)	the application of security and directing the order or manner of sale thereof as the Agent and the Lenders in their sole discretion may determine;
(d)	the release or substitution of one or more of any endorsers or other guarantors of any of the Senior Debt;
(e)
the taking of, or failure to take any action which might in any manner or to any extent vary the risks of any Guarantor or which, but for this Section 8, might operate as a discharge of such Guarantor;

(f)
any defense arising by reason of any disability, change in corporate existence or structure or other defense of any Obligor, any other Guarantor or a Subordinated Creditor, the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of such Obligor, any other Guarantor or a Subordinated Creditor;

(g)
any defense based on any claim that such Guarantor’s or Subordinated Creditor’s obligations exceed or are more burdensome than those of any Obligor, any other Guarantor or any other subordinated creditor, as applicable;

(h)	the benefit of any statute of limitations affecting such Guarantor’s or Subordinated Creditor’s liability hereunder;
(i)	any right to proceed against any Obligor, proceed against or exhaust any security for the Finance Document Obligations, or pursue any other remedy in the power of any Secured Party, whatsoever;
(j)	any benefit of and any right to participate in any security now or hereafter held by any Secured Party, and
(k)	to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.
This Intercompany Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.
Section 9
 Waiver.
Each Subordinated Creditor and each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Finance Document Obligations and this Intercompany Subordination Agreement and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other person or entity or any collateral.
Section 10
 Amendments, Etc.
No amendment or waiver of any provision of this Intercompany Subordination Agreement, and no consent to any departure by any Subordinated Creditor or any Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, such Obligor and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 11
 Expenses.
This Intercompany Subordination Agreement is entitled to the benefits of Clause 22 of the Facility Agreement.

Section 12
 Addresses for Notices.
All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Clause 36 of the Facility Agreement.  All communications and notice hereunder to an Obligor other than the Borrower shall be given in care of the Borrower.
Section 13
 No Waiver; Remedies.
No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 14
 Joinder.
Upon execution and delivery after the date hereof by any Restricted Subsidiary of a joinder agreement in substantially the form of Exhibit A hereto, each such party shall become an Obligor and/or a Subordinated Creditor, as applicable, hereunder with the same force and effect as if originally named as an Obligor or a Subordinated Creditor, as applicable, hereunder.  The rights and obligations of each Obligor and each Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor or Subordinated Creditor as a party to this Intercompany Subordination Agreement.
Section 15
 GOVERNING LAW; JURISDICTION; ETC.
(a)
THIS INTERCOMPANY NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)
SUBJECT TO THE LAST SENTENCE OF THIS SECTION 15, ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY TO THIS INTERCOMPANY SUBORDINATION AGREEMENT ARISING OUT OF OR RELATING TO THIS INTERCOMPANY SUBORDINATION AGREEMENT SHALL BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY AND COUNTY OF NEW YORK, AND, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY SHALL BE DEEMED, TO THE FULLEST EXTENT PERMITTED BY LAW, TO (A) ACCEPT, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM AND (C) CONSENT THAT SERVICE OF PROCESS UPON ANY OF THEM MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THEIR ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12 AND SERVICE SO MADE SHALL BE DEEMED COMPLETED WHEN RECEIVED.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY LENDER OR ANY LOAN PARTY TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER APPLICABLE JURISDICTION.

(c)
WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS INTERCOMPANY SUBORDINATION AGREEMENT OR THE RELATIONSHIPS ESTABLISHED UNDER THIS INTERCOMPANY SUBORDINATION AGREEMENT.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, each Subordinated Creditor and each Obligor has caused this Intercompany Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
Avon Products, Inc., as an Obligor

 By:
Name:
Title:
MI Holdings, Inc., as an Obligor

By:
Name:
Title:
Avon International Operations, Inc., as an Obligor

By:
Name:
Title:
Avon Capital Corporation., as an Obligor

By:
Name:
Title:

Avon Beauty Limited., as an Obligor

By:
Name:
Title:
Avon Cosmetics Limited., as an Obligor

By:
Name:
Title:
Avon International Capital P.L.C., as an Obligor

By:
Name:
Title:

Agreed and acknowledged as of the date above written:
Citibank Europe Plc, UK Branch, as Agent

By:
Name:
Title:

Exhibit A to the Intercompany Subordination Agreement
Form of Joinder Agreement
This JOINDER AGREEMENT, dated as of [●], 20[●] (this “Joinder”), is delivered pursuant to the Intercompany Subordination Agreement, dated as of [_______], 20[__] (as the same may from time to time be amended, restated, supplemented and/or otherwise modified, the “Intercompany Subordination Agreement”), by and among Avon Products, Inc., a New York corporation (the “API”), the Subordinated Creditors and Obligors from time to time party thereto, and Citibank Europe plc, UK Branch, as Agent under the Facility Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Intercompany Subordination Agreement.
2.
Joinder in the Intercompany Subordination.  The undersigned hereby agrees that on and after the date hereof, it shall be [an “Obligor”] [and] [a “Subordinated Creditor”] under and as defined in the Intercompany Subordination Agreement, hereby assumes and agrees to perform all of the obligations of [an Obligor] [and] [a Subordinated Creditor] thereunder and agrees that it shall comply with and be fully bound by the terms of the Intercompany Subordination Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed true and correct as of the date of this Joinder.

3.
Unconditional Joinder.  The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties.  The undersigned further agrees that it has joined and is fully obligated as [an Obligor] [and] [a Subordinated Creditor] under the Intercompany Subordination Agreement.

4.	Incorporation by Reference. All terms and conditions of the Intercompany Subordination Agreement are hereby incorporated by reference in this Joinder as if set forth in full.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.
[●]

By:
Name:
 Title:

Schedule 28

 Form of Global Intercompany Note
 [●], 20[●]
FOR VALUE RECEIVED, each of the entities set forth on the signature pages hereto in its capacity as a borrower or obligor with respect to any loans and advances described below (together with their assigns, each a “Payor”), hereby severally, and not jointly, promises to pay on demand to the order of each entity set forth on the signature pages hereto in its capacity as a lender or an obligee with respect to any such loans or advances (together with their assigns, each a “Payee” and together with each Payor, a “Note Party”), in immediately available funds at such location as the applicable Payee shall from time to time designate, the unpaid principal amount of all loans and advances or other credit extensions made by such Payee to such Payor (other than Excluded Loans referred to below). Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances or other credit extensions in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and the applicable Payee.
This note (“Note”) is the Global Intercompany Note referred to in the Multicurrency Revolving Facility Agreement, dated as of February [__], 2019, by and among Avon International Capital p.l.c., as borrower, Avon Products, Inc. (“API”), the other Obligors  party thereto from time to time, the Lenders party thereto from time to time, Citibank Europe plc, UK Branch, as Agent, Citibank, N.A., London Branch, as Common Security Agent and the other parties party thereto from time to time (as amended, restated, supplemented and/or otherwise modified from time to time, the “Facility Agreement”), and is subject to the terms thereof, and shall be pledged, subject to the terms of the Intercreditor Agreements, by each Payee pursuant to the applicable Transaction Security Documents, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that the Common Security Agent may, subject to the terms of the Intercreditor Agreements, exercise all rights provided in the Facility Agreement and the Transaction Security Documents with respect to this Note. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Facility Agreement.
“Excluded Loans” shall mean the loan evidenced by that certain Promissory Note, dated as of December 6, 2018, issued by Avon Beauty Limited in favor of Avon International Operations, Inc. and any other note designated in writing as an “Excluded Loan” by API.
Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is an Obligor to any Payee that is not an Obligor shall be subordinate and junior in right of payment to the obligations of such Payor under the Finance Documents, to the extent and in the manner set forth in the Intercompany Subordination Agreement.
Each Payee is hereby authorized to record all loans and advances or other credit extensions made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note as between each Payor and the applicable Payee contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.

Upon execution and delivery after the date hereof by any Subsidiary of API of a counterpart signature page hereto, such subsidiary shall become a Note Party hereunder with the same force and effect thereafter as if originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.
Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
This Note may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute and original, but all of which when taken together shall constitute a single contract.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

[●], as Payor

 By:
Name:
Title:

Signatures
The Parent
 AVON PRODUCTS, INC.

By:
Address: Building 6, Chiswick Park, London, W4 5HR, United Kingdom

[Signature Page to the Revolving Facility Agreement]]

The Original Borrower
 AVON INTERNATIONAL CAPITAL P.L.C.

By:
Address: Nunn Mills Road, Northampton, NN1 5PA, United Kingdom
Fax: 01604 232444

[Signature Page to the Revolving Facility Agreement]]

The Original Guarantors
 AVON PRODUCTS, INC.

By:
Address: Building 6, Chiswick Park, London, W4 5HR, United Kingdom

AVON CAPITAL CORPORATION

By:
Address: 1 Avon Place, Suffern, New York 10901

[Signature Page to the Revolving Facility Agreement]]

AVON INTERNATIONAL OPERATIONS, INC.

By:
Address: 1 Avon Place, Suffern, New York 10901

[Signature Page to the Revolving Facility Agreement]]

MI HOLDINGS, INC.

By:
Address: 1 Avon Place, Suffern, New York 10901

[Signature Page to the Revolving Facility Agreement]]

AVON BEAUTY LIMITED

By:
Address: Nunn Mills Road, Northampton, NN1 5PA United Kingdom
Fax: 01604 232444

[Signature Page to the Revolving Facility Agreement]]

AVON COSMETICS LIMITED

By:
Address: Nunn Mills Road, Northampton, NN1 5PA, United Kingdom
Fax: 01604 232444

[Signature Page to the Revolving Facility Agreement]]

AVON INTERNATIONAL CAPITAL P.L.C.

By:
Address: Nunn Mills Road, Northampton, NN1 5PA, United Kingdom
Fax: 01604 232444

[Signature Page to the Revolving Facility Agreement]]

The Co-ordinator

 CITIGROUP GLOBAL MARKETS LIMITED

By:

Address:	Citigroup Centre, Canada Square Canary Wharf London E14 5LB United Kingdom
Fax:	+44 (0)20 7986 2266
Attention:	Caryn Bell

[Signature Page to the Revolving Facility Agreement]]

The Mandated Lead Arrangers

 CITIGROUP GLOBAL MARKETS LIMITED

By:

Address:	Citigroup Centre, Canada Square Canary Wharf London E14 5LB United Kingdom
Fax:	+44 (0)20 7986 2266
Attention:	Caryn Bell

[Signature Page to the Revolving Facility Agreement]]

GOLDMAN SACHS BANK USA

By:

Address:	133 Fleet Street London EC4A 2BB United Kingdom
Fax:	+44 (0)20 77552 9754
Attention:	Tony Dick

[Signature Page to the Revolving Facility Agreement]]

BANK OF AMERICA, N.A.

By:

Address:	IL4-540-22-23 540 West Madison Street Chicago, IL 60661 USA
Fax:	415.503.5113
Attention:	Casey Cosgrove

[Signature Page to the Revolving Facility Agreement]]

BARCLAYS BANK PLC

By:

Address:	1 Churchill Place London E14 5HP United Kingdom
Fax:
Attention:	Daniel Scoines

[Signature Page to the Revolving Facility Agreement]]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:

Address:	Eleven Madison Avenue New York, NY 10010 USA
Fax:
Attention:	Lingzi Huang and Greg Fligor

[Signature Page to the Revolving Facility Agreement]]

The Bookrunners

 CITIGROUP GLOBAL MARKETS LIMITED

By:

Address:	Citigroup Centre, Canada Square, Canary Wharf London E14 5LB United Kingdom
Fax:	+44 (0)20 7986 2266
Attention:	Caryn Bell

[Signature Page to the Revolving Facility Agreement]]

GOLDMAN SACHS BANK USA

By:

Address:	133 Fleet Street London EC4A 2BB United Kingdom
Fax:	+44 (0)20 77552 9754
Attention:	Tony Dick

[Signature Page to the Revolving Facility Agreement]]

BANK OF AMERICA, N.A.

By:

Address:	IL4-540-22-23 540 West Madison Street Chicago, IL 60661 USA
Fax:	415.503.5113
Attention:	Casey Cosgrove

[Signature Page to the Revolving Facility Agreement]]

BARCLAYS BANK PLC

By:

Address:	1 Churchill Place London E14 5HP United Kingdom
Fax:
Attention:	Daniel Scoines

[Signature Page to the Revolving Facility Agreement]]

The Agent

CITIBANK EUROPE plc, UK BRANCH

By:

Address:	5th Floor, Citigroup Centre 25 Canada Square, Canary Wharf London E14 5LB United Kingdom
Fax:	+44 (0)20 7492 3980
Attention:	European Loans Agency, EMEA

[Signature Page to the Revolving Facility Agreement]]

The Common Security Agent

 CITIBANK, N.A., LONDON BRANCH

By:

Address:	6th Floor CGC1, Citigroup Centre Canada Square, Canary Wharf London E14 5LB United Kingdom
Fax:	+44 (0)20 7500 5877
Attention:	PFLA Team

[Signature Page to the Revolving Facility Agreement]]

The Original Issuing Bank

 BANK OF AMERICA, N.A.

By:

Address:	IL4-540-22-23 540 West Madison Street Chicago, IL 60661 USA
Fax:
Attention:

[Signature Page to the Revolving Facility Agreement]]

The Original Lenders
 CITICORP NORTH AMERICA, INC.

By:

Address:	227 West Monroe Street Chicago, IL 60606 USA
Fax:	+1 (646) 291-1754
Attention:	Piyush Choudhary

[Signature Page to the Revolving Facility Agreement]]

GOLDMAN SACHS BANK USA

By:

Address:	133 Fleet Street London EC4A 2BB United Kingdom
Fax:	+44 (0)20 77552 9754
Attention:	Tony Dick

[Signature Page to the Revolving Facility Agreement]]

BANK OF AMERICA, N.A.

By:

Address:	IL4-540-22-23 540 West Madison Street Chicago, IL 60661 USA
Fax:	415.503.5113
Attention:	Casey Cosgrove

[Signature Page to the Revolving Facility Agreement]]

BARCLAYS BANK PLC

By:

Address:	1 Churchill Place London E14 5HP United Kingdom
Fax:
Attention:	Daniel Scoines

[Signature Page to the Revolving Facility Agreement]]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:

Address:	Eleven Madison Avenue New York, NY 10010 USA
Fax:
Attention:	Lingzi Huang and Greg Fligor

[Signature Page to the Revolving Facility Agreement]]